                                                Filed pursuant to Rule 424(b)(2)
                                            Registration Statement No. 333-56937

                              20,394,843 SHARES
                        BEACON CAPITAL PARTNERS, INC.
                                COMMON STOCK

                            ------------------------

    Beacon Capital Partners, Inc. is a real estate investment trust that conducts real estate investment and development activities.

    This Prospectus relates to 20,394,843 shares of our Common Stock which may be sold by certain Selling Stockholders. We are registering these securities on behalf of the Selling Stockholders. We are not selling any of these securities and we will not receive any proceeds from the sale of these securities.

    Our principal executive offices are located at One Federal Street, 26th Floor, Boston, Massachusetts 02110. Our telephone number is (617) 457-0400.

                             ---------------------

    INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. THE FOLLOWING DISCUSSION SUMMARIZES SOME OF THESE RISKS. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 7.

    - We rely upon two key personnel.

    - We have a limited operating history and no established sources of financing.

    - There is currently no market for our Common Stock and we do not currently plan to list our Common Stock on an exchange or on The Nasdaq Stock Market.

    - We intend to leverage our assets, and may, under our current guidelines, borrow up to 60% of our total market capitalization. This may compound losses. Our organizational documents contain no limits on our ability to leverage our assets.

                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 8, 1999.

                           FORWARD-LOOKING STATEMENTS

    Statements in this Prospectus under the captions "Offering Summary," "Risk Factors," "Investment Strategies and Experience," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). When we use the words "anticipate," "believe," "estimate," "expect" and other similar expressions in this Prospectus, they are generally intended to identify forward-looking statements. In connection with such forward-looking statements, you should consider that they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Factors that could cause our actual results, performances or achievements to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, the following:

    - international, national, regional and local economic and political conditions;

    - demographic changes;

    - industry trends;

    - competition;

    - changes in business strategy or development plans;

    - availability, terms and deployment of capital;

    - our Year 2000 compliance;

    - Year 2000 compliance of third parties with whom we transact business;

    - the impact of pending or future litigation;

    - variation in quarterly operating results;

    - the ability to obtain third party shareholder approval for investment transactions;

    - availability of qualified personnel; and

    - changes in, or the failure or inability to comply with, government regulation.

    We disclaim any obligation to update these factors or to publicly announce the result of any revisions to any of these forward-looking statements to reflect subsequent events or developments.

                               TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS....................................................          i
PROSPECTUS SUMMARY............................................................          1
  The Company.................................................................          1
  Business Strategy...........................................................          1
  Advantages of the Company Structure.........................................          3
  The BCP Sister Corp. .......................................................          3
  The Voting Trust............................................................          3
  Selling Stockholders........................................................          4
  Summary Risk Factors........................................................          4
  Relationships...............................................................          5
  The Offering................................................................          6
RISK FACTORS..................................................................          7
  Economic and Business Risks.................................................          7
    Dependence on Key Personnel Whose Continued Service is Not Guaranteed.....          7
    We May Not Successfully Implement Our Growth Strategy.....................          7
      We Have No Established Sources of Financing.............................          7
      We May Fail to Effectively Manage Our Rapid Growth......................          7
      Complex Acquisitions Have a Greater Risk of Failure.....................          8
      Development or Redevelopment of Assets is Costly and May Not Yield
        Economic Benefits.....................................................          8
    Conflicts of Interest Exist Between the Company and Others................          9
      Conflicts Relating to the Operating Partnership.........................          9
      Conflicts Relating to the BCP Sister Corp. .............................          9
      Conflicts Relating to the Incentive Return..............................         10
      Policies With Respect to Conflicts of Interest..........................         11
    Leverage Can Reduce Income Available for Distribution to Stockholders.....         11
    Risks Associated With Hedging Investments and Investments in Derivatives..         12
    The Company's Insurance Will Not Cover All Losses.........................         13
    Property Taxes Decrease Returns on Real Estate............................         13
    Compliance with Americans with Disabilities Act and Other Changes in
      Governmental Rules and Regulations May Be Costly........................         13
    Adverse Effect on Results of Operations Due to Possible Environmental
      Liabilities.............................................................         14
    BCP Sister Corp. Will Have Separate Financing, Which May Not Be
      Available...............................................................         14
    We Are a Newly Organized Corporation With a Limited Operating History.....         15
  Investment Activity Risks...................................................         15
    Appropriate Investments May Not Be Available..............................         15
    Real Estate Is Illiquid and Value Is Dependent on Conditions Beyond the
      Company's Control.......................................................         15

    We Must Compete With Other Companies for Acquisitions.....................         16
    We Must Be Able to Pay Off Our Financing..................................         16
    Real Estate Investment Risks..............................................         16
    Risks Related to Investments in Mortgage Loans............................         17
      Commercial Mortgage Loans May Involve a Risk of Loss....................         17
      Volatility of Values of Mortgaged Properties May Adversely Affect the
        Company's Mortgage Loans..............................................         17
      General Default Risks...................................................         18
    Our Multi-Sector Investment Strategy is More Complicated Than a Single
      Sector Investment Strategy..............................................         18
    Geographically Concentrated Assets Are Vulnerable to Downturns in Local
      Economic Conditions.....................................................         19
    New Markets May Have Conditions Unlike Our Existing Markets...............         19
    We Will Not Have Full Control over Investments Made Through Partnerships
      and Joint Ventures......................................................         20
    We Will Not Have Full Control over Investments Made Through
      Subsidiaries............................................................         20
    Foreign Real Properties Are Subject to Currency Conversion Risks and
      Uncertainty of Foreign Laws.............................................         20
  Legal and Tax Risks.........................................................         21
    Tax Risks.................................................................         21
    Adverse Impact of Future Legislation Regarding REITs......................         23
    Aggregate Stock Ownership Limit May Restrict Business Combination
      Opportunities...........................................................         23
    Foreign Investors Should Consider Tax Risks Under FIRPTA..................         23
    Plans Should Consider ERISA Risks of Investing in Common Stock............         23
    Changes in Management May Be Deterred.....................................         25
    Board of Directors May Change Certain Policies Without Stockholder
      Consent.................................................................         25
    Loss of Investment Company Act Exemption Would Adversely Affect the
      Company.................................................................         25
    Limitation on Liability of Officers and Directors of the Company..........         26
  Other Risks.................................................................         26
    Risk that Market for Common Stock Will Not Develop........................         26

THE COMPANY...................................................................         27
  Recent Acquisitions.........................................................         28
  Insurance...................................................................         33
  Investment in Cypress Communications, Inc...................................         33
  Investment in Wyndham International, Inc....................................         33
  Environmental Matters.......................................................         34
  Competition.................................................................         34
  Seasonality.................................................................         34
  Employees...................................................................         34

  The Properties..............................................................         35
  Occupancy Rates, Base Rents and Net Effective Rents.........................         36
  Lease Expirations--All Properties...........................................         37
  Historical Operating Information............................................         41
  Indebtedness................................................................         43
  Management Compensation.....................................................         45
  Compensation Committee Interlocks and Insider Participation.................         47
  Certain Relationships and Related Transactions..............................         47
  Directors and Executive Officers............................................         48
  Other Professionals.........................................................         52
  Board of Directors and Indemnification of Officers and Directors............         54
  Long-Term Incentive Plan....................................................         57
  Stock Incentive Plan........................................................         59
  Employment Agreements; Covenants Not to Compete.............................         61
  Credit Facility.............................................................         62
  Available Information.......................................................         62
  Certain Relationships; Conflicts of Interest................................         62
USE OF PROCEEDS...............................................................         63
PRICE RANGE OF SHARES AND DISTRIBUTION POLICY.................................         63
INVESTMENT STRATEGIES AND EXPERIENCE..........................................         65
  Investment Strategies and Experience........................................         65
  Investment Management.......................................................         66
  The BCP Sister Corp. .......................................................         67
  Policies with Respect to Certain Other Activities...........................         69
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................         70
CAPITALIZATION................................................................         72
SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA....................         73
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..................................................................         74
  Overview....................................................................         74
  Results of Operations.......................................................         74
  Liquidity and Capital Resources.............................................         76
  Short and Long-Term Liquidity...............................................         76
  Financing Activities........................................................         77
  Investing Activities........................................................         77
  Capitalization..............................................................         80
  Environmental Matters.......................................................         80
  Inflation...................................................................         80
  Recent Developments.........................................................         80
  Year 2000 Readiness Disclosure..............................................         81

  Quantitative and Qualitative Disclosures About Market Risk..................         82
DESCRIPTION OF SECURITIES.....................................................         84
  General.....................................................................         84
  Common Stock................................................................         84
  Preferred Stock.............................................................         85
  Power to Issue Additional Shares of Common Stock and Preferred Stock........         85
  Dividend Reinvestment Plan..................................................         85
  Transfer Agent and Registrar................................................         86
  Transfer Restrictions.......................................................         86
  Registration Rights.........................................................         88
CERTAIN PROVISIONS OF MARYLAND LAW AND OF
  BCP'S CHARTER AND BYLAWS....................................................         90
  Amendment of Charter and Bylaws.............................................         90
  Dissolution of the Company..................................................         90
  Meetings of Stockholders....................................................         90
  The Board of Directors......................................................         91
  Limitation of Liability and Indemnification.................................         91
  Indemnification Agreements..................................................         93
  Business Combinations.......................................................         93
  Control Share Acquisitions..................................................         94
COMMON STOCK AVAILABLE FOR FUTURE SALE........................................         95
OPERATING PARTNERSHIP AGREEMENT...............................................         96
  Classes of Units............................................................         96
  Management..................................................................         96
  Removal of the General Partner; Transfer of the General Partner's
    Interest..................................................................         97
  Amendments of the Operating Partnership Agreement...........................         97
  Transfer of Units; Substitute Limited Partners..............................         98
  Redemption of OP Units......................................................         98
  Operations..................................................................         98
  Issuance of Additional Limited Partnership Interests........................         99
  Extraordinary Transactions..................................................         99
  Exculpation and Indemnification of the General Partner......................        100
  Tax Matters.................................................................        100
FEDERAL INCOME TAX CONSIDERATIONS.............................................        101
  Taxation of the Company.....................................................        101
  Requirements for Qualification..............................................        103
  Impact of Future Legislation................................................        112
  Failure to Qualify..........................................................        112
  Taxation of Taxable U.S. Stockholders.......................................        112
  Taxation of Stockholders on the Disposition of the Common Stock.............        114
  Information Reporting Requirements and Backup Withholding...................        114
  Taxation of Tax-Exempt Stockholders.........................................        115

  Taxation of Non-U.S. Stockholders...........................................        116
  Other Tax Consequences......................................................        118
  BCP Sister Corp.............................................................        118
ERISA CONSIDERATIONS..........................................................        119
  The Treatment of the Company's Underlying Assets Under ERISA................        119
SELLING STOCKHOLDERS..........................................................        120
PLAN OF DISTRIBUTION..........................................................        133
LEGAL MATTERS.................................................................        134
EXPERTS.......................................................................        134
AVAILABLE INFORMATION.........................................................        135
INDEX TO FINANCIAL STATEMENTS AND SCHEDULES...................................        F-1

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK.

                                  THE COMPANY

    Beacon Capital Partners, Inc. ("we" or the "Company") is a Maryland corporation established to conduct real estate investment and development activities. We formed on January 21, 1998 as a Massachusetts corporation and reincorporated (through a merger) in Maryland on March 17, 1998. We intend to qualify as a real estate investment trust (a "REIT"). We are the sole General Partner of Beacon Capital Partners, L.P. (the "Operating Partnership").

    We own, directly or through a joint venture, 26 operating properties, consisting of 44 buildings and approximately 3.5 million rentable square feet. We are also part of a joint venture that is developing a high-rise building in Seattle, Washington. In addition, we are part of another joint venture which is developing a twelve-acre site with two mid-rise office/ R&D buildings in Sunnyvale, California, and we are redeveloping two buildings in the South Boston Waterfront District of Boston, Massachusetts.

    All of the Common Stock offered by this Prospectus was initially sold as part of an offering (the "Original Offering") to NationsBanc Montgomery Securities LLC, predecessor of Banc of America Securities, LLC ("Banc of America"). Banc of America subsequently sold the shares they acquired to persons and institutions defined by the Securities Act of 1933 (the "Securities Act") as Qualified Institutional Buyers and Accredited Investors. The Common Stock being offered by this Prospectus is being offered by these purchasers, and their transferees, donees, or successors (collectively, the "Selling Stockholders").

    We believe that we have developed an organization of investment and investment management professionals that is well-positioned to take advantage of today's real estate and capital markets environment. Our management team combines real estate, capital markets and corporate expertise, which we believe will uniquely position us to capitalize on market and industry trends in complex real estate-related transactions across product, geographic and industry lines.

                               BUSINESS STRATEGY

    Our management's experience in the real estate industry drives our business strategy. As the capitalization of the real estate industry continues to evolve toward a publicly-held format, we believe that numerous investment opportunities will emerge that reflect several primary shifts in the real estate industry. These shifts include:

    - rapid recovery of real estate markets

    - extraordinary growth of the public capital markets for real estate companies

    - continued consolidation of the ownership of real estate

    - alignment of interests between investors and management

    - recognition of real estate companies as operating businesses

    These shifts have resulted in significant investment opportunities in real estate. It is our belief that as the real estate industry continues to transform, there will be significant opportunities for our skilled and experienced management team.

    Initially, we expect to focus on opportunities in the office sector. As the real estate market cycle advances, we expect additional opportunities to emerge in non-office market sectors, including opportunities in the hotel, residential and industrial sectors. Increasingly, management expertise and creative real estate solutions will be required for successful real estate companies. Our management team has a proven track record in the office sector and other property types.

    Our strategy is to profitably purchase, develop and manage real estate. We will implement this strategy through our senior management, which has experience managing both public and private real estate companies. Our senior management has extensive experience in the real estate industry. They have demonstrated an ability to identify and capitalize on industry trends. They will apply these skills to capitalize on opportunities that emerge as the real estate industry continues to transform and mature. They have also developed an informal network of domestic and foreign institutional relationships in the real estate industry. They will attempt to use these relationships to help identify opportunities to implement our strategy.

    Our investments will target the following principal real estate areas (the "Real Estate-Related Assets"), although we cannot anticipate with any certainty the percentage of our investments that will be made in each category:

    - VALUE-ADDED REPOSITIONINGS AND DISCOUNTED PURCHASES--repositioning and recapitalization of under-utilized or poorly capitalized real property by purchasing the debt on such property. This includes investment in mortgage loans at a discount to the face value of the debt, or purchase of equity in the property at a discount to the property's replacement cost;

    - DEVELOPMENT AND RE-DEVELOPMENT--strategic ground-up development or re-development of existing properties that can benefit from repositioning;

    - MULTIPLE PROPERTY PORTFOLIOS--acquisition of portfolios of real property owned by financial institutions, corporations and other non-strategic owners of real estate, as well as liquidating closed-end commingled funds and other large holders of real estate portfolios;

    - JOINT VENTURES AND STRATEGIC PARTNERSHIPS--formation of, or acquisition of interests in, joint ventures or strategic partnerships as a way to leverage both capital and management expertise; and

    - REAL ESTATE COMPANIES AND REAL ESTATE-RELATED BUSINESSES--investment in companies primarily engaged in the business of real estate ownership, real estate services or other real estate intensive operating businesses, as well as related companies that serve the changing needs of the real estate industry.

    Although we may also invest in other areas (the "Other Assets" and together with the Real Estate-Related Assets, the "Assets") that we believe may add value to the Company, we have no current plans to do so. If we make such investments, they will not be the principal focus of our investment strategy. We intend to conduct all of our investment activities in a manner consistent with maintaining our status as a REIT for United States federal income tax purposes. Other than these restrictions, we have no policy limiting our investment opportunities or amounts.

    We believe that we will have distinct advantages over other real estate investment companies because our management team has extensive experience in the acquisition, development, financing, management and disposition of Real Estate-Related Assets. As the capitalization of the real estate industry continues to evolve toward a publicly-held format, our management team believes that its prior success in managing a publicly-held REIT will provide us with an additional competitive advantage over other privately-held REITs and real estate investment funds.

                      ADVANTAGES OF THE COMPANY STRUCTURE

    We believe that by managing our day-to-day operations internally, we will offer competitive advantages to our stockholders in comparison to externally managed REITs because of the alignment of interests between management and stockholders. We also believe that we have a competitive advantage over certain other real estate investment entities because we can use the Operating Partnership in potential acquisitions in ways that may provide certain tax benefits to sellers.

                              THE BCP SISTER CORP.

    We anticipate that we may identify Real Estate-Related Assets that may be advantageous investments but which may be inappropriate for investment by a REIT. To permit stockholders to participate in the economic benefits that may be associated with these investments, we may use a structure often referred to as a "paper clip." This "paper clip" structure would involve distributing to our stockholders the equity interests of a newly-organized BCP Sister Corp. that would not elect to qualify as a REIT and would make investments in certain non-qualifying REIT Assets. At the present time, we have not formed a BCP Sister Corp., nor do we have any current plans to do so. The BCP Sister Corp. is intended to function primarily as an operating company, in contrast to our principal focus on investment as a REIT in Real Estate-Related Assets. Our ability to fully use this structure may be adversely affected by future legislation.

                                THE VOTING TRUST

    On June 30, 1999, the Company, along with several other investors, invested $1 billion in Wyndham International, Inc. ("Wyndham") in exchange for shares of Series B Convertible Preferred Stock ("Series B Preferred") of Wyndham. Because Wyndham elected to be treated as a C corporation for income tax purposes, our investment is considered non-real estate and as such would cause us to fail the REIT tests used to qualify us as a REIT. In order to invest in the Wyndham Preferred Stock and maintain our REIT Status, our Board of Directors elected to hold the Series B Preferred of Wyndham in a voting trust. In connection with structuring this investment, we distributed interests representing 1,050,000 shares of the Series B Preferred, subject to the voting trust, to unitholders and stockholders as of June 8, 1999, the record date for the distribution. See "The Company--Investment in Wyndham International, Inc."

                              SELLING STOCKHOLDERS

    We are not selling any of the securities offered by this Prospectus, and will not receive any of the proceeds from their sale. We are registering the Common Stock on behalf of certain Selling Stockholders.

    The Selling Stockholders may sell these securities directly to purchasers or they may sell these securities to purchasers through agents, underwriters or dealers pursuant to this Prospectus. The Selling Stockholders will receive all of the proceeds from the sale of their securities and will pay all underwriting discounts, selling commissions and transfer taxes applicable to any sale. Registration of these securities does not necessarily mean that any Selling Stockholder will actually sell their securities.

                              SUMMARY RISK FACTORS

    An investment in our Common Stock involves various risks. You should carefully consider the matters discussed under "Risk Factors." Such risks include, among others, the following:

    - We rely upon two key personnel.

    - We have a limited operating history and no established sources of financing.

    - There is currently no market for our Common Stock and we do not currently plan to list our Common Stock on an exchange or on The Nasdaq Stock Market.

    - Our management may earn substantial compensation from certain incentive plans, which, if paid, could substantially reduce cash available for distribution to you.

    - We have a management incentive plan with an incentive reward based upon our performance over a specified period. Management's interest in the return over this period could conflict with your interests if you have shorter or longer term investment goals.

    - We intend to leverage our assets, and could, under our current guidelines, borrow up to 60% of our total market capitalization. This may compound losses. Our organizational documents contain no limits on our ability to leverage our assets.

    - In order to insure compliance with the REIT qualification requirements, we have placed limits on the amount of stock any stockholder may own. One of these limits generally prohibits any person from owning more than 9.8% of our stock. This could inhibit a change of control of the Company.

    - We may be subject to income tax at regular corporate rates if we fail to qualify as a REIT. This would substantially reduce the amount of cash available for distribution to you.

RELATIONSHIPS

    The relationship among Beacon Capital Partners, Inc., Beacon Capital Partners, L.P., Beacon Capital Participation Plan and BCP Sister Corp. (if formed), and the equity ownership thereof is depicted in the picture shown below.

     [Chart describing the relationship of BCP, the Operating Partnership, Other Limited Partners, Beacon Capital Participation Plan, BCP Sister Corp.
          and the BCP Sister Corp. Operating Partnership (if formed)]

---------------------

(1) We anticipate that at the time of formation of the BCP Sister Corp., the stockholders of the Company and the BCP Sister Corp. would be the same. However, the equity interests of the Company and the BCP Sister Corp. may be owned and transferred separately and independently of each other and, consequently, the stockholder constituency of each entity may change over time.

                                  THE OFFERING

    The principal terms of our Common Stock are summarized below. For a more complete description, see "Description of Securities." The Selling Stockholders will receive all of the proceeds from any sales of the Common Stock offered by this Prospectus. We will not receive any proceeds from this Offering.

Common Stock:

Issuer.........................  Beacon Capital Partners, Inc.

Securities Offered (1).........  20,394,843 shares of Common Stock

Common Stock Outstanding.......  20,973,932 shares

Voting Rights..................  Each share of Common Stock has one vote.

Listing........................  The Common Stock is not currently listed on any exchange or on any Nasdaq market. We do
                                 not currently plan to list the Common
                                 Stock.

Trading........................  The Common Stock has been accepted for trading in the PORTAL Market.

Stock Ownership Limits.........  No single Stockholder may beneficially own more than 9.8% of the Common Stock.

------------------------

(1) This Offering of our Common Stock excludes 579,089 shares of Common Stock and shares underlying 225,201 Operating Partnership Units which the Company sold to Alan M. Leventhal and Lionel P. Fortin in connection with the formation of the Company.

                                  RISK FACTORS

    An investment in our Common Stock involves various risks. You should carefully consider the following risk factors:

                          ECONOMIC AND BUSINESS RISKS

WE DEPEND ON KEY PERSONNEL WHOSE CONTINUED SERVICE IS NOT GUARANTEED

    We believe that our success depends in large part upon the experience of Alan M. Leventhal, Lionel P. Fortin and other members of our senior management whose continued service is not guaranteed. We have executed employment and non-competition agreements with Messrs. Leventhal and Fortin, but we cannot guarantee that these agreements are judicially enforceable. If we lost the services of either Mr. Leventhal or Mr. Fortin, our operations may suffer. Until we found a qualified replacement, we would be less capable of:

    - obtaining real estate investment opportunities;

    - capitalizing upon relationships in the real estate industry; and

    - structuring and executing potential investments.

    We cannot assure you that we would replace Mr. Leventhal or Mr. Fortin with someone who has equivalent knowledge and experience. We may not be able to successfully recruit additional personnel. Any additional personnel we do recruit may not have the requisite skills, knowledge or experience necessary or desirable to enhance our incumbent management. In addition, we do not currently intend to maintain key-man life insurance on any of our executive officers. See "The Company--Directors and Executive Officers" and "The Company--Management Compensation."

WE MAY NOT SUCCESSFULLY IMPLEMENT OUR GROWTH STRATEGY

    ADDITIONAL FINANCING MAY NOT BE AVAILABLE

    Our ability to implement our growth strategy depends on access to the capital necessary to invest in Assets. Since the Company formed recently, we have a limited operating history. If we fail to obtain the necessary capital, our ability to acquire Assets could suffer.

    WE MAY FAIL TO EFFECTIVELY MANAGE OUR RAPID GROWTH

    To successfully implement our acquisition strategy, we must integrate the acquired Assets into our existing operations. As such, we must consolidate functions and integrate the departments, systems and procedures of the acquired Assets with our operations. Integration presents a significant challenge to us. If we fail to effectively integrate new Assets, our results of operations and financial condition could suffer.

    COMPLEX ACQUISITIONS HAVE A GREATER RISK OF FAILURE

    We intend to acquire multiple Assets in a single transaction. This technique reduces acquisition expenses and provides us with operating leverage. However, portfolio acquisitions are more complex than single-property acquisitions. The risk that a multiple-property acquisition will not close is greater than in a single-property acquisition. In addition, the cost of a failed portfolio acquisition closing is greater than the cost of a failed single-property acquisition closing. If one of our portfolio acquisition closings failed, we would incur a charge against our earnings for the costs related to that failed acquisition.

    Our portfolio acquisitions may result in the acquisition of Assets located in geographically dispersed markets that are geographically removed from our principal markets. This geographic diversity could strain our ability to manage such dispersed Assets. In addition, a seller may demand that we purchase a group of properties together despite one or more failing to meet our investment criteria. If this were to occur, we would attempt to either:

    - make a joint bid with another buyer; or

    - purchase the portfolio with the intent to subsequently dispose of those Assets which do not meet our investment criteria.

This strategy presents two problems:

    - If we participate in a joint bid, the other buyer may default on its obligations and increase the risk that the acquisition may not close.

    - If we intend to dispose of Assets that we do not wish to own, there can be no assurance as to how quickly we could sell or exchange such Assets or the terms on which they could be sold or exchanged.

    DEVELOPMENT OR REDEVELOPMENT OF ASSETS IS COSTLY AND MAY NOT YIELD ECONOMIC
     BENEFITS

    We intend to develop and construct Real Estate-Related Assets in accordance with our development and underwriting policies. Risks associated with such development and construction activities include the risks that:

     (i) we may abandon development opportunities after expending resources to determine feasibility;

    (ii) construction costs may exceed original estimates;

    (iii) occupancy rates and rents at a newly completed property may not be sufficient to make the project profitable;

    (iv) financing may not be available on favorable terms;

    (v) construction and lease-up may not be completed on schedule and thus result in increased debt service expenses and construction costs;

    (vi) we may be unable to obtain (or be delayed in obtaining) all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations;

   (vii) since new projects require a substantial portion of management's time and attention, management may be significantly preoccupied with these new projects (regardless of whether or not they are ultimately successful);

   (viii) permanent financing may not be available or may only be available on unfavorable terms; and

    (ix) our losses may exceed our investment return if the project is unsuccessful.

CONFLICTS OF INTEREST EXIST BETWEEN THE COMPANY AND OTHERS

    CONFLICTS RELATING TO THE OPERATING PARTNERSHIP

    The Company (as the General Partner of the Operating Partnership) will have fiduciary obligations to the limited partners of the Operating Partnership that may conflict with the interests of our stockholders. In addition, the limited partners will have the right to vote:

    - as a class on certain amendments to the Operating Partnership Agreement;
      and

    - individually to approve certain amendments that would adversely affect their rights.

    The limited partners' voting rights may be exercised in a manner that conflicts with your interests if you should acquire shares of our Common Stock.

    Under the terms of the Operating Partnership Agreement, the General Partner (currently the Company) must obtain approval from the partners of the Operating Partnership to engage in certain transactions if, pursuant to the Maryland General Corporate Laws or our organizational documents, a transaction would require a vote of our stockholders. As such, approval of the stockholders and the partners would be necessary before certain transactions could be consummated. The partners' interest in approving any such transaction may or may not align with the stockholders' interest in approving the transaction. Thus, the partners may prevent consummation of a transaction which the stockholders believe is in their best interest. See "The Company--Certain Relationships; Conflict of Interest."

    CONFLICTS RELATING TO THE BCP SISTER CORP.

    Certain of our officers and directors may also serve as officers or directors of the BCP Sister Corp. (if and when formed). This may create conflicting demands on the time of those officers and directors serving both the Company and the BCP Sister Corp. If (as expected) ownership of the BCP Sister Corp. and the Company ultimately differ, conflicts of interest may develop. We cannot assure you that conflicts between the Company and the BCP Sister Corp. will not arise concerning short-term or long-term business plans, investment strategy, geographic concentration or services provided. See "The Company--Certain Relationships; Conflicts of Interest."

    In addition, provisions in the BCP Sister Corp.'s formation documents are expected to:

     (i) enable the BCP Sister Corp. to enter into transactions with the Company to the extent deemed beneficial by their respective boards of directors; and

    (ii) generally prohibit the BCP Sister Corp. from engaging in activities or making investments appropriate for a REIT unless:

       - the Company is first given the opportunity to engage in the activity or make the investment; and

       - the Company elects to not engage in the activity or make the investment.

    We cannot assure you that any agreement will prevent conflicts between the Company and the BCP Sister Corp. regarding which person or entity may pursue potential business opportunities (if any).

    CONFLICTS RELATING TO THE INCENTIVE RETURN

    Our Long-Term Incentive Plan consists of a Convertible Unit issued to Beacon Capital Participation Plan on March 16, 1998. The Participation Plan is an entity owned and controlled by our management. Beacon Capital Participation Plan was established to receive the Convertible Unit of the Operating Partnership. Messrs. Leventhal and Fortin control and own equity interests in Beacon Capital Participation Plan and certain members of our management also hold minority interests in Beacon Capital Participation Plan.

    If we meet certain earnings goals, the Convertible Unit will convert into a number of Incentive Units of limited partnership interest in the Operating Partnership ("Incentive Units"). The earnings goals are measured at the end of the three-year period following the completion of the first calendar year following the closing of the Original Offering to NationsBanc. The value of the Incentive Units will be equal to the Incentive Return. The Incentive Return is calculated based on the growth of the Company's Funds from Operations above a specified benchmark (measured at the end of a specified period). Thus, management has an incentive to maximize growth during this period. However, management's interest in the return over this period may conflict with the interests of stockholders with shorter or longer investment goals.

    The Long-Term Incentive Plan was designed to align the interests of our management with the interests of our stockholders by having members of management purchase an equity interest in the Beacon Capital Participation Plan. However, we cannot assure you that conflicts will not arise between management's interests and stockholders' interests. See "The Company--Long-Term Incentive Plan."

    POLICIES WITH RESPECT TO CONFLICTS OF INTEREST

    We intend to adopt policies designed to eliminate or minimize conflicts of interest. One such policy would require that all transactions in which officers or directors have a conflicting interest must be approved by a majority of our Independent Directors. However, we cannot assure you that any policy will successfully minimize or eliminate conflicts of interest. If our policies fail, decisions could be made that do not fully reflect the stockholders' interests.

LEVERAGE CAN REDUCE INCOME AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS

    We intend to leverage our Assets by borrowings through bank credit facilities, mortgage loans on real estate and other borrowings. Our return on investments and cash available for distribution to stockholders might suffer by changes in market conditions which cause the cost of the financing to exceed the income from the asset. We have obtained an interim financing facility that bears interest at a variable rate. See "The Company--The Properties--Indebtedness." If we do not engage in a successful hedging strategy with respect to this financing, an increase in the interest rate payable on such financing could cause higher debt payments and could materially adversely affect liquidity and results from operations.

    Leverage creates an opportunity for increased returns on equity, but also creates risks. For example, debt service payments can reduce the net income available for distributions to stockholders. We cannot assure you that we will be able to meet our debt service obligations and, to the extent that we cannot, we may lose some or all of our Assets to foreclosure or sale to satisfy our debt obligations. Interest rate changes can affect our income by affecting:

    - the spread between the income on our Assets and interest-bearing liabilities;

    - the value of our interest-earning Assets; and

    - our ability to realize gains from the sale of Assets.

    We have adopted guidelines to maintain a debt to total market capitalization ratio not in excess of 60%. This policy enables us to incur additional indebtedness as our stock price increases even though there has not necessarily been a corresponding increase in our ability to service our indebtedness. For purposes of this policy, our debt to market capitalization ratio is calculated as:

    - our proportionate share of total consolidated and unconsolidated debt as a percentage of the sum of the market value of outstanding shares of our capital stock and our units in the Operating Partnership; plus

    - our proportionate share of total consolidated and unconsolidated debt.

    Our Charter and Bylaws do not limit the amount of indebtedness we can incur. Accordingly, our Board of Directors could alter or eliminate this policy. They would do so, for example, if it were necessary for us to continue to qualify as a REIT. See "Certain

Provisions of Maryland Law and of BCP's Charter and Bylaws" and "Risk Factors-- Legal and Tax Risks--Board of Directors May Change Certain Policies Without Stockholder Consent."

RISKS ASSOCIATED WITH HEDGING INVESTMENTS AND INVESTMENTS IN DERIVATIVES

    Interest rate changes may adversely affect our investments. Interest rates are highly sensitive to many factors, including:

    - governmental, monetary and tax policies;

    - domestic and international economic and political considerations; and

    - other factors beyond our control.

    We may employ a hedging strategy to limit the effects of interest rate changes on our operations, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. Our use of these types of derivatives to hedge our Assets and liabilities carries certain risks, such as:

    - losses on a hedge position may reduce the funds available for distribution to stockholders; and

    - losses on a hedge position may exceed the amount invested in such instruments.

    We have no formal policy with respect to hedging investments or investments in derivatives. There is no perfect hedge for any investment, and a hedge may not perform its intended use of offsetting losses on an investment. Moreover, we are exposed to the risk that the counter parties with whom we trade may stop making markets and quoting prices in such instruments. If this happened, we would be unable to enter into an offsetting transaction with respect to an open position.

    Any losses incurred may be amplified if the hedging vehicle moves more or less than the price movement of the asset being hedged. We cannot assure you of a correlation between price movements in a hedging vehicle and an asset being hedged. This presents the risk that both the hedging vehicle and the hedged asset may decline in value at the same time. In addition, if a party to a hedging transaction defaults, we may only have contractual remedies (which may be limited by bankruptcy, insolvency or similar laws) pursuant to the agreement related to the transaction. Our profitability may be adversely affected during any period as a result of changing interest rates or due to losses incurred in hedging transactions. This could possibly result in a material adverse impact on our liquidity and results from operations. For a discussion of the treatment of income from hedging investments under the REIT qualification requirements of the Internal Revenue Code of 1986, as amended (the "Code"), see "Federal Income Tax Considerations-- Requirements for Qualification--Income Tests."

THE COMPANY'S INSURANCE WILL NOT COVER ALL LOSSES

    We intend to maintain comprehensive insurance on each of our Assets. This coverage includes liability and fire and extended coverage, in amounts sufficient to permit the replacement of the Assets in the event of a total loss, subject to applicable deductibles. We will endeavor to obtain coverage of the type and in the amount customarily obtained by owners of similar properties. However, certain losses are generally uninsurable or not economically insurable:

    - catastrophic losses such as fire, flood and hurricane;

    - economic conditions such as inflation;

    - legal conditions such as changes in building codes and ordinances;

    - environmental considerations; or

    - other conditions or considerations which may make it infeasible to use insurance proceeds to replace an asset if it is damaged or destroyed.

    Under such circumstances, the insurance proceeds we received might not be adequate to restore our economic position with respect to the affected asset.

PROPERTY TAXES DECREASE RETURNS ON REAL ESTATE

    Each of our Assets will be subject to real and (in some instances) personal property taxes. The real and personal property taxes on our Assets may increase or decrease as property tax rates change or as the Assets are assessed or reassessed by taxing authorities. If property taxes on our investments increase, our cash available for distribution to our stockholders would be adversely affected.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN
  GOVERNMENTAL RULES AND REGULATIONS MAY BE COSTLY

    Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties we acquire may not be in compliance with the ADA. If a property is not in compliance with the ADA, we will be required to make modifications to such property to bring it into compliance. If we fail to comply, we face the possibility of an imposition of fines or an award of damages to private litigants. In addition, we could face changes in governmental rules and regulations or enforcement policies affecting the use and operation of the properties, including changes to building codes and fire and life-safety codes. If we were required to make substantial modifications to our properties to comply with the ADA or other changes in governmental rules and regulations, our ability to make expected distributions to stockholders could be adversely affected.

ADVERSE EFFECT ON RESULTS OF OPERATIONS DUE TO POSSIBLE ENVIRONMENTAL
  LIABILITIES

    Our operating costs may be affected by the obligation to pay for the cost of complying with existing and future environmental laws, ordinances and regulations. Environmental problems could materially impair the value of Assets. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable (often regardless of knowledge or responsibility) for the costs of removal or remediation of hazardous or toxic substances releases at its property. These costs could be substantial. The presence of such substances (or the failure to properly remediate the contamination) may materially and adversely affect the owner's ability to borrow against, sell or rent the affected property.

    Persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. In addition, certain environmental laws and common law principles impose liability for releases of hazardous materials into the environment, including asbestos-containing materials ("ACMs"). These laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. In connection with our ownership and operation of certain Assets, we may potentially be liable for such costs.

    Environmental laws may also impose restrictions on the use or transfer of property and on the manner in which a business is operated. These restrictions may require expenditures. We may be liable for any such costs in connection with certain of our Assets. In addition, the cost of defending against claims of liability or remediating contaminated property and the cost of complying with such environmental laws could materially adversely affect our results of operations and financial condition.

    In connection with the acquisition of Real Estate-Related Assets, we intend to obtain Phase I environmental site assessments ("ESAs") prepared by qualified independent environmental engineers. The purpose of ESAs is to identify potential sources of contamination for which the Assets may be responsible and to assess the status of environmental regulatory compliance. It is possible, however, that these ESAs will not reveal all environmental liabilities or that such Assets may be subject to material environmental liabilities of which we are unaware.

BCP SISTER CORP. WILL HAVE SEPARATE FINANCING, WHICH MAY NOT BE AVAILABLE

    We anticipate that the BCP Sister Corp. (if and when formed) will obtain its own financing, separate from that of the Company. We cannot assure you that such financing will be readily available or (if available) that it will be on terms acceptable to the BCP Sister Corp. In addition, to the extent that the BCP Sister Corp. should default under such financing, we cannot assure you that it would be able to obtain sufficient financing to cure such default. We also cannot ascertain the full impact of such default on the Company.

WE ARE A NEWLY-ORGANIZED CORPORATION WITH A LIMITED OPERATING HISTORY

    We formed on January 21, 1998 and re-incorporated (through a merger) in Maryland on March 17, 1998. We depend upon the experience and expertise of our senior management in administering our day-to-day operations. We cannot assure you that our management will be able to implement successfully the strategies which we intend to pursue. In addition, as a newly-organized company, our policies and procedures are subject to change over time. See "The Company--Directors and Executive Officers."

                           INVESTMENT ACTIVITY RISKS

APPROPRIATE INVESTMENTS MAY NOT BE AVAILABLE

    Although we may invest in Other Assets as opportunities arise, we intend to focus primarily on acquiring Real Estate-Related Assets consistent with our investment strategy. We cannot assure you that:

    - we will identify Assets that meet our investment criteria;

    - we will be successful in acquiring any Assets that may be identified; or

    - acquired Assets will produce a return on our investment.

    We will have broad authority to invest in Assets consistent with our investment strategy. We may invest in highly-leveraged Assets, which may increase the likelihood of a loss of our Assets through foreclosure. No assurance can be made that our decisions in this regard will result in a profit for the Company. Investment in real estate is a highly-competitive business and the acquisition of Assets is often based on competitive bidding. Consequently, our inability to identify appropriate Assets may have an adverse effect on our results of operations and hinder our growth rate.

REAL ESTATE IS ILLIQUID AND VALUE IS DEPENDENT ON CONDITIONS BEYOND THE
  COMPANY'S CONTROL

    We expect to invest in Assets which may be subject to varying degrees of risk generally incident to the ownership of real property. Real estate investments are relatively illiquid. Our ability to vary investments in response to changes in economic and other conditions will be limited. We cannot assure you that the fair market value of any Assets we acquire will not decrease in the future. The underlying value of our Assets, our income and our ability to make distributions to stockholders are dependent upon our ability to operate our Assets in a manner sufficient to maintain or increase revenue in excess of operating expenses and debt service. Our revenue may be adversely affected by the following:

    - adverse changes in national or local economic conditions;

    - competition from other properties offering the same or similar services;

    - changes in interest rates and in the availability, cost and terms of mortgage funds;

    - impact of present or future environmental legislation and compliance with environmental laws;

    - ongoing need for capital improvements (particularly in older structures);

    - changes in real estate tax rates and other operating expenses;

    - adverse changes in governmental rules and fiscal policies;

    - civil unrest;

    - acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses);

    - acts of war;

    - adverse changes in zoning laws; and

    - other factors which are beyond our control either in whole or in part.

WE MUST COMPETE WITH OTHER COMPANIES FOR ACQUISITIONS

    We intend to invest in real estate industry sectors which are highly competitive. We may compete for Assets with entities which have substantially greater economic and personnel resources than the Company and better relationships with sellers of assets, lenders and others. These entities may also generally be able to accept more risk than we can prudently manage. Competition may generally reduce the number of suitable prospective assets offered to us and increase the bargaining power of property owners seeking to sell, thereby increasing prices.

WE MUST BE ABLE TO PAY OFF OUR FINANCING

    We are subject to the risks normally associated with debt financing. This includes the risk that our cash flow will be insufficient to meet required debt service. In addition, we may be unable to refinance our existing indebtedness. If we do refinance, the terms of the financing may not be as favorable as the existing indebtedness terms.

REAL ESTATE INVESTMENT RISKS

    Real property investments have varying degrees of risks. Our cash flow and ability to make distributions to stockholders will be adversely affected if our Assets do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures. An asset's revenues and value may be adversely affected by the following:

    - the general economic climate;

    - the local economic climate;

    - local real estate conditions;

    - the ability of the owner to provide adequate management, maintenance and insurance; and

    - increased operating costs.

    Certain significant expenditures associated with an equity investment are generally not reduced when circumstances cause a reduction in income from the investment. These include mortgage payments, real estate taxes, or insurance and maintenance costs. In addition, we face numerous competitors for development and acquisitions of properties which may have greater resources than the Company.

RISKS RELATED TO INVESTMENTS IN MORTGAGE LOANS

    Mortgage loan investments have certain risks that other types of investment do not, including without limitation the following:

    COMMERCIAL MORTGAGE LOANS MAY INVOLVE A RISK OF LOSS

    Commercial mortgage loans have a high degree of risk because of a variety of factors, including:

    - the loans are dependent for repayment on successful operation of the mortgaged property and any tenant businesses operating on the property;

    - the loans are usually non-recourse to the borrower;

    - the loans have terms that include amortization schedules longer than stated maturity.

    - the loan terms provide for balloon payments at stated maturity rather than periodic principal payments; and

    - the value of the property underlying the loan can be affected significantly by the supply and demand in the market for that type of property.

    VOLATILITY OF VALUES OF MORTGAGED PROPERTIES MAY ADVERSELY AFFECT THE
     COMPANY'S MORTGAGE LOANS

    Commercial real estate values and the net operating income derived from the property are subject to volatility and may be affected adversely by a number of factors, including, but not limited to:

    - national, regional and local economic conditions;

    - local real estate conditions;

    - changed or continued weakness in specific industry segments;

    - general public perceptions of the safety, convenience, services and attractiveness of the property;

    - willingness and ability of the property's owner to:

         (i) provide capable management,

         (ii) provide adequate maintenance,

        (iii) make capital expenditures and improvements, and

        (iv) provide leasing concessions;

    - construction quality, age and design; and

    - increases in operating expenses (such as energy costs).

    GENERAL DEFAULT RISKS

    With respect to our investments in mortgage loans, we face the risks of borrower defaults, bankruptcies, fraud and special hazard losses (which are not covered by standard hazard insurance). If a borrower defaults, we bear a risk of loss of principal to the extent that the value of the collateral is less than the amount due on the mortgage loan. In addition, failure to receive interest payments because of borrower default could have a materially adverse effect on our cash flow from operations. If a borrower declares bankruptcy, we face the following risks:

    - the bankruptcy court determines the value of the underlying collateral at the time of bankruptcy;

    - the bankruptcy trustee may avoid the lien securing the mortgage loan; and

    - the debtor-in-possession may avoid the lien securing the mortgage loan to the extent the lien is unenforceable under state law.

    If we have to foreclose a mortgage, the process can be expensive and lengthy. These costs could adversely affect our anticipated return on the foreclosed mortgage loan.

OUR MULTI-SECTOR INVESTMENT STRATEGY IS MORE COMPLICATED THAN A SINGLE-SECTOR
  INVESTMENT STRATEGY

    Our current strategy is to acquire Assets in a variety of real estate product-types within a variety of geographic locations. Initially we will emphasis office Assets. Accordingly, we will be required to maintain expertise, relationships and market knowledge across a broad range of product-types and geographic regions.

    In addition, we face market conditions that affect each such product-type in the various markets, including such factors as:

    - local economic climate;

    - business layoffs;

    - industry slowdowns;

    - changing demographics; and

    - local supply and demand issues affecting each such market.

    Our multi-sector approach could require more management time, staff support and expense than a company focused upon a single product-type in fewer jurisdictions than contemplated by the Company.

GEOGRAPHICALLY CONCENTRATED ASSETS ARE VULNERABLE TO DOWNTURNS IN LOCAL ECONOMIC
  CONDITIONS

    The economic performance and value of our Assets are subject to all of the risks incident to the ownership and operation of real estate. These include the risks normally associated with changes in national, regional and local economic and market conditions. Such conditions can affect tenants' ability to make rental payments. Our Assets are located in five markets--East Cambridge, Massachusetts; South Boston, Massachusetts; Sunnyvale, California; Dallas, Texas; and Seattle, Washington. We have no limits on becoming more geographically concentrated.

    Local real estate market conditions may include a large supply of competing space and competition for tenants, including competition based on:

    - rental rates;

    - attractiveness;

    - location of property; and

    - quality of maintenance, insurance and management services.

    Other factors may adversely affect the performance and value of an asset, including:

    - changes in laws and governmental regulations (including those governing usage, zoning and taxes);

    - changes in interest rates; and

    - availability of financing.

    If the Assets do not generate sufficient income to meet operating expenses, our income and ability to make distributions to stockholders may be adversely affected.

NEW MARKETS MAY HAVE CONDITIONS UNLIKE OUR EXISTING MARKETS

    Although our management has historical experience with Real Estate-Related Assets and other Assets and investments in a variety of geographic areas of the country, our expertise in those markets may not assist us in new markets. In such event, we may be exposed to risks associated with:

    - lack of market knowledge and understanding of the local economy;

    - inability to access land and property acquisition opportunities;

    - inability to obtain construction tradespeople;

    - sudden adverse shifts in supply and demand factors; and

    - unfamiliarity with local governmental procedures.

WE WILL NOT HAVE FULL CONTROL OVER INVESTMENTS MADE THROUGH PARTNERSHIPS AND
  JOINT VENTURES

    Instead of purchasing properties directly, we may invest as a partner or a co-venturer. Partnership or joint venture investments may involve risks not otherwise present, including:

    - our partner or co-venturer might become bankrupt;

    - our partner or co-venturer might at any time have economic or other business interests or goals which are inconsistent with our business interests or goals; and

    - our partner or co-venturer may be in a position to take action:

         (i) contrary to our instructions or requests; or

         (ii) contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT.

    These investments may also have the potential risk of impasse on decisions because neither we nor our partner or co-venturer would have full control over the partnership or joint venture. We will seek to maintain sufficient control of such partnerships or joint ventures to achieve our objectives. Our organizational documents do not limit the amount of available funds which we may invest in partnerships or joint ventures.

WE WILL NOT HAVE FULL CONTROL OVER INVESTMENTS MADE THROUGH SUBSIDIARIES

    The common stock of four of our subsidiaries, BCP Milliennium Residential, Inc., Cambridge Kendall SPC, Inc., Tenant Communications, Inc. and Fort Point Place, Inc. consists of two classes: voting and nonvoting. Of the voting common stock, Messrs. Leventhal and Fortin hold 91% and the Operating Partnership holds 9%. The Operating Partnership holds all of the nonvoting stock. The Operating Partnership owns 99% of the economic interest in these subsidiaries and Messrs. Leventhal and Fortin jointly own 1% of such economic interest. As holders of 91% of the voting common stock, Messrs. Leventhal and Fortin have the ability to elect the board of directors of these subsidiaries. We are not able to elect the directors, which means that we may not be able to influence the day-to-day decisions affecting these subsidiaries. As such, the board of directors of these subsidiaries may implement business policies or decisions that would not have been implemented by persons controlled by the Company and may be adverse to our interests and could adversely impact our results of operations.

FOREIGN REAL PROPERTIES ARE SUBJECT TO CURRENCY CONVERSION RISKS AND UNCERTAINTY
  OF FOREIGN LAWS

    In addition to making investments in domestic Assets, we may invest in Assets located outside the United States. Risks inherent in investing in real estate located in foreign countries generally include:

    - unexpected changes in regulatory environments;

    - longer accounts receivable payment cycles;

    - potentially adverse tax consequences; and

    - the burden of complying with a wide variety of foreign laws.

Moreover, investments in foreign Assets may be exposed to the risk of fluctuations in the foreign exchange rates between the US dollar and the currency in which a transaction is conducted.

                              LEGAL AND TAX RISKS

TAX RISKS

    We intend to operate in a manner that will enable us to qualify as a REIT for federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service (the "IRS") as to our REIT status, we received (in connection with the filing of this Registration Statement) an opinion from our counsel, Goodwin, Procter & Hoar LLP, dated October 16, 1998. Their opinion stated the following:

    - that the Company has been and will be organized in conformity with the requirements for qualification as a REIT; and

    - that the Company's proposed manner of operation will enable it to qualify as a REIT.

    This opinion was based on certain factual and other assumptions and representations with respect to the Company's past and expected ongoing businesses and investment activities and other customary matters. No assurances can be given to you as to the accuracy of such assumptions or that the Company has been able to comply with the representations it made to Goodwin, Procter & Hoar LLP or will be able to comply with them in the future. Furthermore, this opinion is not binding on the IRS or any court, and no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This opinion of Goodwin, Procter & Hoar LLP represented only their view, as of the date of their opinion, based on their review and analysis of existing law, which includes no controlling precedent and which is subject to change (possibly on a retroactive basis). See "Federal Income Tax Considerations--Requirements for Qualification." The opinion has not been updated since it was issued in October, 1998.

    Furthermore, both the validity of this opinion and the Company's continued qualification as a REIT will depend on the Company's satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. Our operations have not been and will not be monitored by Goodwin, Procter & Hoar LLP to ensure continued compliance with the REIT requirements.

    If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by the Company in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of (and trading prices for) our Common Stock. Unless entitled to relief under certain REIT provisions of the Code, we also would be disqualified from taxation as a REIT for the four taxable years subsequent to the year during which we ceased to qualify as a REIT. See "Federal Income Tax Considerations--Requirements for Qualification."

    We must distribute annually at least 95% of our net taxable income (excluding any net capital gain) in order to avoid corporate income taxation of the earnings that we distribute. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid or deemed paid by the Company with respect to any calendar year are less than the sum of:

    - 85% of the Company's ordinary income for that year;

    - 95% of the Company's capital gain net income for that year; and

    - 100% of the Company's undistributed taxable income from prior years.

    The amount of any net long-term capital gains that we elect to retain and pay income tax on will be treated as distributed for purposes of the 4% excise tax.

    We intend to make distributions to our stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to borrow funds or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company:

    - to sell assets in adverse market conditions;

    - to distribute amounts that represent a return of capital; or

    - to distribute amounts that would otherwise be spent on future acquisitions, capital expenditures, or repayment of debt.

    Gains from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% tax. See "Federal Income Tax Considerations--Requirements for Qualification."

    It is anticipated that we may purchase mortgage loans. If we purchases such Assets and are deemed to have issued debt obligations having two or more maturities (the payments on which correspond to payments on such mortgage loans) such arrangement will be treated as a "taxable mortgage pool" for federal income tax purposes. If all or a portion of the Company is considered a "taxable mortgage pool," the Company's status as a REIT generally should not be impaired, but a portion of the Company's taxable income may be characterized as "excess inclusion income" and allocated to stockholders. Any excess inclusion income:

    - could not be offset by net operating losses of a stockholder;

    - would be subject to tax as "unrelated business taxable income" to a tax-exempt stockholder;

    - would be subject to the application of federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty), with respect to amounts allocable to foreign stockholders; and

    - would be taxable (at the highest corporate tax rate) to the Company (rather than its stockholders) to the extent allocable to shares of stock of the Company held by disqualified organizations (generally, tax-exempt entities not subject to tax on unrelated business taxable income, including governmental organizations).

ADVERSE IMPACT OF FUTURE LEGISLATION REGARDING REITS.

    The Company's ability to qualify as a REIT, the benefits of REIT qualification, and/ or our ability to use a BCP Sister Corp could be adversely impacted by future legislation.

AGGREGATE STOCK OWNERSHIP LIMIT MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES

    To maintain our qualification as a REIT, five or fewer individuals may not own (directly or indirectly) more than 50% of our Common Stock at any time during the last half of our taxable year. As such, our Charter contains an aggregate stock ownership provision which generally prohibits any single stockholder from owning more than 9.8% of our Common Stock. In addition, our Charter contains a look-ownership limit that permits certain mutual funds and certain other widely-held entities (other than pension plans as described in Section 401(a) of the Code) to own up to 15% of our Common Stock. The Board of Directors may waive or modify either of these two provisions if it is satisfied (based upon the receipt of a ruling from the IRS or the advice of tax counsel) that ownership in excess of this limit will not jeopardize our status as a REIT. In addition, these ownership limits may inhibit or impede a change in control. Such inhibitions and impediments could adversely affect stockholders' ability to realize a premium over the then-prevailing market price for our Common Stock in connection with such a transaction. See "Description of Securities--Transfer Restrictions" and "Federal Income Tax Considerations--Requirements for Qualification."

FOREIGN INVESTORS SHOULD CONSIDER TAX RISKS UNDER FIRPTA

    If the Company is not a domestically controlled REIT, non-U.S. Stockholders who own and then sell our Common Stock will be taxed according to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). We will be a domestically controlled REIT if non-U.S. persons own (directly or indirectly) less than 50% of our Common Stock during specified testing periods. We cannot assure you that we will continue to be a domestically-controlled REIT. Even if not subject to FIRPTA, non-U.S. stockholders are subject to taxation under certain other circumstances. See "Federal Income Tax Considerations--Taxation of Non-U.S. Stockholders."

PLANS SHOULD CONSIDER ERISA RISKS OF INVESTING IN COMMON STOCK

    ERISA is a broad statutory framework that governs non-governmental employee benefit plans in the United States. Fiduciaries of pension, profit-sharing or other employee benefit plans subject to Title I of ERISA ("ERISA Plans") should carefully consider the impact of ERISA and the regulations of the Department of Labor (the "DOL") thereunder on the ERISA Plan's decision to invest in our Common Stock. In particular, a fiduciary of an ERISA Plan should consider whether its decisions with respect to these matters would satisfy the requirements set forth in Part 4 of subtitle B of Title I of ERISA, including:

    - the diversification and prudence requirements of ERISA;

    - the requirement that the decisions be in the best interests of the participants and beneficiaries of the ERISA Plan; and

    - the requirement that the decisions be authorized under the appropriate governing instruments and investment policies of the ERISA Plan.

    ERISA also prohibits certain transactions involving an ERISA Plan and persons who are "parties in interest" with respect to the ERISA Plan. In addition, the Code provides for similar prohibited transaction rules applicable to "plans" (as defined in Section 4975 of the Code) and "disqualified persons" with respect to such plans. The fiduciary of an ERISA Plan or a plan described in Section 4975 of the Code (referred to together herein as "Plans") contemplating an investment in our Common Stock should consider whether the acquisition of such Common Stock would result in a prohibited transaction under ERISA and/or the Code, and (if so) whether an exemption from these prohibited transaction rules is available. In addition, the Plan Assets Regulation provides that (subject to certain exceptions) the assets of an entity in which a Plan holds an equity interest may be treated as assets of the investing Plan, in which event the underlying assets of such entity (and transactions involving such assets) would be subject to ERISA and applicable provisions of the Code (including prohibited transaction provisions of ERISA and the Code).

    We intend to take such steps as may be necessary to qualify the Company and the Operating Partnership (and any BCP Sister Corp.) for one or more of the exceptions available under such regulation and, thereby, prevent the assets of the Company from being treated as assets of any investing Plan. Specifically, we will use our reasonable best efforts to qualify as a "real estate operating company" (within the meaning of the Plan Assets Regulation) at least until such time as our Common Stock qualifies as a class of "publicly offered securities" (as such term is defined in such regulation). In addition, with respect to any BCP Sister Corp., we will take such steps as may be necessary to qualify such BCP Sister Corp. as an operating company or a venture capital operating company or for one of the other available exceptions under the Plan Assets Regulation prior to distributions of its equity interests (although no assurances can be made in this regard). See "ERISA Considerations--The Treatment of the Company's Underlying Assets Under ERISA."

CHANGES IN MANAGEMENT MAY BE DETERRED

    We are subject to the Maryland General Corporation Law (the "MGCL") because we are incorporated in Maryland. Certain provisions of the MGCL:

    - impose restrictions and require procedures with respect to business combinations, including (but not limited to) transactions with holders of more than 10% of the voting power of our equity securities; and

    - limit voting rights for holders of 20% or more of the voting power of our stock.

    These provisions could discourage a takeover or other transaction involving a change in control. Our Charter exempts from the MGCL any business combination with Alan M. Leventhal, Lionel P. Fortin or current or future affiliates, associates or other persons acting in concert as a group with either of Messrs. Leventhal or Fortin. In addition, the right of the Participation Plan to receive an Incentive Return in the event of a change of control of the Company (as defined in the Operating Partnership Agreement) may deter third parties from entering into transactions with the Company. See "Certain Provisions of Maryland Law and of BCP's Charter and Bylaws--Business Combinations," "--Control Share Acquisitions" and "The Company--Long-Term Incentive Plan."

BOARD OF DIRECTORS MAY CHANGE CERTAIN POLICIES WITHOUT STOCKHOLDER CONSENT

    Our policies will be determined by our Board of Directors. The Board of Directors may amend or revise these policies, or approve transactions that deviate from these policies without a vote of the stockholders. These changes in policy may be positive or negative. See "Certain Provisions of Maryland Law and of BCP's Charter and Bylaws."

LOSS OF INVESTMENT COMPANY ACT EXEMPTION WOULD ADVERSELY AFFECT THE COMPANY

    We intend to avoid regulation as an investment company under the Investment Company Act of 1940. The Investment Company Act exempts entities that (directly or through majority-owned subsidiaries) are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" (the "Qualifying Interests"). The commission currently interprets the Investment Company Act to exempt companies that:

    - maintain at least 55% of their Assets in Qualifying Interests, and

    - maintain an additional 25% in Qualifying Interests or other Real Estate-Related Assets.

As such, the Assets we may acquire are limited by this exemption. In addition, we could be required to either:

    - change the manner in which we conduct our operations to avoid being required to register as an investment company; or

    - register as an investment company.

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
    Either of these possibilities could have an adverse effect on the Company and the market price for our Common Stock.

LIMITATION ON LIABILITY OF OFFICERS AND DIRECTORS OF THE COMPANY

    Our Charter limits the liability of a director or officer to the Company and our stockholders for money damages, except for liability resulting from:

    - actual receipt of an improper benefit or profit in money, property or services; or

    - active and deliberate dishonesty established by a final judgment as being material to the cause of action.

See "Certain Provisions of Maryland Law and of BCP's Charter and Bylaws."

                                  OTHER RISKS

RISK THAT MARKET FOR COMMON STOCK WILL NOT DEVELOP

    Our Common Stock presently has no established trading market and there is no assurance one will develop. Our Common Stock has been accepted for trading in the PORTAL Market, a real-time electronic National Association of Securities Dealers marketplace that facilitates trading in securities offered pursuant to Rule 144A transactions. We cannot assure you that an active trading market for our Common Stock will develop in the PORTAL Market or elsewhere. In addition, access to the PORTAL Market (unlike other prominent stock exchanges or Nasdaq markets) is restricted to certain parties and can only be used for the trading of certain restricted securities. Accordingly, we cannot assure you as to:

    - the likelihood that an active market for our Common Stock will develop;

    - the liquidity of any such market;

    - your ability to sell your Common Stock; or

    - the prices that you may obtain for your Common Stock.

                                  THE COMPANY

    Beacon Capital Partners, Inc. is a Maryland corporation established to conduct real estate investment and development activities. We formed on January 21, 1998 as a Massachusetts corporation and reincorporated (through a merger) in Maryland on March 17, 1998. The Operating Partnership is a Delaware limited partnership. Our principal executive offices are located at One Federal Street, 26th Floor, Boston, Massachusetts 02110. Our telephone number is (617) 457-0400. We have regional offices in Chicago, Illinois and Los Angeles, California. We intend to qualify as a REIT for federal tax purposes.

    We believe that our senior management has long-standing relationships with institutional owners, lenders, bankers and other real estate operators and developers. We anticipate that these relationships may provide us with regular access to transaction activity and investment opportunities. In addition, our senior management has gained operating experience through the management of public and private companies. This experience provides a unique perspective that is expected to be particularly valuable to us as the real estate cycle changes and as the real estate industry continues to transform from private to public capitalization. In addition, our senior management has been active in the development, acquisition and management of a broad spectrum of property types, including:

    - office;

    - lodging;

    - apartment;

    - industrial;

    - retail; and

    - mixed-use projects.

    Beacon Capital Partners Management, LLC ("Management Affiliate") is a Delaware limited liability company and our wholly-owned subsidiary. The Management Affiliate manages some of our properties. We have executed management agreements with the Management Affiliate to assure that the quality of services rendered to our tenants is appropriate for the type of property under management. The Management Affiliate engages sub-agents to handle the day-to-day and on-site management responsibilities for each such property. The sub-agent's compensation for its services depends upon the particular property and the property's occupancy situation. This compensation can be either:

    - a flat fee;

    - a flat fee with an incentive component; or

    - based upon a percentage of gross rental income realized.

    We manage the Management Affiliate. As such, the Management Affiliate and the Company share the same management team. We do not award additional compensation to our officers and employees who handle the business affairs of the Management Affiliate.

    The Management Affiliate manages The Athenaeum Portfolio, Technology Square, The Draper Building and the Dallas Office and Industrial Portfolio. The Management Affiliate has engaged Spaulding & Slye as sub-agent under an agreement that expires on December 31, 1999 to manage The Athenaeum Portfolio, Technology Square and The Draper Building. The Management Affiliate can terminate the agreement without cause or penalty on 30 days' notice to the sub-agent.

    Transwestern Property Company LLC manages, as sub-agent, the Dallas Office and Industrial Portfolio under an agreement that expires on December 31, 1999. During the first year, the Management Affiliate can terminate the agreement without cause or penalty on 90 days' notice to the sub-agent, and can do so after the first year on 30 days' notice.

    An affiliate of Martin Smith Real Estate Services will manage Millennium Tower (once constructed). We negotiated the management arrangement as part of a joint venture structure.

    An affiliate of Menlo Equities will manage the Mathilda Research Centre (once constructed). We negotiated the management arrangement as part of a joint venture structure.

    CB Richard Ellis-NE Partners, LP manages, as agent, the office space at Fort Point Place under an agreement that expires in July 2000. The owner, Wormwood Property, LLC, our affiliate, has the right to terminate the agreement at any time upon at least 30 days' notice and the agent has the right to terminate the agreement upon 90 days' notice.

RECENT ACQUISITIONS

    THE ATHENAEUM PORTFOLIO

    On May 1, 1998 we purchased a portfolio of eleven buildings in Cambridge, Massachusetts, known as The Athenaeum Portfolio for $195 million, including the assumption of approximately $69.1 million of first mortgage debt. We estimate that the aggregate purchase price is approximately 80% of replacement cost. The mixed-use portfolio consists of approximately 970,000 square feet and contains office, laboratory and retail uses as well as a 1,530 space parking garage. Two limited liability companies hold title to these properties. On May 20, 1998, we formed a joint venture with PW Acquisitions IX, LLC (an affiliate of PaineWebber). Under the joint venture agreement, each party has a 50% interest in a master limited liability company that controls the two limited liability companies holding title to the properties.

    The portfolio has two components: One Kendall Square and The Athenaeum House (215 First Street), which are located within close proximity of M.I.T. Several of the buildings were originally built as manufacturing buildings at the turn of the century and were fully renovated in the mid-1980's for office and laboratory uses. A nine-screen cinema was added to the complex in 1994. The buildings are currently 96% occupied. Major tenants which occupy more than 10% of the portfolio include: Genzyme, CLAM Associates, and Mitotix.

    The Athenaeum Portfolio is located in the East Cambridge office market. The overall Cambridge office market includes approximately 10.7 million square feet. According to Spaulding & Slye, the Cambridge office market had an overall vacancy rate of 4.0% as of June 30, 1999.

    Since the time that we purchased The Athenaeum Portfolio demand, primarily from biotechnology, biological science and pharmaceutical companies, has driven market rents from $21.00 per square foot to nearly $30.00 per square foot. The current unleveraged net operating income ("NOI") yield of approximately 10% is expected to rise to 12% by 2002. The projected internal rate of return ("IRR"), assuming 54% leverage and a seven year holding period, is 20.4%.

    TECHNOLOGY SQUARE & THE DRAPER BUILDING

    On June 24, 1998 we purchased a four-building complex known as Technology Square and an adjacent building known as The Draper Building from a partnership managed by Prudential. The properties are located in Cambridge, Massachusetts, adjacent to One Kendall Square (described above) and M.I.T. and consist of 1,026,000 square feet. We have subsequently re-measured three of the five buildings in this portfolio. The new measurements add an additional 31,000 square feet to the portfolio. We paid $123 million for the properties. As part of the purchase, Prudential accepted approximately $51.4 million in the form of units of the Operating Partnership at a blended rate of $20.31 per unit. Buildings 545, 565 and The Draper Building are included in the collateral pool securing the Bankers Trust Company interim financing.

    Technology Square is currently 37% leased to three tenants: M.I.T., Polaroid Corporation and Curl Corporation. Curl Corporation is a new tenant occupying 14,000 square feet of office space in building 549 on a temporary basis until their new space is available in building 565. We are currently in the process of re-developing buildings 565 and 575, which were previously occupied by Polaroid. The estimated cost of the re-development is approximately $34 million and will be funded from cash on hand or additional debt. To date we have entered into leases with two new tenants that will occupy in excess of 145,000 square feet of office space in building 565 at average annual rents of approximately $38.00 per square foot. We are continuing to market the buildings and project the re-development and lease up will continue for the next 12-15 months.

    The Draper Building is 100% leased to Draper Labs under a long-term lease that expires on October 20, 2001. The lease contains extension options through October 2051, pursuant to which the tenant has an option (under certain circumstances) to acquire The Draper Building.

    Technology Square and The Draper Building are located in the East Cambridge office market. The overall Cambridge office market includes approximately 10.7 million square feet. We own approximately 2 million square feet of office and commercial space in the Cambridge market, including The Athenaeum Portfolio, Technology Square and The Draper Building. According to Spaulding & Slye, the Cambridge office market had an overall vacancy rate of 4.0% as of June 30, 1999.

    Since the time that we purchased Technology Square and The Draper Building, office market rents have increased from $26.00 per square foot (gross) to $36.00 per square foot (gross). Massachusetts Institute of Technology, which occupies 106,000 square feet (approximately 20% of the space), has agreed to terms for a new five-year lease, at an average rate of approximately $35.00 per square foot. Demand from prospective tenants for the remaining space is strong. As a result (without the additional development), we expect to achieve a stabilized, unleveraged NOI yield of approximately 14% by 2000. In addition, we recently obtained approval for additional development of approximately 550,000 square feet. This additional development, which will likely commence in 1999, is expected to generate an unleveraged NOI yield of 12-14%. The projected IRR, assuming 60% leverage and a seven year holding period, is 20.5%.

    THE DALLAS OFFICE AND INDUSTRIAL PORTFOLIO

    On July 1, 1998 we purchased a 1,335,000 square foot portfolio of seven office properties and seven research & development (R&D) properties located in suburban Dallas, Texas. We purchased the properties from Breunig Commercial Management, Inc.(a Dallas-based real estate owner and manager) for a total consideration of $91.2 million, including the assumption of approximately $21.7 million of first mortgage debt. The purchase price is approximately $68 per square foot, which we estimate to be approximately 65% of the replacement cost of the assets. Those properties not subject to first mortgages have been included in the collateral pool securing the Bankers Trust Company interim financing. See "The Company--Indebtedness."

    The properties are predominately located along the North Central Expressway corridor in North Dallas. As measured on a square foot basis, the portfolio is approximately two-thirds office (842,000 s.f.) and one-third R&D (493,000 s.f.). The current average occupancy rate for the portfolio is 88%. However, leases for nearly 50% of the space in the buildings expire over the next 3 years. Average net rents at the properties are more than $3.00/s.f. (or nearly 56%) below what we estimate to be current market rents. Since the space is currently leased at below market rates, we believe that we can substantially increase the net operating income by re-leasing the properties at current market rents. Major tenants include: Blue Cross, Dallas Teachers Credit, Puretan, Inc., and Specialized Resources.

    The overall Dallas office market contains 143.5 million square feet of space. According to Cushman & Wakefield, as of June 30, 1999, the overall vacancy rate was 17.4%. The office properties in the Dallas Office and Industrial Portfolio are located primarily in the North Central Expressway and LBJ Freeway submarkets where the June 30, 1999 vacancy rates were 12.8% and 11.0%, respectively.

    The Office/Showroom category of the Dallas industrial market (which includes R&D space), contains 56.2 million square feet of space. The overall vacancy rate as of June 30, 1999 was 8.1%. The R&D properties in the Dallas Office and Industrial Portfolio are located primarily in the Richardson/Plano and North Dallas submarkets, where the June 30, 1999 vacancy rates were 6.4% and 5.1%, respectively.

    The Dallas Office and Industrial Portfolio, which will experience rollover of approximately 50% over the next three years, will benefit from the disparity between rents-in-place and market rents. We expect to achieve a stabilized unleveraged NOI yield of 12% by 2001. The projected IRR, assuming 60% leverage and seven year holding period, is 19.8%.

    MATHILDA RESEARCH CENTRE

    On August 9, 1998, we executed a joint venture agreement with Mathilda Partners LLC, an affiliate of Menlo Equities (a California based developer). Under the agreement, we have agreed to fund 87.5% of the equity required to develop two Class A office/R&D buildings and Mathilda Partners LLC has agreed to fund 12.5%. After each party receives a 12% per annum return on their equity, the profits from the venture will be split equally. In November 1998, the venture acquired a twelve-acre site on Mathilda Avenue in Sunnyvale, California. The venture is developing two four-story office/R&D buildings with surface parking containing an aggregate of approximately 267,000 square feet. The site is fully entitled, and the venture has implemented a marketing program. On June 18, 1999, the joint venture executed a lease with Juniper Networks, Inc. for one of the two buildings, comprising approximately 144,000 of the development's 267,000 square feet; the tenant also has an option to lease the other building. The venture intends to finance the development as follows:

    - cash contributions for approximately 35% of the development expenditures (including the acquisition of the land); and

    - construction loan from an institutional lender for the balance of the expenditures.

    The estimated cost of the development is approximately $57.0 million. Construction commenced in the second quarter of 1999.

    The site for the development is in the Sunnyvale office and R&D markets, which include approximately 25.3 million square feet. According to Colliers Parrish International, the Sunnyvale office and R&D markets had an overall vacancy rate as of June 30, 1999 of 4.7%.

    The projected leveraged IRR is expected to be 21.8%, assuming the property is sold at stabilization.

    MILLENNIUM TOWER

    On September 1, 1998 we executed a joint venture agreement with HA L.L.C., an affiliate of Martin Smith Real Estate Services (a Seattle based real estate company) by which we agreed to fund 66 2/3% of the equity required to develop a high-rise building in downtown Seattle, Washington and HA L.L.C. agreed to fund 33 1/3%. After each party receives a 15% per annum return on their equity, the profits from the venture will be split 60% to the Company and 40% to HA L.L.C. The building will be located at Second Avenue and Columbia Street. It will consist of 13 floors of Class A office space above which there will be located 6 floors of luxury residential condominiums. The ground floor will be devoted to retail uses. Of the 261,000 square feet in the building:

    - the office area will comprise 188,000 square feet;

    - the retail area will comprise 10,000 square feet; and

    - the residential portion will comprise 63,000 square feet.

    Construction has begun and we currently expect it to be completed in the fourth quarter of 2000. At this point, we have not pre-leased the office space. However, we have initiated marketing programs for both the office space and the condominiums.

    HA L.L.C. contributed the land to the joint venture for an agreed value of $10.5 million. As such, we agreed to fund the first $19 million of cash requirements for the venture. On June 9, 1999, the venture obtained a $45 million construction loan from two institutions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financing Activities." Our $19 million contribution is to be used before any monies are drawn down under the construction loan. The estimated cost of the project is $71 million, including the value of the land.

    The property is located in the Seattle Central Business District, which includes approximately 17.4 million square feet of office space, of which approximately 14.9 million square feet is Class A space. According to Colliers Parrish International, as of June 30, 1999 the Central Business District had an overall vacancy rate of 2.9%, and the Class A office space had a 3.1% vacancy rate.

    The projected leveraged IRR is expected to be 18.2%, assuming the property is sold at stabilization.

    FORT POINT PLACE

    On July 13, 1999, we purchased a four-building, 335,000 square foot complex known as Fort Point Place, located in the South Boston Waterfront District of Boston, Massachusetts. The purchase price was $24.3 million, or $73 per square foot.

    Two buildings consist of approximately 145,000 square feet of office space. The buildings were constructed in the early 1900's and were renovated and converted to office space in 1988. These two buildings are currently 97% occupied, with average rents in place approximately 60% below current market rates. Leases on approximately 71% of the space expire within the next two years.

    The other two buildings currently consist of approximately 190,000 square feet of warehouse space which were delivered to us vacant and will be redeveloped for residential use.

    The South Boston Waterfront District includes approximately 2.9 million square feet of Class B office space as of July, 1999. According to Fallon, Hines & O'Connor, a Trammell Crow Company, as of July, 1999, the market had an overall vacancy rate of approximately 10.9%.

    We are currently seeking financing for these properties.

215 FREMONT

    On June 30, 1999, we invested $33.5 million in a vacant 299,000 square foot building located at 215 Fremont Street in the South Financial District of San Francisco, California. We intend to transfer this investment to an affiliate, Beacon Capital Strategic Partners, L.P., in the third quarter of 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Developments."

INSURANCE

    In the opinion of management, each of our properties is adequately insured.

INVESTMENT IN CYPRESS COMMUNICATIONS, INC.

    On September 30, 1998, we invested $5 million to acquire preferred stock in Cypress Communications, Inc. ("Cypress"). Our investment represents a 13.5% fully diluted ownership position in the company. Dividends will be earned on our investment as and when dividends are declared on the preferred stock or any other class of stock in Cypress. Our preferred stock will be treated preferentially upon a liquidation of Cypress (should a liquidation occur) and is held by the Operating Partnership and Tenant Communications, Inc., a Massachusetts corporation ("Tenant Communications"). Messrs. Leventhal and Fortin hold 91% of the voting common stock of Tenant Communications. The Operating Partnership holds 9% of the voting common stock and all of the non-voting stock of Tenant Communications. The Operating Partnership owns 99% of the economic interests in Tenant Communications and Messrs. Leventhal and Fortin jointly own a 1% economic interest in Tenant Communications.

    Cypress provides bundled communications services to tenants in multi-tenant commercial buildings. These bundled services include Internet access, video, voice mail and telephone service. By bundling services to multiple tenants in an office building, Cypress can aggregate the traffic of customers and give them the advantage of a cost-effective service with a high level of customer care.

INVESTMENT IN WYNDHAM INTERNATIONAL, INC.

    On June 30, 1999, the Company, along with Apollo Real Estate Advisors, L.P., Apollo Management, L.P., Thomas H. Lee Company and Strategic Real Estate Investments I, LLC (collectively, the "Investor Group"), purchased $1 billion of Series B Preferred of Wyndham. We purchased 1,050,000 shares of Series B Preferred on June 30, 1999 and 450,000 shares of Series B Preferred on July 1, 1999. Because Wyndham elected to be treated as a C corporation for income tax purposes, our investment is considered non-real estate and as such would cause us to fail the REIT tests used to qualify us as a REIT. In order to invest in the Series B Preferred and maintain our REIT Status, our Board of Directors elected to hold the Series B Preferred of Wyndham in a voting trust. On June 30, 1999, the Operating Partnership and the Company declared and paid a distribution of approximately $4.34 per Operating Partnership unit and approximately $4.34 per share of common stock of the Company, each determined as of a record date of June 8, 1999. This distribution consisted primarily of interests ("Interests") in a voting trust (the "Voting Trust") created pursuant to a Voting Trust Agreement between the Operating Partnership, as Initial Beneficiary, and BCP Voting, Inc., as trustee (the "Trustee"), dated June 8, 1999, as amended by the First Amendment to Voting Trust Agreement between the Operating Partnership and the Trustee, dated June 30, 1999. The Interests represent beneficial ownership of shares of Series B Preferred, subject to the terms of the Voting Trust. The aggregate number of shares of Series B Preferred the Company purchased may be reduced by up to 30% (450,000 shares) following a rights offering to current Wyndham common shareholders. Depending on the timing and magnitude of Wyndham's rights offering, the Company may establish a second voting trust to hold some or all of the 450,000 shares of Series B Preferred.

ENVIRONMENTAL MATTERS

    When repairing a catch basin in a parking lot at The Athenaeum Portfolio, we recently discovered some discolored urban fill beneath the catch basin. We retained a licensed environmental site professional to investigate the matter and to notify the appropriate governmental authorities of their findings. We have environmental insurance covering the site and, therefore, do not expect any costs associated with this environmental issue to have a material adverse impact on the Company.

COMPETITION

    We compete in the leasing of office and industrial space with a considerable number of other realty concerns, some of which may have greater marketing and financial resources than us.

SEASONALITY

    The Company's office and industrial properties have not traditionally experienced significant seasonality.

EMPLOYEES

    As of August 11, 1999, we had 30 full time employees.

                                 THE PROPERTIES
     Set forth below are summary descriptions of the Properties. (1)(2)(3)

                                                                                                                          PERCENT
                                                                                                            RENTABLE      LEASED
                                         YEAR BUILT/     OWNERSHIP        NO. OF           PROPERTY         AREA IN         AT
               PROPERTY                   RENOVATED    INTEREST (4)       BLDGS.           LOCATION       SQUARE FEET     6/30/99
---------------------------------------  -----------  ---------------  -------------  ------------------  ------------  -----------
SOUTH BOSTON, MA:
Fort Point Place (1)(5)................   1910/1988           100%               2        Boston, MA           145,222         97%
                                                                                --
                                                                                                          ------------       -----
  Subtotal/Weighted Average South
    Boston, MA.........................                                          2                             145,222         97%
                                                                                --
                                                                                                          ------------       -----
CAMBRIDGE, MA:
215 First Street (6)...................   1885/1981            50%               1      Cambridge, MA          306,084        100%
One Kendall Square Cinema (6)..........     1994               50%               1      Cambridge, MA           31,641        100%
Buildings 100-500 (6)..................   1887/1984            50%               4      Cambridge, MA          222,372         99%
Buildings 600/650/700 (6)..............   1916/1985            50%               2      Cambridge, MA          236,661         97%
Buildings 1500 & 1700 (6)..............   1914/1986            50%               2      Cambridge, MA           39,707         90%
Building 1400 (6)......................     1989               50%               1      Cambridge, MA          133,211         82%
                                                                                --
                                                                                                          ------------       -----
  Subtotal/Weighted Average (4)........                                         11                             969,676         96%
                                                                                --
                                                                                                          ------------       -----
545 Technology Square (7)..............     1965              100%               1      Cambridge, MA          156,270         96%
549 Technology Square..................     1962              100%               1      Cambridge, MA           40,377         35%
565 Technology Square (7)..............   1965/1999           100%               1      Cambridge, MA          203,600         10%
575 Technology Square (7)..............   1965/1999           100%               1      Cambridge, MA          182,250         18%
The Draper Building (6)(8).............     1976              100%               1      Cambridge, MA          474,817        100%
                                                                                --
                                                                                                          ------------       -----
  Subtotal/Weighted Average............                                          5                           1,057,314         66%
                                                                                --
                                                                                                          ------------       -----
  Subtotal/Weighted Average Cambridge,
    MA.................................                                         16                           2,026,990         80%
                                                                                --
                                                                                                          ------------       -----
SUBURBAN DALLAS, TX:
OFFICE
Bank One LBJ...........................     1982              100%               1        Dallas, TX            42,000         73%
Brandywine Place.......................     1984              100%               4        Plano, TX             66,237         87%
Crosspoint Atrium......................     1981              100%               1        Dallas, TX           220,212         85%
Forest Abrams Place....................     1983              100%               2        Dallas, TX            68,827         89%
6500 Greenville Avenue (9)                1981/1996           100%               1        Dallas, TX           114,600         89%
Northcreek Place II (10)...............     1984              100%               2        Dallas, TX           163,303         90%
One Glen Lakes (11)....................     1982              100%               1        Dallas, TX           166,272         91%
                                                                                --
                                                                                                          ------------       -----
  Subtotal/Weighted Average............                                         12                             841,451         88%
                                                                                --
                                                                                                          ------------       -----
R & D/INDUSTRIAL
Park North Business Center.............     1979              100%               2      Richardson, TX          36,885         92%
Plaza at Walnut Hill...................     1982              100%               2        Dallas, TX            88,280         88%
Richardson Business Center.............     1983              100%               2      Richardson, TX          66,300        100%
Richardson Commerce Centre.............     1981              100%               3        Dallas, TX            60,517         79%
Sherman Tech...........................     1981              100%               1      Richardson, TX          16,176        100%
T I Business Park......................     1980              100%               3      Richardson, TX          96,902         89%
Venture Drive Tech Center..............     1975              100%               1    Farmers Branch, TX       128,322         85%
                                                                                --
                                                                                                          ------------       -----
  Subtotal/Weighted Average............                                         14                             493,382         89%
                                                                                --
                                                                                                          ------------       -----
  Subtotal/Weighted Average Suburban
    Dallas, TX.........................                                         26                           1,334,833         88%
                                                                                --
                                                                                                          ------------       -----
  Total/Weighted Average Properties....                                         44                           3,507,045         84%
                                                                                --
                                                                                --
                                                                                                          ------------       -----
                                                                                                          ------------       -----

------------------------------
(1) Fort Point Place was acquired on July 13, 1999.
(2) Millennium Tower has not been included in these figures because it is a development project. The joint venture between the Company and HA L.L.C. is developing a Class A high-rise building in downtown Seattle, Washington.
(3) Mathilda Research Centre has not been included in these figures because it is a development project. The joint venture between the Company and Mathilda Partners L.L.C. is developing two Class A office/R&D buildings in Sunnyvale, California.
(4) The Company holds a 50% interest in The Athenaeum Portfolio which includes 11 buildings, a nine screen--1,200 seat Cinema and 1,530 structured parking spaces.
(5) Fort Point Place includes two additional buildings that are not included in these figures because they are a re-development project. We plan to redevelop the two remaining buildings for residential use.
(6) Currently being offered for sale, see "Recent Developments."
(7) Technology Square includes 955 structured parking spaces. The rentable area of buildings 545, 565 and 575 have been modified to reflect recent re-measurements according to BOMA standards.
(8) The Draper building includes 965 structured parking spaces.
(9) 6500 Greenville Avenue includes 281 structured parking spaces.
(10) Northcreek Place II includes 232 structured parking spaces.
(11) One Glen Lakes includes 546 structured parking spaces.
(12) 215 Fremont Street was acquired on June 30, 1999 and is not included in these figures because it is anticipated that this investment will be transferred to an affiliate of BCP, Beacon Capital Strategic Partners, L.P.

OCCUPANCY RATES, BASE RENTS AND NET EFFECTIVE RENTS

    The following chart sets forth the occupancy rate, expressed as a percentage, the average annual Base Rent (as defined below) and the average Net Effective Rent (as defined below) per square foot for each of our properties as of June 30, 1999. Base Rent is gross rent excluding payments by tenants on account of real estate tax and operating expense escalation charges. Net Effective Rent is Base Rent adjusted on a straight-line basis for contractual rent step-ups and free rent periods, plus tenant payments on account of real estate tax and operating expense escalation charges, less total operating expenses and real estate taxes.

                                                                                                       AVERAGE      AVERAGE
                                                                               TOTAL         %          BASE        NET EFF
                                 PROPERTY                                      AREA       LEASED        RENT         RENT
---------------------------------------------------------------------------  ---------  -----------  -----------  -----------
SOUTH BOSTON, MA:
Fort Point Place (1).......................................................    145,222          97%   $   15.37    $    8.93
                                                                             ---------         ---   -----------  -----------
    Subtotal/Weighted Average South Boston, MA.............................    145,222          97%       15.37         8.93
                                                                             ---------         ---   -----------  -----------
CAMBRIDGE, MA:
215 First Street (2).......................................................    306,084         100%       20.14        15.05
One Kendall Square Cinema (2)..............................................     31,641         100%       18.29        13.48
Buildings 100-500 (2)......................................................    222,372          99%       26.27        19.84
Buildings 600/650/700 (2)..................................................    236,661          97%       34.06        25.04
Buildings 1500 & 1700 (2)..................................................     39,707          90%       16.07        11.56
Building 1400 (2)..........................................................    133,211          82%       26.17        17.35
                                                                             ---------         ---   -----------  -----------
    Subtotal/Weighted Average..............................................    969,676          96%       25.49        18.72
                                                                             ---------         ---   -----------  -----------
545 Technology Square (3)..................................................    156,270          96%       32.33        23.98
549 Technology Square......................................................     40,377          35%       14.29        14.29
565 Technology Square (3)..................................................    203,600          10%        6.77         4.14
575 Technology Square (3)..................................................    182,250          18%        7.52         4.21
The Draper Building (NNN) (2)..............................................    474,817         100%        6.16         6.16
                                                                             ---------         ---   -----------  -----------
    Subtotal/Weighted Average..............................................  1,057,314          66%       12.09        10.04
                                                                             ---------         ---   -----------  -----------
    Subtotal/Weighted Average Cambridge, MA................................  2,026,990          80%       19.78        15.02
                                                                             ---------         ---   -----------  -----------
SUBURBAN DALLAS, TX:
OFFICE
Bank One LBJ...............................................................     42,000          73%       13.53         7.53
Brandywine Place...........................................................     66,237          87%       12.21         9.17
Crosspoint Atrium..........................................................    220,212          85%       13.39         7.56
Forest Abrams Place........................................................     68,827          89%       12.92         7.54
6500 Greenville Avenue.....................................................    114,600          89%       13.41         7.29
Northcreek Place II........................................................    163,303          90%       14.83         8.60
One Glen Lakes.............................................................    166,272          91%       16.35        11.44
                                                                             ---------         ---   -----------  -----------
    Subtotal/Weighted Average..............................................    841,451          88%       14.17         8.65
                                                                             ---------         ---   -----------  -----------
R&D/INDUSTRIAL
Park North Business Center.................................................     36,885          92%        5.82         4.80
Plaza at Walnut Hill.......................................................     88,280          88%        7.46         4.62
Richardson Business Center.................................................     66,300         100%        4.42         4.27
Richardson Commerce Centre.................................................     60,517          79%        7.16         5.57
Sherman Tech...............................................................     16,176         100%        7.17         5.23
T I Business Park..........................................................     96,902          89%        6.26         5.21
Venture Drive Tech Center..................................................    128,322          85%        4.56         3.28
                                                                             ---------         ---   -----------  -----------
    Subtotal/Weighted Average..............................................    493,382          89%        5.87         4.49
                                                                             ---------         ---   -----------  -----------
    Subtotal/Weighted Average Suburban Dallas, TX..........................  1,334,833          88%       11.08         7.10
                                                                             ---------         ---   -----------  -----------
    Total/Weighted Average Properties......................................  3,507,045          84%   $   16.09    $   11.56
                                                                             ---------         ---   -----------  -----------
                                                                             ---------         ---   -----------  -----------

------------------------------
(1) Fort Point Place was acquired on July 13, 1999.
(2) Currently being offered for sale, see "Recent Developments"
(3) The rentable area of buildings 545, 565 and 575 have been modified to reflect recent re-measurements according to BOMA standards.

Lease Expirations--All Properties.

    The following table sets forth lease expirations (in square feet) for each of the Company's Properties.

                         7/1-12/31
PROPERTY                   1999       2000       2001       2002       2003       2004       2005       2006       2007
-----------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
SOUTH BOSTON, MA
FORT POINT PLACE (A)
-----------------------
square feet (b)........      2,336     43,985     57,008      9,893          0          0          0     27,399          0
% sq. ft. (c)..........        1.6%      30.3%      39.3%       6.8%       0.0%       0.0%       0.0%      18.9%       0.0%
annual rent (d)........     33,872    640,530    807,583    224,605          0          0          0    541,952          0
% annual rent (e)......        1.5%      28.5%      35.9%      10.0%       0.0%       0.0%       0.0%      24.1%       0.0%
tenants (f)............          3          3          4          2          0          0          0          1          0
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

CAMBRIDGE, MA
215 FIRST STREET
-----------------------
square feet (b)........     17,259     10,080     44,277     44,601    146,299     43,641          0          0          0
% sq. ft. (c)..........        5.6%       3.3%      14.5%      14.6%      47.8%      14.3%       0.0%       0.0%       0.0%
annual rent (d)........    265,301    139,486    841,040    826,790  2,986,782  1,018,342          0          0          0
% annual rent (e)......        4.4%       2.3%      13.8%      13.6%      49.1%      16.8%       0.0%       0.0%       0.0%
tenants (f)............          4          3          4          5          8          5          0          0          0

ONE KENDALL SQUARE
  CINEMA
-----------------------
square feet (b)........          0          0          0          0          0          0          0          0          0
% sq. ft. (c)..........        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (d)........          0          0          0          0          0          0          0          0          0
% annual rent (e)......        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (f)............          0          0          0          0          0          0          0          0          0

BUILDINGS 100--500
-----------------------
square feet (b)........      5,806     33,138     25,369     40,446     86,545      4,224     21,200          0          0
% sq. ft. (c)..........          0          0          0          0          0          0          0          0          0
annual rent (d)........    146,455    898,723    618,967  1,055,056  2,384,063    140,955    521,904          0          0
% annual rent (e)......        2.5%      15.3%      10.5%      17.9%      40.5%       2.4%       8.9%       0.0%       0.0%
tenants (f)............          5          7         10         13          8          1          5          0          0

BUILDINGS 600/650/700
-----------------------
square feet (b)........      9,346     71,738      6,385     37,665        161          0    103,760          0          0
% sq. ft. (c)..........        3.9%      30.3%       2.7%      15.9%       0.1%       0.0%      43.8%       0.0%       0.0%
annual rent (d)........    159,187  2,442,338    183,070  1,470,204      1,932          0  3,295,214          0          0
% annual rent (e)......        2.1%      32.3%       2.4%      19.5%       0.0%       0.0%      43.6%       0.0%       0.0%
tenants (f)............          8          3          2          2          1          0          2          0          0

BUILDINGS 1500 & 1700
-----------------------
square feet (b)........        275          0     15,707      4,709          0          0          0          0          0
% sq. ft. (c)..........        0.7%       0.0%      39.6%      11.9%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (d)........      2,196          0    393,462    103,598          0          0          0          0          0
% annual rent (e)......        0.4%       0.0%      64.6%      17.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (f)............          1          0          1          1          0          0          0          0          0
BUILDING 1400
-----------------------
square feet (b)........          0          0      7,868          0          0          0    100,802          0          0
% sq. ft. (c)..........        0.0%       0.0%       5.9%       0.0%       0.0%       0.0%      75.7%       0.0%       0.0%
annual rent (d)........          0          0    197,959          0          0          0  2,768,988          0          0
% annual rent (e)......        0.0%       0.0%       6.7%       0.0%       0.0%       0.0%      93.3%       0.0%       0.0%
tenants (f)............          0          0          1          0          0          0          8          0          0
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

TOTAL THE ATHENAEUM
  PORTFOLIO
-----------------------
square feet (b)........     32,686    114,956     99,606    127,421    233,005     47,865    225,762          0          0
% sq. ft. (c)..........        3.4%      11.9%      10.3%      13.1%      24.0%       4.9%      23.3%       0.0%       0.0%
annual rent (d)........    573,138  3,480,547  2,234,497  3,455,647  5,372,778  1,159,297  6,586,106          0          0
% annual rent (e)......        2.4%      14.7%       9.4%      14.6%      22.7%       4.9%      27.8%       0.0%       0.0%
tenants (f)............         18         13         18         21         17          6         15          0          0

                                     2009 &
PROPERTY                   2008      BEYOND
-----------------------  ---------  ---------
SOUTH BOSTON, MA
FORT POINT PLACE (A)
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
                         ---------  ---------
CAMBRIDGE, MA
215 FIRST STREET
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
ONE KENDALL SQUARE
  CINEMA
-----------------------
square feet (b)........          0     31,641
% sq. ft. (c)..........        0.0%     100.0%
annual rent (d)........          0    578,802
% annual rent (e)......        0.0%     100.0%
tenants (f)............          0          1
BUILDINGS 100--500
-----------------------
square feet (b)........          0      3,003
% sq. ft. (c)..........          0          0
annual rent (d)........          0    115,616
% annual rent (e)......        0.0%       2.0%
tenants (f)............          0          1
BUILDINGS 600/650/700
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
BUILDINGS 1500 & 1700
-----------------------
square feet (b)........          0     15,186
% sq. ft. (c)..........        0.0%      38.2%
annual rent (d)........          0    109,488
% annual rent (e)......        0.0%      18.0%
tenants (f)............          0          3
BUILDING 1400
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
                         ---------  ---------
TOTAL THE ATHENAEUM
  PORTFOLIO
-----------------------
square feet (b)........          0     49,830
% sq. ft. (c)..........        0.0%       5.1%
annual rent (d)........          0    803,906
% annual rent (e)......        0.0%       3.4%
tenants (f)............          0          5

                         7/1-12/31
PROPERTY                   1999       2000       2001       2002       2003       2004       2005       2006       2007
-----------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
545 TECHNOLOGY SQUARE
-----------------------
square feet (b)........          0          0          0          0          0    150,632          0          0          0
% sq. ft. (c)..........        0.0%       0.0%       0.0%       0.0%       0.0%      96.4%       0.0%       0.0%       0.0%
annual rent (d)........          0          0          0          0          0  5,284,504          0          0          0
% annual rent (e)......        0.0%       0.0%       0.0%       0.0%       0.0%     100.0%       0.0%       0.0%       0.0%
tenants (f)............          2          0          0          0          0          2          0          0          0

549 TECHNOLOGY SQUARE
-----------------------
square feet (b)........     14,000          0          0          0          0          0          0          0          0
% sq. ft. (c)..........       34.7%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (d)........    200,060          0          0          0          0          0          0          0          0
% annual rent (e)......      100.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (f)............          1          0          0          0          0          0          0          0          0

565 TECHNOLOGY SQUARE
-----------------------
square feet (b)........     20,196          0          0          0          0          0          0          0          0
% sq. ft. (c)..........        9.9%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (d)........    143,594          0          0          0          0          0          0          0          0
% annual rent (e)......      100.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (f)............          1          0          0          0          0          0          0          0          0

575 TECHNOLOGY SQUARE
-----------------------
square feet (b)........     33,674          0          0          0          0          0          0          0          0
% sq. ft. (c)..........       18.5%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (d)........    253,228          0          0          0          0          0          0          0          0
% annual rent (e)......      100.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (f)............          1          0          0          0          0          0          0          0          0

THE DRAPER BUILDING (G)
-----------------------
square feet (b)........          0          0          0          0          0          0          0          0          0
% sq. ft. (c)..........        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (d)........          0          0          0          0          0          0          0          0          0
% annual rent (e)......        0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (f)............          0          0          0          0          0          0          0          0          0
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

TOTAL TECHNOLOGY SQUARE
  & THE DRAPER BUILDING
-----------------------
square feet (b)........     67,870          0          0          0          0    150,632          0          0          0
% sq. ft. (c)..........        6.4%       0.0%       0.0%       0.0%       0.0%      14.2%       0.0%       0.0%       0.0%
annual rent (d)........    596,882          0          0          0          0  5,284,504          0          0          0
% annual rent (e)......        5.4%       0.0%       0.0%       0.0%       0.0%      47.5%       0.0%       0.0%       0.0%
tenants (f)............          5          0          0          0          0          2          0          0          0

                                     2009 &
PROPERTY                   2008      BEYOND
-----------------------  ---------  ---------
545 TECHNOLOGY SQUARE
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
549 TECHNOLOGY SQUARE
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
565 TECHNOLOGY SQUARE
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
575 TECHNOLOGY SQUARE
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
THE DRAPER BUILDING (G)
-----------------------
square feet (b)........          0    474,817
% sq. ft. (c)..........        0.0%     100.0%
annual rent (d)........          0  5,232,483
% annual rent (e)......        0.0%     100.0%
tenants (f)............          0          1
                         ---------  ---------
TOTAL TECHNOLOGY SQUARE
  & THE DRAPER BUILDING
-----------------------
square feet (b)........          0    474,817
% sq. ft. (c)..........        0.0%      44.9%
annual rent (d)........          0  5,232,483
% annual rent (e)......        0.0%      47.1%
tenants (f)............          0          1

                         7/1-12/31
PROPERTY                   1999       2000       2001       2002       2003       2004       2005       2006       2007
-----------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
DALLAS, TX
BANK ONE LBJ
-----------------------
square feet (b)........        896      3,597     13,561          0     12,357        350          0          0          0
% sq. ft. (c)..........        2.1%       8.6%      32.3%       0.0%      29.4%       0.8%       0.0%       0.0%       0.0%
annual rent (d)........     11,200     43,265    175,476          0    179,000     13,801          0          0          0
% annual rent (e)......        2.6%      10.2%      41.5%       0.0%      42.3%       3.3%       0.0%       0.0%       0.0%
tenants (f)............          1          2          4          0          3          1          0          0          0

BRANDYWINE PLACE
-----------------------
square feet (b)........      2,032     15,361     10,565     13,918      2,530     13,203          0          0          0
% sq. ft. (c)..........        3.1%      23.2%      16.0%      21.0%       3.8%      19.9%       0.0%       0.0%       0.0%
annual rent (d)........     24,198    187,886    143,649    199,473     35,420    184,842          0          0          0
% annual rent (e)......        3.1%      24.2%      18.5%      25.7%       4.6%      23.8%       0.0%       0.0%       0.0%
tenants (f)............          2          7          7          8          1          1          0          0          0

CROSSPOINT ATRIUM
-----------------------
square feet (b)........     10,351     27,046      8,270     27,744     59,558     11,231          0          0          0
% sq. ft. (c)..........        4.7%      12.3%       3.8%      12.6%      27.0%       5.1%       0.0%       0.0%       0.0%
annual rent (d)........    131,143    385,394    140,639    457,411  1,053,451    217,721          0          0          0
% annual rent (e)......        4.3%      12.5%       4.6%      14.8%      34.2%       7.1%       0.0%       0.0%       0.0%
tenants (f)............          6          9          2          7         11          5          0          0          0

FOREST ABRAMS PLACE
-----------------------
square feet (b)........     12,389     12,387      5,675     20,666      6,611      3,290          0          0          0
% sq. ft. (c)..........       18.0%      18.0%       8.2%      30.0%       9.6%       4.8%       0.0%       0.0%       0.0%
annual rent (d)........    182,676    172,878     76,274    296,605     90,628     48,588          0          0          0
% annual rent (e)......       21.1%      19.9%       8.8%      34.2%      10.4%       5.6%       0.0%       0.0%       0.0%
tenants (f)............          5         13          6          7          2          3          0          0          0

6500 GREENVILLE AVENUE
-----------------------
square feet (b)........      7,966     29,003     20,948     29,274     13,285          0          0          0          0
% sq. ft. (c)..........        7.0%      25.3%      18.3%      25.5%      11.6%       0.0%       0.0%       0.0%       0.0%
annual rent (d)........     98,895    368,099    308,750    493,115    216,364          0          0          0          0
% annual rent (e)......        6.5%      24.2%      20.3%      32.4%      14.2%       0.0%       0.0%       0.0%       0.0%
tenants (f)............          6          8          7          9          3          0          0          0          0

NORTHCREEK PLACE II
-----------------------
square feet (b)........     14,307     19,820      9,599     86,687      4,916     11,993          0          0          0
% sq. ft. (c)..........        8.8%      12.1%       5.9%      53.1%       3.0%       7.3%       0.0%       0.0%       0.0%
annual rent (d)........    169,390    291,218    161,353  1,353,128     81,521    220,032          0          0          0
% annual rent (e)......        7.4%      12.8%       7.1%      59.4%       3.6%       9.7%       0.0%       0.0%       0.0%
tenants (f)............          7          6          6         10          2          2          0          0          0

ONE GLEN LAKES
-----------------------
square feet (b)........      6,614     20,480     15,837     44,809     32,876     19,693          0          0     11,582
% sq. ft. (c)..........        4.0%      12.3%       9.5%      26.9%      19.8%      11.8%       0.0%       0.0%       7.0%
annual rent (d)........    108,584    337,271    292,756    797,745    653,190    367,688          0          0    243,222
% annual rent (e)......        3.9%      12.0%      10.5%      28.5%      23.3%      13.1%       0.0%       0.0%       8.7%
tenants (f)............          2          7          6          6          5          3          0          0          1
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

TOTAL DALLAS OFFICE
-----------------------
square feet (b)........     54,555    127,694     84,455    223,098    132,133     59,760          0          0     11,582
% sq. ft. (c)..........        6.5%      15.2%      10.0%      26.5%      15.7%       7.1%       0.0%       0.0%       1.4%
annual rent (d)........    726,087  1,786,010  1,298,897  3,597,478  2,309,574  1,052,671          0          0    243,222
% annual rent (e)......        6.2%      15.2%      11.1%      30.6%      19.7%       9.0%       0.0%       0.0%       2.1%
tenants (f)............         29         52         38         47         27         15          0          0          1

                                     2009 &
PROPERTY                   2008      BEYOND
-----------------------  ---------  ---------
DALLAS, TX
BANK ONE LBJ
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
BRANDYWINE PLACE
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
CROSSPOINT ATRIUM
-----------------------
square feet (b)........     42,694          0
% sq. ft. (c)..........       19.4%       0.0%
annual rent (d)........    696,286          0
% annual rent (e)......       22.6%       0.0%
tenants (f)............          2          0
FOREST ABRAMS PLACE
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
6500 GREENVILLE AVENUE
-----------------------
square feet (b)........          0      1,890
% sq. ft. (c)..........        0.0%       1.6%
annual rent (d)........          0     35,910
% annual rent (e)......        0.0%       2.4%
tenants (f)............          0          1
NORTHCREEK PLACE II
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
ONE GLEN LAKES
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
                         ---------  ---------
TOTAL DALLAS OFFICE
-----------------------
square feet (b)........     42,694      1,890
% sq. ft. (c)..........        5.1%       0.2%
annual rent (d)........    696,286     35,910
% annual rent (e)......        5.9%       0.3%
tenants (f)............          2          1

                         7/1-12/31
PROPERTY                   1999       2000       2001       2002       2003       2004       2005       2006       2007
-----------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
PARK NORTH BUSINESS
  CENTER
-----------------------
square feet (b)........      8,955     15,813      4,083          0          0      4,938          0          0          0
% sq. ft. (c)..........       24.3%      42.9%      11.1%       0.0%       0.0%      13.4%       0.0%       0.0%       0.0%
annual rent (d)........     57,533     94,257     34,706          0          0     44,936          0          0          0
% annual rent (e)......       24.9%      40.7%      15.0%       0.0%       0.0%      19.4%       0.0%       0.0%       0.0%
tenants (f)............          2          2          1          0          0          1          0          0          0
PLAZA AT WALNUT HILL
-----------------------
square feet (b)........      3,200     26,205     29,258     14,825      4,134          0          0          0          0
% sq. ft. (c)..........        3.6%      29.7%      33.1%      16.8%       4.7%       0.0%       0.0%       0.0%       0.0%
annual rent (d)........     18,400    199,540    227,401    106,493     26,871          0          0          0          0
% annual rent (e)......        3.2%      34.5%      39.3%      18.4%       4.6%       0.0%       0.0%       0.0%       0.0%
tenants (f)............          1          8          6          2          1          0          0          0          0
RICHARDSON BUSINESS
  CENTER
-----------------------
square feet (b)........          0     58,425      7,875          0          0          0          0          0          0
% sq. ft. (c)..........        0.0%      88.1%      11.9%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (d)........          0    336,002     56,858          0          0          0          0          0          0
% annual rent (e)......        0.0%      85.5%      14.5%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (f)............          0          2          1          0          0          0          0          0          0
RICHARDSON COMMERCE
  CENTRE
-----------------------
square feet (b)........          0        840      4,944      8,000     23,817     10,335          0          0          0
% sq. ft. (c)..........        0.0%       1.4%       8.2%      13.2%      39.4%      17.1%       0.0%       0.0%       0.0%
annual rent (d)........          0      7,216     39,799     54,320    177,870     79,333          0          0          0
% annual rent (e)......        0.0%       2.0%      11.1%      15.2%      49.6%      22.1%       0.0%       0.0%       0.0%
tenants (f)............          0          1          1          1          4          2          0          0          0
SHERMAN TECH
-----------------------
square feet (b)........          0     11,777      4,399          0          0          0          0          0          0
% sq. ft. (c)..........        0.0%      72.8%      27.2%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
annual rent (d)........          0     85,146     31,893          0          0          0          0          0          0
% annual rent (e)......        0.0%      72.8%      27.2%       0.0%       0.0%       0.0%       0.0%       0.0%       0.0%
tenants (f)............          0          3          1          0          0          0          0          0          0
T I BUSINESS PARK
-----------------------
square feet (b)........      7,424     26,689     23,682          0     15,615     12,392          0          0          0
% sq. ft. (c)..........        7.7%      27.5%      24.4%       0.0%      16.1%      12.8%       0.0%       0.0%       0.0%
annual rent (d)........     56,240    138,597    175,649          0    127,135    104,740          0          0          0
% annual rent (e)......        9.3%      23.0%      29.2%       0.0%      21.1%      17.4%       0.0%       0.0%       0.0%
tenants (f)............          2          5          3          0          3          3          0          0          0
VENTURE DRIVE TECH
  CENTER
-----------------------
square feet (b)........          0     36,145     20,379      6,525     46,241          0          0          0          0
% sq. ft. (c)..........        0.0%      28.2%      15.9%       5.1%      36.0%       0.0%       0.0%       0.0%       0.0%
annual rent (d)........          0    166,889    103,118     39,150    213,803          0          0          0          0
% annual rent (e)......        0.0%      31.9%      19.7%       7.5%      40.9%       0.0%       0.0%       0.0%       0.0%
tenants (f)............          0          3          1          1          2          0          0          0          0
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
TOTAL DALLAS INDUSTRIAL
-----------------------
square feet (b)........     19,579    175,894     94,620     29,350     89,807     27,665          0          0          0
% sq. ft. (c)..........        4.0%      35.7%      19.2%       5.9%      18.2%       5.6%       0.0%       0.0%       0.0%
annual rent (d)........    132,173  1,027,646    669,423    199,963    545,680    229,008          0          0          0
% annual rent (e)......        4.7%      36.7%      23.9%       7.1%      19.5%       8.2%       0.0%       0.0%       0.0%
tenants (f)............          5         24         14          4         10          6          0          0          0
                         ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
TOTAL PROPERTIES
-----------------------
square feet (b)........    177,026    462,529    335,689    389,762    454,945    285,922    225,762     27,399     11,582
% sq. ft. (c)..........        5.0%      13.2%       9.6%      11.1%      13.0%       8.2%       6.4%       0.8%       0.3%
annual rent (d)........  2,062,152  6,934,732  5,010,400  7,477,693  8,228,031  7,725,480  6,586,106    541,952    243,222
% annual rent (e)......        4.0%      13.4%       9.7%      14.5%      16.0%      15.0%      12.8%       1.1%       0.5%
tenants (f)............         60         92         74         74         54         29         15          1          1

                                     2009 &
PROPERTY                   2008      BEYOND
-----------------------  ---------  ---------
PARK NORTH BUSINESS
  CENTER
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
PLAZA AT WALNUT HILL
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
RICHARDSON BUSINESS
  CENTER
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
RICHARDSON COMMERCE
  CENTRE
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
SHERMAN TECH
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
T I BUSINESS PARK
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
VENTURE DRIVE TECH
  CENTER
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
                         ---------  ---------
TOTAL DALLAS INDUSTRIAL
-----------------------
square feet (b)........          0          0
% sq. ft. (c)..........        0.0%       0.0%
annual rent (d)........          0          0
% annual rent (e)......        0.0%       0.0%
tenants (f)............          0          0
                         ---------  ---------
TOTAL PROPERTIES
-----------------------
square feet (b)........     42,694    526,537
% sq. ft. (c)..........        1.2%      15.0%
annual rent (d)........    696,286  6,072,299
% annual rent (e)......        1.3%      11.8%
tenants (f)............          2          7

----------------------------------

(a) Fort Point Place was acquired on July 13, 1999.

(b) Total area in square feet covered by such leases.

(c) Percentage of total square feet of the Property.

(d) Annualized expiring base rental income represented by such leases in the year of expiration plus the current tenant payments on account of real estate tax and operating escalation charges.

(e) Calculated as annual rent divided by by the total annual rent.

(f) The number of tenants whose leases will expire.

(g) The Draper Building is reflected as a 2008 and beyond expiration; although the current lease term expires in 2001, the tenant has options to extend the term through October 2051 at rents that are significantly below market.

HISTORICAL OPERATING INFORMATION

    The following charts set forth the Historical Occupancy, Historical Base Rent and Historical Net Rent (as defined below) per square foot for each of the Properties. Historical Net Rent is Base Rent plus tenant payments on account of real estate tax and operating expense escalation, less total operating expenses and real estate taxes.

                                                                           HISTORICAL OCCUPANCY
                                                  TOTAL    -----------------------------------------------------
                   PROPERTY                       AREA       1994       1995       1996       1997       1998
----------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Fort Point Place(a)(b)........................    145,222       100%       100%       100%       100%       100%
                                                ---------  ---------  ---------  ---------  ---------  ---------
South Boston, MA..............................    145,222       100%       100%       100%       100%       100%
                                                ---------  ---------  ---------  ---------  ---------  ---------
215 First Street..............................    306,084        86%        97%        96%       100%       100%
One Kendall Square Cinema (c).................     31,641     --           100%       100%       100%       100%
Buildings 100-500.............................    222,372        91%        75%        84%        84%        99%
Buildings 600/650/700.........................    236,661        95%        95%        97%        99%       100%
Buildings 1500 & 1700.........................     39,707        87%        82%        87%        87%        97%
Building 1400.................................    133,211        96%        90%       100%       100%       100%
                                                ---------  ---------  ---------  ---------  ---------  ---------
The Athenaeum Portfolio.......................    969,676        91%        90%        94%        95%        99%
                                                ---------  ---------  ---------  ---------  ---------  ---------
545 Technology Square (e).....................    144,123       100%       100%       100%       100%       100%
549 Technology Square.........................     40,377       100%       100%       100%       100%       100%
565 Technology Square (e).....................    201,816       100%       100%       100%       100%        97%
575 Technology Square (e).....................    165,208       100%       100%       100%       100%       100%
The Draper Building...........................    474,817       100%       100%       100%       100%       100%
                                                ---------  ---------  ---------  ---------  ---------  ---------
Technology Square & The Draper Building.......  1,026,341       100%       100%       100%       100%        99%
                                                ---------  ---------  ---------  ---------  ---------  ---------
Bank One LBJ (d)..............................     42,000     --         --         --         --            76%
Brandywine Place..............................     66,237        96%        94%        92%        99%        99%
Crosspoint Atrium.............................    220,212        79%        87%        94%        95%        95%
Forest Abrams Place (d).......................     68,827     --         --         --            76%        89%
6500 Greenville Avenue (d)....................    114,600     --         --            78%        83%        91%
Northcreek Place II...........................    163,303        95%        91%        98%        95%        96%
One Glen Lakes (d)............................    166,272     --            94%        96%        95%        93%
                                                ---------  ---------  ---------  ---------  ---------  ---------
Dallas Office.................................    841,451        87%        91%        93%        92%        93%
                                                ---------  ---------  ---------  ---------  ---------  ---------
Park North Business Center (d)................     36,885     --         --           100%       100%        84%
Plaza at Walnut Hill..........................     88,280        71%        78%        81%        84%        94%
Richardson Business Center (d)................     66,300     --         --           100%        92%       100%
Richardson Commerce Centre....................     60,517        90%        94%        99%        90%       100%
Sherman Tech..................................     16,176       100%        96%        98%       100%       100%
T I Business Park (d).........................     96,902     --            85%        97%        99%        93%
Venture Drive Tech Center.....................    128,322        87%        94%        94%        92%       100%
                                                ---------  ---------  ---------  ---------  ---------  ---------
Dallas R&D/Industrial.........................    493,382        84%        88%        94%        93%        96%
                                                ---------  ---------  ---------  ---------  ---------  ---------
Dallas Office and R&D/Industrial Portfolio....  1,334,833        86%        90%        93%        92%        94%
                                                ---------  ---------  ---------  ---------  ---------  ---------
Total/Weighted Average........................  3,476,072        93%        94%        96%        96%        98%
                                                ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------

                                                                           HISTORICAL BASE RENT
                                                  TOTAL    -----------------------------------------------------
                   PROPERTY                       AREA       1994       1995       1996       1997       1998
----------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Fort Point Place(a)(b)........................    145,222  $    7.15  $    7.35  $    7.42  $    8.70  $    9.53
                                                ---------  ---------  ---------  ---------  ---------  ---------
South Boston, MA..............................    145,222       7.15       7.35       7.42       8.70       9.53
                                                ---------  ---------  ---------  ---------  ---------  ---------
215 First Street..............................    306,084      14.36      13.52      15.19      16.62      19.52
One Kendall Square Cinema (c).................     31,641     --          16.07      17.71      17.93      18.29
Buildings 100-500.............................    222,372      19.43      20.92      17.82      21.74      24.80
Buildings 600/650/700.........................    236,661      28.49      28.47      28.99      31.91      33.17
Buildings 1500 & 1700.........................     39,707       9.43      10.51      11.58      11.46      15.26
Building 1400.................................    133,211      25.67      27.96      26.95      27.30      27.09
                                                ---------  ---------  ---------  ---------  ---------  ---------
The Athenaeum Portfolio.......................    969,676      20.52      20.81      20.71      22.82      24.89
                                                ---------  ---------  ---------  ---------  ---------  ---------
545 Technology Square (e).....................    144,123      22.89      22.28      21.86      20.84      13.35
549 Technology Square.........................     40,377      11.61      11.12      10.42       9.88       6.51
565 Technology Square (e).....................    201,816       9.32       9.28       8.63       8.01       6.62
575 Technology Square (e).....................    165,208      10.50       9.90       9.38       8.59       7.32
The Draper Building...........................    474,817       6.16       6.16       6.16       6.16       6.16
                                                ---------  ---------  ---------  ---------  ---------  ---------
Technology Square & The Draper Building.......  1,026,341      10.05       9.84       9.54       9.12       7.46
                                                ---------  ---------  ---------  ---------  ---------  ---------

                                                                           HISTORICAL BASE RENT
                                                  TOTAL    -----------------------------------------------------
                   PROPERTY                       AREA       1994       1995       1996       1997       1998
----------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Bank One LBJ (d)..............................     42,000     --         --         --         --          12.56
Brandywine Place (d)..........................     66,237     --           7.64       8.81       8.81      10.55
Crosspoint Atrium.............................    220,212       7.76       8.59      10.12      10.74      12.13
Forest Abrams Place (d).......................     68,827     --         --         --         --          12.09
6500 Greenville Avenue (d)....................    114,600     --         --         --          10.84      12.36
Northcreek Place II...........................    163,303       9.41      12.06      11.26      11.17      12.21
One Glen Lakes (d)............................    166,272     --         --          11.37      12.08      15.28
                                                ---------  ---------  ---------  ---------  ---------  ---------
Dallas Office.................................    841,451       8.46       9.71      10.62      10.98      12.70
                                                ---------  ---------  ---------  ---------  ---------  ---------
Park North Business Center (d)................     36,885     --         --           5.31       5.40       5.46
Plaza at Walnut Hill..........................     88,280       7.06       6.73       7.76       6.12       7.23
Richardson Business Center (d)................     66,300     --         --           2.78       3.75       4.39
Richardson Commerce Centre (d)................     60,517     --           4.94       5.22       5.84       6.79
Sherman Tech (d)..............................     16,176     --          11.21       5.36       5.58       6.60
T I Business Park (d).........................     96,902     --         --           4.34       4.27       5.15
Venture Drive Tech Center (d).................    128,322     --           3.92       3.97       4.34       4.70
                                                ---------  ---------  ---------  ---------  ---------  ---------
Dallas R&D/Industrial.........................    493,382       7.06       5.38       4.86       4.87       5.57
                                                ---------  ---------  ---------  ---------  ---------  ---------
Dallas Office and R&D/Industrial Portfolio....  1,334,833       8.20       8.00       8.06       8.52      10.06
                                                ---------  ---------  ---------  ---------  ---------  ---------
Total/Weighted Average........................  3,476,072  $   13.35  $   12.93  $   12.27  $   12.83  $   13.41
                                                ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------

                                                                            HISTORICAL NET RENT
                                                  TOTAL    -----------------------------------------------------
                   PROPERTY                       AREA       1994       1995       1996       1997       1998
----------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Fort Point Place (a)(b).......................    145,222  $    4.53  $    4.99  $    4.94  $    6.18  $    6.82
                                                ---------  ---------  ---------  ---------  ---------  ---------
South Boston, MA..............................    145,222       4.53       4.99       4.94       6.18       6.82
                                                ---------  ---------  ---------  ---------  ---------  ---------
215 First Street..............................    306,084       8.06       8.63       9.64      11.18      15.06
One Kendall Square Cinema (c).................     31,641     --          13.33      14.56      13.38      13.48
Buildings 100-500.............................    222,372      14.34      16.42      13.90      13.98      16.92
Buildings 600/650/700.........................    236,661      18.79      18.56      18.27      20.75      24.58
Buildings 1500 & 1700.........................     39,707       6.75       6.47       8.70       7.93      10.82
Building 1400.................................    133,211      14.46      17.48      16.93      16.52      19.63
                                                ---------  ---------  ---------  ---------  ---------  ---------
The Athenaeum Portfolio.......................    969,676      13.11      14.12      13.85      14.83      18.21
                                                ---------  ---------  ---------  ---------  ---------  ---------
545 Technology Square (e).....................    144,123      12.14      12.01      12.38      11.85      13.35
549 Technology Square.........................     40,377       3.27       3.84       3.82       3.31       4.06
565 Technology Square (e).....................    201,816       3.16       3.14       3.19       2.71       4.08
575 Technology Square (e).....................    165,208       3.65       3.30       3.81       3.54       4.16
The Draper Building...........................    474,817       5.86       5.85       5.84       5.83       6.16
                                                ---------  ---------  ---------  ---------  ---------  ---------
Technology Square & The Draper Building.......  1,026,341       5.75       5.69       5.83       5.60       6.36
                                                ---------  ---------  ---------  ---------  ---------  ---------
Bank One LBJ (d)..............................     42,000     --         --         --         --           6.57
Brandywine Place (d)..........................     66,237     --           4.60       4.82       5.36       7.61
Crosspoint Atrium.............................    220,212       2.20       2.29       4.14       4.20       6.69
Forest Abrams Place (d).......................     68,827     --         --         --         --           6.71
6500 Greenville Avenue (d)....................    114,600     --         --         --           3.66       6.84
Northcreek Place II...........................    163,303       4.79       5.75       6.43       5.23       7.05
One Glen Lakes (d)............................    166,272     --         --           5.54       5.70       9.82
                                                ---------  ---------  ---------  ---------  ---------  ---------
Dallas Office.................................    841,451       3.30       3.89       5.20       4.79       7.47
                                                ---------  ---------  ---------  ---------  ---------  ---------
Park North Business Center (d)................     36,885     --         --           3.96       4.01       4.34
Plaza at Walnut Hill..........................     88,280       3.45       3.66       3.54       2.12       4.56
Richardson Business Center (d)................     66,300     --         --           1.90       3.46       4.27
Richardson Commerce Centre (d)................     60,517     --           3.43       3.82       4.11       4.21
Sherman Tech (d)..............................     16,176     --           8.82       2.45       2.46       4.70
T I Business Park (d).........................     96,902     --         --           3.87       3.89       4.38
Venture Drive Tech Center (d).................    128,322     --           3.52       2.85       3.26       3.56
                                                ---------  ---------  ---------  ---------  ---------  ---------
Dallas R&D/Industrial.........................    493,382       3.45       3.84       3.23       3.34       4.17
                                                ---------  ---------  ---------  ---------  ---------  ---------
Dallas Office and R&D/Industrial Portfolio....  1,334,833       3.33       3.87       4.33       4.21       6.25
                                                ---------  ---------  ---------  ---------  ---------  ---------
Total/Weighted Average........................  3,476,072  $    7.91  $    8.02  $    7.67  $    7.78  $    9.64
                                                ---------  ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------  ---------

----------------------------------

(a) Fort Point Place was acquired on July 13, 1999.

(b) The Fort Point Place historical information includes the two office buildings and the two warehouse buildings. The total area of 145,222 represents only the office buildings.

(c) Construction of The Cinema at Kendall Square was completed in late 1994.

(d) The previous owners did not have historical information prior to their ownership of these properties. Therefore, no information prior to their ownership is available.

(e) The historical information for buildings 545, 565 & 575 is based upon the historical area and has not been restated to reflect the recent re-measurements according to BOMA standards.

INDEBTEDNESS

    The Company's total outstanding consolidated debt and its proportionate share of the total outstanding unconsolidated debt was approximately $123.1 million at June 30, 1999. The following table sets forth certain information regarding the consolidated and unconsolidated debt obligations of the Company, including mortgage obligations relating to specific Properties. The Company has guaranteed payment of up to $8 million of interest (which may be reduced in certain circumstances) under the Interim Financing. The balance of the Company's debt is mortgage debt and is nonrecourse to the Company, with certain exceptions such as liability for fraud, misapplication of insurance proceeds and environmental matters.

                                  PRINCIPAL       COMPANY'S                                 ESTIMATED
                                   AMOUNT        PORTION OF     INTEREST     MATURITY      BALANCE DUE
PROPERTY                       (AS OF 6/30/99)    PRINCIPAL       RATE         DATE        ON MATURITY
-----------------------------  ---------------  -------------  -----------  -----------  ---------------
                                                     (DOLLAR AMOUNTS IN MILLIONS)
CONSOLIDATED PROPERTIES

Fixed rate:
Northcreek Place.............     $     4.3       $     4.3         7.80%      12/1/05      $     3.6
One Glen Lakes...............           5.7             5.7         7.75%       9/1/05            4.8
Greenville Place.............           3.4             3.4         7.80%      12/1/04            3.1
Plaza at Walnut Hill.........           1.4             1.4         9.00%       (d)               0.0
Richardson Business Center...           1.5             1.5         9.00%       (f)               0.0
Park North Business Center...           1.0             1.0         8.25%       (h)               0.0
T. I. Business Park..........           1.6             1.6         9.25%       5/1/02            1.4
                                     ------          ------    -----------                      -----
  Subtotal/Weighted Average
    Fixed Rate Properties....          18.9            18.9         8.12%                        12.9

Variable Rate:
Interim Financing                      70.0            70.0         7.96%       (k)              70.0
                                     ------          ------    -----------                      -----
  Subtotal/Weighted Average
    Consolidated
    Properties...............          88.9            88.9         7.99%                        82.9
                                     ------          ------    -----------                      -----

UNCONSOLIDATED PROPERTIES

The Athenaeum
  Portfolio (m)..............          68.5            34.2         8.485%      (n)               0.0
                                     ------          ------    -----------                      -----
  Subtotal/Weighted
    AverageUnconsolidated
    Properties...............          68.5            34.2         8.485%                        0.0
                                     ------          ------    -----------                      -----
  Total/Weighted Average.....     $   157.4       $   123.1         8.130%                  $    82.9
                                     ------          ------    -----------                      -----
                                     ------          ------    -----------                      -----

PROPERTY                           PREPAYMENT PROVISIONS
-----------------------------  -----------------------------
CONSOLIDATED PROPERTIES
Fixed rate:
Northcreek Place.............  Prepayable subject to
                                 conditions (a)
One Glen Lakes...............  Prepayable subject to
                                 conditions (b)
Greenville Place.............  Prepayable subject to
                                 conditions (c)
Plaza at Walnut Hill.........  Prepayable subject to
                                 conditions (e)
Richardson Business Center...  Prepayable subject to
                                 conditions (g)
Park North Business Center...  Prepayable subject to
                                 conditions (i)
T. I. Business Park..........  Prepayable subject to
                               conditions (j)
  Subtotal/Weighted Average
    Fixed Rate Properties....
Variable Rate:
Interim Financing              Prepayable subject to
                               conditions (l)
  Subtotal/Weighted Average
    Consolidated
    Properties...............
UNCONSOLIDATED PROPERTIES
The Athenaeum
  Portfolio (m)..............  Prepayable subject to
                               conditions (o)
  Subtotal/Weighted
    AverageUnconsolidated
    Properties...............
  Total/Weighted Average.....

---------------------

(a) Prepayable after January 1, 2001 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 1% of the then balance.

(b) Prepayable after October 1, 2000 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 1% of the then balance.

(c) Prepayable after January 1, 2002 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 1% of the then balance.

(d) Plaza at Walnut Hill loan matures on July 1, 2017. The lender has the right to accelerate the maturity in the sixth, eleventh or sixteenth loan years, on six months' notice. No prepayment penalties apply in that event.

(e) Prepayable after June 12, 2002 subject to payment of 5% of the amount prepaid, reducing by 1% per annum to a minimum prepayment of 1% of the amount prepaid.

(f) The Richardson Business Center loan matures on November 1, 2021. The lender has the right to accelerate the (maturity) in the sixth, eleventh, sixteenth or twenty-first loan years, on six months' notice. No prepayment penalties apply in that event.

(g) Prepayable after October 24, 2001 subject to payment of 5% of the amount prepaid, reducing by 1% per annum to a minimum prepayment of 1% of the amount prepaid.

(h) The Park North Business Center loan matures on October 1, 2022. The lender has the right to accelerate the maturity in the sixth, eleventh, sixteenth or twenty-first loan years, on six months' notice. No prepayment penalties apply in that event.

(i) Prepayable after September 8, 2002 subject to payment of 5% of the amount prepaid, reducing by 1% per annum to a minimum prepayment of 1% of the amount prepaid.

(j) Prepayable after March 1, 2000 subject to a yield maintenance payment based on the rate of United States Treasury Notes having a term closest to the date of maturity but in no event less than 2% of the then balance.

(k) The loan is for a one year term and contains an option to extend for an additional one year assuming certain conditions are met and the borrower is in compliance with the required covenants.

(l) Prepayable any time in whole or in part upon three days' notice subject to payment of applicable breakage costs, if any.

(m) The Company holds a 50% interest in the master limited liability company that controls the two limited liability companies that hold title to The Athenaeum Portfolio.

(n) The Athenaeum loan's stated maturity date is January 11, 2027 and may be prepaid any time after January 11, 2007. In the event the loan is not paid in full on January 11, 2007, the interest rate changes to the greater of 13.485% or 5% over the applicable 20-year Treasury Rate.

(o) Prepayable after January 11, 2007 without a fee. Prior to January 11, 2007 but after April 11, 1999, all or a portion of the loan may be defeased; ie; the amount prepaid is used to purchase U.S. Obligations with maturities sufficient to enable the scheduled payments on the loan to be met.

MANAGEMENT COMPENSATION

                             EXECUTIVE COMPENSATION

    The following section sets forth and discusses the compensation paid or awarded during the last year to the Company's Chief Executive Officer and the four most highly compensated executive officers at the end of Fiscal 1998 who earned in excess of $100,000 during 1998 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION

    SUMMARY COMPENSATION. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Named Executive Officers during the last fiscal year.

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                                      ---------------
                                                                                        SECURITIES
                                                                ANNUAL COMPENSATION     UNDERLYING        ALL OTHER
                                                               ---------------------      OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION                           YEAR     SALARY($)   BONUS($)      (SHARES)            ($)
--------------------------------------------------  ---------  ----------  ---------  ---------------  ---------------

Alan M. Leventhal.................................       1998     193,173    300,000       500,000            3,109(1)
Chairman and Chief Executive Officer

Lionel P. Fortin..................................       1998     193,173    300,000       500,000            4,640(1)
President and Chief Operating Officer

Erin R. O'Boyle...................................       1998     120,733    175,000       175,000            2,271(1)
Senior Vice President and Chief Investment Officer

William A. Bonn...................................       1998     120,733    175,000       150,000            2,737(1)
Senior Vice President and General Counsel

Randy J. Parker...................................       1998     120,733    175,000       150,000            2,900(1)
Senior Vice President and Chief Financial Officer

------------------------

(1) Includes $2,000 contributed to a 401(k) plan on behalf of Messrs. Leventhal, Fortin and Bonn and Ms. O'Boyle, and $2,468 contributed to a 401(k) plan on behalf of Mr. Parker. The remainder of each amount represents premiums paid for life insurance on behalf of the Named Executive Officer.

    OPTION GRANTS. The following table sets forth certain information concerning the grant of options to purchase Common Stock of the Company to the Named Executive Officers who received such grants during Fiscal 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                              VALUE OF ASSUMED ANNUAL
                                                                                                RATES OF STOCK PRICE
                                                                                                  APPRECIATION FOR
                                                        INDIVIDUAL GRANTS                          OPTION TERM(1)
                                      ------------------------------------------------------  ------------------------
                                                      PERCENT
                                                     OF TOTAL
                                       NUMBER OF      OPTIONS
                                      SECURITIES      GRANTED
                                      UNDERLYING   TO EMPLOYEES    EXERCISE OR
                                        OPTIONS      IN FISCAL     BASE PRICE    EXPIRATION
                                      GRANTED (#)      YEAR        PER ($/SH)       DATE        5%($)        10%($)
                                      -----------  -------------  -------------  -----------  ----------  ------------

Alan M. Leventhal...................      60,000           2.5%     $      20       3/19/08      754,800     1,912,200
                                         440,000          18.7%     $      20       4/14/08    5,535,200    14,022,800

Lionel P. Fortin....................      60,000           2.5%     $      20       3/19/08      754,800     1,912,200
                                         440,000          18.7%     $      20       4/14/08    5,535,200    14,022,800

Erin R. O'Boyle.....................      50,000           2.1%     $      20       3/19/08      629,000     1,593,500
                                         125,000           5.3%     $      20       4/14/08    1,572,500     3,983,750

William A. Bonn.....................      50,000           2.1%     $      20       3/19/08      629,000     1,593,500
                                         100,000           4.2%     $      20       4/14/08    1,258,000     3,187,000

Randy J. Parker.....................      50,000           2.1%     $      20       3/19/08      629,000     1,593,500
                                         100,000           4.2%     $      20       4/14/08    1,258,000     3,187,000

------------------------

(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.

    OPTION EXERCISES AND OPTION VALUES. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers who held such options at December 31, 1998. No Named Executive Officer of the Company exercised any options to purchase Common Stock during 1998.

AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                     OPTIONS               IN-THE-MONEY OPTIONS
                                                             AT DECEMBER 31, 1998(#)    AT DECEMBER 31, 1998($)(1)
                                                            --------------------------  --------------------------
                                                            EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                                            -----------  -------------  -----------  -------------

Alan M. Leventhal.........................................          --        500,000           --             --

Lionel P. Fortin..........................................          --        500,000           --             --

Erin R. O'Boyle...........................................          --        175,000           --             --

William A. Bonn...........................................          --        150,000           --             --

Randy J. Parker...........................................          --        150,000           --             --

------------------------

(1) There is no public trading market for our common stock, therefore it is not possible to accurately estimate the value of outstanding options. Nonetheless, we believe that the value of all outstanding options held by the Named Executive Officers was not above the original exercise price as of December 31, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Messrs. Clark, Shulman and Sperling. None of these individuals is an exeuctive officer of the Company. Mr. Leventhal, the Chairman and Chief Executive Officer of the Company, serves as an EX-OFFICIO member of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company was incorporated on January 21, 1998 as a Massachusetts corporation and was initially capitalized through loans from the Company's founders, Messrs. Leventhal and Fortin, in the amount of $3.6 million. On May 1, 1998, the loans were repaid.

    As of June 15, 1999, Messrs. Bonn, Fletcher, Halsted, Mitchell, Parker and Wheeler, as well as Ms. O'Boyle, each held a 3% interest in the Incentive Return and Ms. Broderick and Mr. Ragno each held a 1% interest in the Incentive Return. The balance of the Incentive Return is split equally between the family trusts of Messrs. Leventhal and Fortin. See "Long-Term Incentive Plan."

LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

                                                                                         ESTIMATED FUTURE PAYOUTS UNDER
                                                                                           NON-STOCK PRICE-BASED PLANS
                                            NUMBER OF        PERFORMANCE OR OTHER     -------------------------------------
                                          SHARES, UNITS   PERIOD UNTIL MATURATION OF   THRESHOLD     TARGET       MAXIMUM
NAME                                     OR OTHER RIGHTS            PAYOUT             ($ OR #)     ($ OR #)     ($ OR #)
---------------------------------------  ---------------  --------------------------  -----------  -----------  -----------

Alan M. Leventhal......................            38%           December 31, 2001        (1)          (1)          (1)

Lionel P. Fortin.......................            38%           December 31, 2001        (1)          (1)          (1)

Erin R. O'Boyle........................             3%           December 31, 2001        (1)          (1)          (1)

William A. Bonn........................             3%           December 31, 2001        (1)          (1)          (1)

Randy J. Parker........................             3%           December 31, 2001        (1)          (1)          (1)

(1) The Company has established a Long-Term Incentive Plan with awards based upon growth of Funds from Operations above a specified benchmark over a three year period. Participants in this plan will receive their specified percentage of the total award. See "Long-Term Incentive Plan."

DIRECTORS AND EXECUTIVE OFFICERS

    We believe that we have developed an organization of real estate investment and management professionals that is well-positioned to take advantage of today's real estate and capital environment. The following table sets forth certain information about our Directors and executive officers.

NAME                               AGE                          POSITION(S) HELD
-----------------------------      ---      ---------------------------------------------------------
Alan M. Leventhal............          47   Chairman of the Board of Directors and Chief Executive
                                            Officer

Lionel P. Fortin.............          56   President, Chief Operating Officer and Director

William A. Bonn..............          47   Senior Vice President and General Counsel

Jeremy B. Fletcher...........          50   Senior Vice President of BCP and Chief Executive Beacon
                                            Capital Partners West, a division of BCP

John Halsted.................          34   Senior Vice President of BCP and Chief Investment Officer
                                            of Beacon Venture Partners, Inc.

Douglas S. Mitchell..........          57   Senior Vice President--Development

Erin R. O'Boyle..............          39   Senior Vice President and Chief Investment Officer

Randy J. Parker..............          40   Senior Vice President and Chief Financial Officer

Thomas Ragno.................          37   Senior Vice President--Management and Leasing

E. Valjean Wheeler...........          54   Senior Vice President of BCP and Chief Executive Beacon
                                            Capital Partners Central, a division of BCP

Stephen T. Clark.............          43   Director

Robert M. Melzer.............          58   Director

Steven Shulman...............          58   Director

Scott M. Sperling............          41   Director

    The principal occupation for the last five years of each of our Directors and senior managers, as well as other related information, is set forth below.

    ALAN M. LEVENTHAL. Mr. Leventhal is co-founder of the Company and serves as Chairman, a Class I Director with a term expiring in 2002, and Chief Executive Officer. Prior to founding the Company, Mr. Leventhal served as President and Chief Executive Officer of Beacon Properties Corporation ("Beacon Properties"), one of the largest REITs in the United States. The portfolio of Beacon Properties included 124 office properties nationwide, comprising approximately
18.8 million square feet. Beacon Properties was merged with Equity Office Properties Trust in December 1997. Mr. Leventhal received his Bachelor's degree in Economics from Northwestern University in 1974 and a Master of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College in 1976. Mr. Leventhal is a Trustee of Boston University and the New England Aquarium Corporation and recently served as First Vice Chair of the National Association of Real Estate Investment Trusts ("NAREIT"). He is also a member of the Visiting Committee of Northwestern University and the Board of Overseers of WGBH, Beth Israel Deaconess Medical Center, and the Museum of Science in Boston. Mr. Leventhal has lectured at the Amos Tuck School of Business Administration at Dartmouth College and the Massachusetts Institute of Technology Center for Real Estate. Mr. Leventhal has been awarded the Realty Stock Review's "Outstanding CEO Award" for 1996, 1997 and 1998 and the Commercial Property News' "Office Property Executive of the Year Award" for 1996.

    LIONEL P. FORTIN. Mr. Fortin is co-founder of the Company and serves as President, Chief Operating Officer, and a Class II Director with a term expiring in 2000. He served as Executive Vice President, Chief Operating Officer and a Director of Beacon Properties. From May 1994 through February 1995, Mr. Fortin served as Chief Financial Officer of Beacon Properties. Mr. Fortin has lectured at the Massachusetts Institute of Technology Center for Real Estate. Mr. Fortin graduated from Bentley College in 1968 and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

    WILLIAM A. BONN. Mr. Bonn serves as Senior Vice President of, and General Counsel to, the Company. Mr. Bonn served as General Counsel to Beacon Properties prior to joining the Company. From 1987 to 1997, Mr. Bonn served as General Counsel and Senior Vice President for Property Capital Trust, a Boston-based REIT. From 1978 to 1987, Mr. Bonn held various positions as an attorney with The Prudential Insurance Company of America. From 1976 to 1978, Mr. Bonn was involved in the private practice of law in Los Angeles. Mr. Bonn currently serves as Co-Chairman of the Government Relations Committee of NAREIT. Mr. Bonn holds a Bachelor of Science degree from the University of California at San Diego and a Juris Doctor degree from the University of San Diego. He is admitted to practice law in Massachusetts, New York and California, and is a member of the American, California and Boston Bar Associations.

    JEREMY B. FLETCHER. Mr. Fletcher serves as Senior Vice President and Chief Executive of Beacon Capital Partners West, a division of the Company. Mr. Fletcher served as Senior Vice President and Chief Executive of Beacon Properties West, a division of Beacon Properties, prior to joining the Company. Before joining Beacon Properties,

Mr. Fletcher was a Managing Director of Insignia Commercial Group, Inc. in Los Angeles. From 1983 to July 1996, Mr. Fletcher was with the Paragon Group, Inc., where he served as General Partner/Senior Vice President of the Southern California/Arizona Region. Mr. Fletcher received his Bachelor's degree from Albion College. He is a member of the Urban Land Institute (ULI), Real Estate Investment Advisory Council (REIAC), and National Association of Industrial and Office Properties (NAIOP) and is a licensed real estate broker in California.

    JOHN HALSTED. Mr. Halsted serves as Senior Vice President of the Company and, upon formation of a sister corporation to the company, will also serve as the sister corporation's Chief Investment Officer. Prior to joining the Company, Mr. Halsted was Vice President of Harvard Private Capital Group. He joined Harvard Private Capital Group in 1993 and was responsible for the origination and management of investments in specialty finance, retail and energy companies. From 1991 to 1993, Mr. Halsted was an Associate with Simmons & Company, an investment banking firm based in Houston, Texas. Mr. Halsted earned his Master of Business Administration from The Harvard Business School and a degree in economics from The University of California at Berkeley.

    DOUGLAS S. MITCHELL. Mr. Mitchell serves as Senior Vice President--Development of the Company. Mr. Mitchell served as the Senior Vice President, Leasing/Management and Development of Beacon Properties and as President of the Beacon Properties Management Company from 1994 until 1997. He joined the Beacon Properties organization in 1964 and has extensive experience in leasing, management and development. He graduated from the Wentworth Institute in 1962 and is a member of the Greater Boston Real Estate Board. Mr. Mitchell is also a licensed real estate broker in Massachusetts and New York.

    ERIN R. O'BOYLE. Ms. O'Boyle serves as Senior Vice President and Chief Investment Officer of the Company. Prior to joining the Company, Ms. O'Boyle served as Vice President, Acquisitions for Beacon Properties, where she was responsible for negotiating over $1.8 billion of investment opportunities. Ms. O'Boyle joined Beacon Properties in 1986 and has held positions in asset management and development. Ms. O'Boyle received her Bachelor of Science degree in structural engineering from the University of Delaware and her Master of Science degree in real estate development from the Massachusetts Institute of Technology. Ms. O'Boyle is the past chair of the Alumni Association for the Massachusetts Institute of Technology Center for Real Estate, is past president of the New England Women in Real Estate ("NEWIRE"), and currently is on the board of the Northeast chapter of REIAC.

    RANDY J. PARKER. Mr. Parker serves as Senior Vice President and Chief Financial Officer of the Company. Before joining the Company, Mr. Parker was Vice President, Investor Relations for Beacon Properties, where he was responsible for managing the relationships with institutional stockholders and analysts. Prior to joining Beacon Properties, Mr. Parker was Senior Vice President and Portfolio Manager at Aldrich Eastman & Waltch ("AEW"), where he was responsible for the management of over $400 million of investment portfolios on behalf of institutional clients. During his eight year tenure at AEW, Mr. Parker also held positions in asset management and investment origination. Mr. Parker was also previously associated with JMB/Federated Realty, where he served as Project Manager for various retail development projects. Mr. Parker holds a Master of Business Administration degree from the Wharton School, University of Pennsylvania and a Bachelor of Architecture degree from the University of Kentucky.

    THOMAS RAGNO. Mr. Ragno serves as Senior Vice President--Management and Leasing of the Company. Prior to joining the Company, Mr. Ragno served as Vice President, Property Management of Beacon Properties where he directly supervised property management operations in the Boston metropolitan region consisting of approximately 8.0 million square feet and 170 employees. Prior to serving in that position, he was responsible for the leasing of Beacon Properties' downtown office portfolio of 5 million square feet. Mr. Ragno joined Beacon Properties in 1986 and has held various positions in leasing and project management. Mr. Ragno holds a Master of Science degree in Civil Engineering from the Massachusetts Institute of Technology and a Bachelor of Science degree in Civil Engineering and Engineering & Public Policy from Carnegie-Mellon University. He is a member of the Board of Directors of the Greater Boston Building Owners and Managers Association (BOMA). He is a licensed real estate salesperson in Massachusetts.

    E. VALJEAN WHEELER. Mr. Wheeler serves as Senior Vice President and Chief Executive of Beacon Capital Partners Central, a division of the Company. Mr. Wheeler served as Senior Vice President and Chief Executive of Beacon Properties Midwest, a division of Beacon Properties, prior to joining the Company. Before joining Beacon Properties, Mr. Wheeler held various senior management positions with Equity Office Holdings, L.L.C. beginning in 1989, and served as President and Chief Operating Officer from 1995 to 1997. He also held various senior management positions with the Broe Companies and Williams Realty Corporation. Mr. Wheeler graduated from Oklahoma State University with a Bachelor of Science degree in Education. He is a member of the Urban Land Institute (ULI) and serves on the Board of Trustees of the Center for Urban Land Economics Research at the University of Wisconsin--Madison.

    STEPHEN T. CLARK. Mr. Clark serves as a Class II Director with a term expiring in 2000. Since 1995, Mr. Clark has been President of Cypress Realty, Inc., a real estate investor and developer based in Houston, Texas. Previously, Mr. Clark served as Managing Director of Harvard Private Capital Group where he directed the group responsible for real estate investment and management activities. Prior to joining Harvard Private Capital Group, Mr. Clark was a partner in Clark-Pilgrim Limited Partnership and in Trammell Crow Company where he was responsible for office and industrial activities in Philadelphia and Delaware. Mr. Clark has extensive investment experience in developmental and distressed real estate assets. He received a Masters in Business Administration degree from Harvard Business School and received his undergraduate degree from Duke University. Mr. Clark serves as Chairman of the Board of Abacoa Development Company and Cypress Senior Living, Inc.

    ROBERT M. MELZER. Mr. Melzer was appointed to the Board of Directors in May 1999 and serves as a Class I Director with a term expiring in 2002. From 1992 through early 1999 Mr. Melzer served as the President and Chief Executive Officer of Property Capital Trust ("Property Capital"), a publicly traded REIT that recently completed the sale of its portfolio of properties. Through November 1996, Mr. Melzer was also the Chief Financial Officer of Property Capital. Mr. Melzer serves as a director of Genesee & Wyoming Inc., a transportation company; Trustee of MGI Properties, a publicly traded REIT; and Trustee of Beth Israel Deaconess Medical Center. From 1997 to 1998, Mr. Melzer served as a director of Red Lion Properties, Inc., a hotel holding company, and he has previously served as a member of the Board of Governors of NAREIT. Mr. Melzer received his Bachelor of Arts degree in Economics from Cornell University in 1961 and a Masters in Business Administration from Harvard Business School in 1969.

    STEVEN SHULMAN. Mr. Shulman serves as a Class III Director with a term expiring in 2001. He served as a Director of Beacon Properties from 1995 to 1997. Since 1984, Mr. Shulman has been active in investment banking through his wholly owned company, The Hampton Group, and Latona Associates, Inc. where he serves as a Managing Director. Currently, Mr. Shulman is a shareholder and director in a diversified group of companies, including Ermanco Incorporated, Corinthian Directory, Terrace Food Group, Inc. and WPI Group, Inc. In addition, he serves as Non-Executive Chairman of Terrace Food Group, Inc. Mr. Shulman is a graduate of Stevens Institute of Technology where he received a Bachelor's degree in Mechanical Engineering and a Master's degree in Industrial Management. Mr. Shulman serves as Vice Chairman of the Board of Stevens Institute of Technology.

    SCOTT M. SPERLING. Mr. Sperling serves as a Class III Director with a term expiring in 2001. He served as a Director of Beacon Properties from 1994 to 1997. Mr. Sperling joined Thomas H. Lee Co., a Boston-based investment firm, as a general partner in September 1994. Previously, Mr. Sperling served as Managing Partner and Vice Chairman of the Aeneas Group, Inc./Harvard Management Company from 1984 through 1994. He is currently a director of Livent, Inc., The Learning Company, Inc., GenTek Inc., Fisher Scientific International, Inc., Safelite Glass Corp. and several private firms. He received a Master of Business Administration degree from the Harvard Business School and received his undergraduate degree from Purdue University.

OTHER PROFESSIONALS

    DAVID P. BENNETT. Mr. Bennett serves as Regional Vice President of Beacon Capital Partners Central, located in Chicago. Prior to joining the Company, Mr. Bennett served as Regional Vice President at Beacon Properties, where he had asset management responsibilities for the Midwest region consisting of approximately 5.0 million square feet. Before joining Beacon Properties, Mr. Bennett was a Vice President at The Balcor Company and held various positions from 1987-1997. He holds a Bachelor of Science degree in Finance from the University of Illinois.

    MICHAEL J. BOWLER. Mr. Bowler serves as Director of Financial Analysis for Beacon Capital Partners. Before joining the company, Mr. Bowler served as the Director of Financial Analysis for Beacon Properties Corporation where he was responsible for all acquisition, asset management and development financial analysis. Prior to joining Beacon, Mr. Bowler was an Assistant Vice President at Northland Investment Corporation where he held a variety of financial and accounting positions from 1982 to 1994. Mr. Bowler is a graduate of Bentley College where he received a Bachelor of Science degree in Accounting.

    NANCY J. BRODERICK. Ms. Broderick serves as Vice President and Treasurer. Before joining the Company, Ms. Broderick served as Vice President and Treasurer for Beacon Properties where she was responsible for a variety of corporate finance and treasury functions, including key banking and institutional lender relationships as well as administration of Beacon Properties' credit facility. Ms. Broderick holds a Bachelor of Science degree in Accounting from Stonehill College and a Master of Science degree in Taxation from Bentley College. She is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Public Accountants.

    JEFFREY D. BROWN. Mr. Brown serves as Senior Acquisition Manager. Before joining the Company, Mr. Brown was a Financial Analyst at Beacon Properties, where he was responsible for the analysis and underwriting of investment opportunities. Mr. Brown was a Consultant with E&Y Kenneth Leventhal Real Estate Group from 1994 to 1996, where he was responsible for valuation analysis and due diligence assignments for various clients. Mr. Brown holds a Bachelor of Science degree from Cornell University.

    DAVID L. COHAN. Mr. Cohan serves as Vice President. Prior to joining the Company, Mr. Cohan served as a Senior Acquisition Manager at Beacon Properties. Before joining Beacon Properties, Mr. Cohan held operations, planning and asset management positions at Copley Real Estate Advisors in Boston. He has also had project management roles for firms developing retail, resort, waterfront, residential, and industrial projects throughout the continental United States and Hawaii. Mr. Cohan holds a Master of Science degree in Real Estate Development from the Massachusetts Institute of Technology Center for Real Estate where he also served as a teaching and research assistant in recent years. He has a Bachelor's degree in English writing from the University of Pennsylvania.

    LISA A. MEOMARTINO. Ms. Meomartino serves as Corporate Controller for Beacon Capital Partners. Prior to joining the Company, Ms. Meomartino served as Director of Property Accounting for Beacon Properties Corporation where she managed the financial reporting, accounting systems administration and lease administration functions for 21.3 million square feet of commercial office buildings. She joined Beacon in 1985 and has held various corporate and property accounting positions. Ms. Meomartino holds a BS in Business Administration from Bryant College and a MS in Finance from Boston College.

    ROBERT J. PALUMBO. Mr. Palumbo serves as Vice President--Development. Prior to joining the Company, Mr. Palumbo most recently served as Senior Development Manager for Beacon Properties Corporation and Equity Office Properties Trust. Mr. Palumbo has twenty-five years' experience in real estate and construction, having also previously been Vice President-Team Executive within BankBoston's real estate group and Vice President of Development for Weston Financial Group. He has acted in a project management capacity for office, research, industrial, retail and residential properties located throughout New England and the Southeastern United States. Mr. Palumbo holds a Master of Business Administration degree from Boston University and a Bachelor of Science degree in Mechanical Engineering from Northeastern University.

    JENNIFER L. PLUMPTON. Ms. Plumpton serves as a Financial Analyst. Before joining the Company, Ms. Plumpton was a Financial Analyst at Morgan Stanley Realty Incorporated, where she was responsible for the analysis and execution of securities offerings, mergers, acquisitions and asset sales for real estate investment trusts and real estate operating companies. Ms. Plumpton holds a Bachelor's degree in Mathematics from Providence College.

    STEPHEN A. STANLEY. Mr. Stanley serves as Director of Information Technology for Beacon Capital Partners. Prior to joining the Company, Mr. Stanley was the Director of Technical Services for Beacon Properties Corporation from 1994 to 1997. Prior to joining Beacon, Mr. Stanley was Manager of Information Systems at First Winthrop Corporation. Mr. Stanley is a graduate of the University of Maine where he received a Bachelor of Science degree with a concentration in Finance.

    M. WISTAR WOOD. Mr. Wood serves as Vice President, Acquisitions. Prior to joining the Company he served as Vice President, Acquisitions for Beacon Properties Corporation, where he managed the search and negotiations for ownership opportunities. Prior to joining Beacon in February 1997, Mr. Wood served as Vice President of Acquisitions for Metric Realty from 1995 to 1997 and oversaw all acquisition activity in a 26-state territory. Prior to joining Metric in 1995, he was with Copley Real Estate Advisors, responsible for acquisitions and sales. Mr. Wood is a graduate of Princeton University and holds a MBA from the Wharton School, University of Pennsylvania. He is the founder of REIAC's Northeast Chapter, and a member of ICSC.

BOARD OF DIRECTORS AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Board of Directors has three classes of directors. The terms of the first, second and third classes will expire in 2002, 2000 and 2001, respectively. Beginning in 1999, directors of each class will be chosen for three-year terms upon the expiration of their current terms. Each year one class of directors will be elected by the stockholders. All officers serve at the discretion of the Board of Directors.

    Each Director who is not an employee of the Company (the "Independent Directors") receives an annual director's fee of $20,000. Each Independent Director also receives:

    - $1,000 for each regular quarterly or special meeting of the Board of Directors attended;

    - $1,000 for each committee meeting attended; and

    - $250 for each special telephonic committee meeting or meeting of the Board of Directors in which the Independent Director participates.

    Independent Directors are also reimbursed for reasonable expenses incurred to attend director and committee meetings. Independent Directors may elect in lieu of cash fees to receive either:

    - options to purchase Common Stock at a discount to fair market value; or

    - deferred stock units.

    These compensation elections must be approved by the Board's compensation committee (the "Compensation Committee"). Independent Directors also receive (upon initial election to the Board of Directors) an option to purchase 5,000 shares of Common Stock. Each subsequent year they will receive an option to purchase an additional 5,000 shares of Common Stock. All options granted to Independent Directors vest on the date of grant. Any officer of the Company who is also a Director will not be paid the directors' fees.

    Our Charter provides that (except in the case of a vacancy) a majority of the members of the Board of Directors will be Independent Directors. The vote of a majority of the Directors and the vote of a majority of the Independent Directors is required to fill any vacancies among the Independent Directors. The Compensation Committee will consist solely of Independent Directors, except that Mr. Leventhal (or his designee) may serve as a non-voting member of the Compensation Committee.

    The Maryland General Corporation Law (the "MGCL") permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation or its stockholders for money damages, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our Charter limits the liability of the Board of Directors and officers to the Company to the fullest extent permitted from time to time by Maryland law. See "Certain Provisions of Maryland Law and BCP's Charter and of Bylaws--Limitation of Liability and Indemnification."

    Our Charter authorizes us, (to the maximum extent permitted by Maryland law) to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. Our Bylaws obligate us to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. Our Charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The MGCL requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to, or at the request of, the corporation, unless it is established that (a) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and
(i) the act or omission was committed in bad faith or (ii) the act or omission was the result of active and deliberate dishonesty, (b) the indemnified party actually received an improper personal benefit in money, property or services or
(c) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BCP pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LONG-TERM INCENTIVE PLAN

    Our compensation and incentive plans are designed to align the interests of our management with the interests of our stockholders. Our Long-Term Incentive Plan is designed to reward certain members of management for growth of our Funds from Operations in excess of a specified benchmark as described below. If our Funds from Operations exceed this benchmark, management will be entitled to receive an Incentive Return determined in the manner described below (the "Incentive Return"). This Incentive Return shall be calculated at the end of the three year period following the completion of the first calendar year following the date of the Original Offering of Common Stock to NationsBanc (the "Determination Date").

    The Incentive Return shall equal the product of:

    (A) 12% of the dollar amount by which:

           (i)  the Actual Return exceeds

           (ii) the Base Return; multiplied by

    (B) the weighted average of shares of Common Stock and Units outstanding for the 12 months immediately preceding the Determination Date; multiplied by

    (C) the Company's Multiple as defined below.

    The Incentive Return is a function of the amount by which the Actual Return exceeds the Base Return. If the Actual Return does not exceed the Base Return, no Incentive Return will have been earned. Likewise, the maximum Incentive Return is limited by the amount the Actual Return exceeds the Base Return.

    For the purposes of calculating the Incentive Return:

        "Actual Return" means our Funds from Operations (before the Incentive Return) per share of Common Stock and per Unit for the 12 months immediately preceding the Determination Date;

        "Base Return" means an amount equal to what our Funds from Operations would have been for the twelve month period immediately preceding the Determination Date assuming a benchmark cumulative rate of return on the Offering Price equal to 10% per annum, compounding quarterly, calculated since the beginning of the calendar quarter following the date of Closing.

        "Funds from Operations," as defined by NAREIT, means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization (in each case, only Real Estate-Related Assets), and after adjustments for unconsolidated partnerships and joint ventures; and

        "Multiple" means the price of our Common Stock (as defined below) divided by our Funds from Operations per share for the fiscal quarter ending on the Determination Date on an annualized basis.

    For the purposes of calculating the Multiple, the price of our Common Stock will be calculated as follows:

        (1) where there exists a public market for our Common Stock, the price of our Common Stock will be the average of the closing bid and asked prices of our Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of our Common Stock or the closing price quoted on the NASDAQ System or on any exchange on which our Common Stock is listed, whichever is applicable, as published in THE WALL STREET JOURNAL for the 90 calendar days prior to the calculation of the Multiple.

        (2) if no public market for our Common Stock exists at the time of such exercise, the price of our Common Stock will be determined by a single, independent appraiser to be selected by a committee composed of Independent Directors, which appraiser shall appraise the fair market value of one share of our Common Stock within 30 days of its selection within such guidelines as shall be determined by the committee of Independent Directors.

    In the event of a change in control of the Company (as such term is defined in the Operating Partnership Agreement), the right to receive the Incentive Return shall automatically accelerate and the determination of the Incentive Return shall be appropriately adjusted to reflect such acceleration as determined by our Compensation Committee. We anticipate that the mechanism by which the Incentive Return will be adjusted as a result of a change of control shall be established by the Compensation Committee in advance of any such event.

    In order for participants to receive advantageous tax treatment on the gains (if any) realized through our Long-Term Incentive Plan, the Long-Term Incentive Plan consists of a Convertible Unit which was issued to the Participation Plan on March 16, 1998. The Convertible Unit is convertible at the Determination Date (assuming the Incentive Return has in fact been earned) into a certain number of Incentive Units of limited partnership interest in the Operating Partnership (the "Incentive Units") with a fair market value equal to the amount of the Incentive Return. The Incentive Units share equally on a unit-by-unit basis with the outstanding Units in all distributions by the Operating Partnership and are redeemable for cash or, at the election of our Independent Directors, exchangeable for shares of Common Stock. See "Operating Partnership Agreement."

    Certain members of our management have been, and from time to time may be, offered the opportunity to acquire equity interests in the Participation Plan. Messrs. Leventhal and Fortin (with the assistance and advice of the Compensation Committee) shall decide who shall be offered equity interests in the Participation Plan. Members of our management who become equity holders of the Participation Plan shall be allocated an interest in:

    - the Incentive Return, subject to certain vesting restrictions; and

    - the Units held by the Participation Plan.

    As of June 15, Messrs. Bonn, Fletcher, Halsted, Mitchell, Parker and Wheeler, as well as Ms. O'Boyle, each held a 3% interest in the Incentive Return and Ms. Broderick and Mr. Ragno each held a 1% interest in the Incentive Return. The balance of the Incentive Return is split equally between the family trusts of Messrs. Leventhal and Fortin.

    On the Determination Date, 50% of each equity holder's interest in the Incentive Return shall vest. On the first anniversary of the Determination Date, each equity holder's interest in the Incentive Return shall be fully vested. If the employment of an equity holder of Participation Plan terminates prior to full vesting of his or her interest in the Incentive Return:

    - that equity holder forfeits the unvested interest; and

    - the general partner of the Participation Plan has the authority to reallocate the forfeited interest as he deems appropriate.

See "Risk Factors--Economic and Business Risks--Conflicts of Interest."

    We cannot assure you that the awards under the Long-Term Incentive Plan (or the stock options or other rewards pursuant to the Stock Incentive Plan described below) will provide an incentive to our management to enhance the value of our Common Stock. We also cannot assure you that management's efforts will actually enhance the value of our Common Stock. In addition, the Incentive Return (if paid) could substantially reduce cash available for distribution to stockholders. See "Risk Factors--Economic and Business Risks--Conflicts of Interest."

    Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to either:

    - net income as an indication of our performance; or

    - cash flows as a measure of liquidity or ability to make distributions.

Our ability to execute successfully the investment strategies described in this Prospectus and other factors (many of which are not within our control) will affect:

    - our ability to generate Funds from Operations in excess of the Base Return described above; and

    - the ability of the Participation Plan to earn the Incentive Return described in the preceding paragraph.

STOCK INCENTIVE PLAN

    We have adopted a Stock Incentive Plan that provides options to purchase shares of Common Stock. The Stock Incentive Plan authorizes the grant of options (and other stock-based awards) to our executive officers, Directors and employees and other key persons. The Stock Incentive Plan provides performance-based compensation to offer an incentive for the members of our management to enhance the value of our Common Stock.

    PLAN ADMINISTRATION; ELIGIBILITY

    The Compensation Committee of the Board of Directors (the "Administrator") administers the Stock Incentive Plan.

    The Administrator will have full power to:

    - select (from among the persons eligible for awards) the individuals to whom awards will be granted;

    - make any combination of awards to participants; and

    - determine the specific terms of each award (subject to the provisions of the Stock Incentive Plan).

    Individuals eligible to participate in the Stock Incentive Plan are generally:

    - executive officers;

    - Independent Directors;

    - employees of the Company; and

    - other key persons who are responsible for or contribute to the management, growth or profitability of the Company.

    RESERVED SHARES

    The maximum number of shares of Common Stock reserved and available for issuance under the Stock Incentive Plan will be such aggregate number of shares as does not exceed the sum of:

    (i) 12% of the outstanding equity interests in the Company (including Common Stock and Units subject to redemption rights); plus

    (ii) an additional positive number equal to 10% of any net increase of outstanding equity interests in the Company.

    The share calculation percentages were determined as of the date of the Original Offering to NationsBanc.

    STOCK OPTIONS

    The Stock Incentive Plan permits the granting of:

    (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code; and

    (ii) options that do not qualify ("Non-Qualified Options").

    Each option's exercise price will be determined by the Administrator but may not be less than:

    - 100% of the fair market value of our Common Stock on the date of grant in the case of Incentive Options; and

    - 25% of the fair market value of our Common Stock on the date of grant in the case of Non-Qualified Options.

    Plan participants may elect (with the consent of the Administrator) to receive discounted Non-Qualified Options in lieu of cash compensation. To qualify as Incentive

Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

    The Administrator will fix the term of each option, which may not exceed ten years from date of grant in the case of an Incentive Option. The Administrator will determine at what time or times each option may be exercised and (subject to the provisions of the Stock Incentive Plan) the period of time (if any) after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The Administrator may accelerate the exercise of options.

    OTHER STOCK BASED GRANTS

    The Administrator may award:

    - shares of Common Stock or Units (or other interests in the Operating Partnership) which may or may not be subject to a risk of forfeiture;

    - deferred stock units which are ultimately payable in the form of shares of Common Stock;

    - performance share awards to participants entitling the participant to receive shares of Common Stock upon the achievement of individual or company performance goals;

    - dividend equivalent rights (which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock); or

    - capital stock other than Common Stock and other awards that are valued in whole or in part by reference to or are otherwise based on, Common Stock.

    CHANGE OF CONTROL PROVISIONS

    The Stock Incentive Plan provides that (unless otherwise provided in the award agreement) all awards become fully vested and non-forfeitable upon a change of control of the Company (as defined in the Stock Incentive Plan).

    AMENDMENTS AND TERMINATION

    The Board of Directors may amend or terminate the Stock Incentive Plan at any time, except that approval by our stockholders is required for amendments or termination to the extent the Board of Directors determines that stockholder approval is necessary or desirable to meet certain exceptions under securities, tax and other applicable laws.

EMPLOYMENT AGREEMENTS; COVENANTS NOT TO COMPETE

    We have executed employment agreements (the "Employment Agreements") with Messrs. Leventhal and Fortin. They have a term of three years from the date of the Original Offering of Common Stock to NationsBanc. They contain provisions that are customary for senior executives of publicly-traded REITs. See "--Management Compensation."

CREDIT FACILITY

    We have a $100 million secured credit facility with a commercial lending institution. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financing Activities."

AVAILABLE INFORMATION

    We are subject to the informational requirements of the Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file reports, proxy and information statements and other information with the SEC. You can inspect and copy the reports, proxy and information statements and other information at the SEC addresses listed on page 135 of this Prospectus. We report our financial statements on a year ended December 31. We furnish our stockholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and make available quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

    Messrs. Leventhal and Fortin have formed Beacon Capital Participation Plan and have offered equity interests in Beacon Capital Participation Plan to certain members of the Company's senior management. In addition, Messrs. Leventhal and Fortin (individually and through their family trusts and Beacon Capital Participation Plan) have purchased (directly from the Company and the Operating Partnership) a combination of shares of Common Stock and Units for an aggregate purchase price of approximately $15 million, representing approximately 3.2% of the equity interests in the Company on a fully diluted basis. In addition, we have established the Long-Term Incentive Plan to align the interests of management with the interests of our stockholders, pursuant to which Beacon Capital Participation Plan has been issued (for no additional consideration) a Convertible Unit of the Operating Partnership. Provided that the Incentive Return has (in fact) been earned, at the end of the three year period following the date of the first calendar year following the Closing Date of the Original Offering, the Convertible Unit will convert into a certain number of Incentive Units with a fair market value equal to the Incentive Return. See "The Company--Long-Term Incentive Plan" and "Risk Factors--Economic and Business Risks--Conflicts of Interest."

    Beacon Capital Participation Plan has been granted certain registration rights with respect to any Common Stock issuable upon an exchange of Units and Incentive Units held by Beacon Capital Participation Plan. See "Description of Securities--Registration Rights." Our management, by holding equity interests in Beacon Capital Participation Plan, is able to participate in the Incentive Return subject to certain vesting restrictions. See "The Company--Long-Term Incentive Plan" and "Risk Factors--Economic and Business Risks--Conflicts Relating to the Incentive Return."

    Although we believe that the Long-Term Incentive Plan will serve to align the interests of management with the interests of our stockholders, the possibility exists that conflicts of interest could arise between the interests of management and the interests of our stockholders relating to the Long-Term Incentive Plan and the conversion of the Convertible Unit into Incentive Units (including for example, with respect to the timing of transactions which could affect our Funds from Operations in the fiscal year or fiscal quarter in which the Convertible Unit converts into the Incentive Units, if any).

    After the formation of the BCP Sister Corp. and the distribution of the BCP Sister Corp.'s equity interests to the partners and stockholders of the Company, the BCP Sister Corp. will rely on the Company to provide it investments. We expect that the provisions in the BCP Sister Corp.'s formation documents will

    - provide that the BCP Sister Corp. will enter into transactions with the Company to the extent deemed beneficial by their respective boards of directors (and the Company may enter into an intercompany agreement with the BCP Sister Corp. with respect thereto) and

    - generally prohibit the BCP Sister Corp. from engaging in activities or making investments appropriate for a REIT (for a specified time period) unless the Company was first given the opportunity to do so but elected not to do so.

    While it is our intention that the Company and the BCP Sister Corp. have separate boards of directors, to the extent that there is overlap, the Board of Directors may be subject to various potential conflicts of interest as a result of the relationships with the BCP Sister Corp. and the Company. See "Risk Factors--Conflicts Relating to the BCP Sister Corp." In addition, to the extent that the BCP Sister Corp. requires separate financing arrangements, conflicts may arise between the BCP Sister Corp. and the Company to the extent that the BCP Sister Corp. has difficulty obtaining or maintaining such financing. See "Risk Factors--Economic and Business Risks--BCP Sister Corp. Will Have Separate Financing Which May Not be Available."

    The market in which we expect to purchase assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company and the BCP Sister Corp. and its affiliates, in addition to those we have already described.

                                USE OF PROCEEDS

    The Selling Stockholders will receive all of the proceeds from the sale of the securities offered hereby. We will not receive any of the proceeds from the sale by the Selling Stockholders of their Common Stock.

                 PRICE RANGE OF SHARES AND DISTRIBUTION POLICY

    Our Common Stock trades only in the Portal Market. There is no established public trading market for our Common Stock. The last trade of our common stock, on July 22, 1999, was at $13.75 per share. As of August 11, 1999, there were approximately 314 holders of record of our common stock. The prices of our common stock listed below are based on actual trades which occurred during the period of time detailed below.

QUARTER                                                HIGH        LOW     DISTRIBUTION
---------------------------------------------------  ---------  ---------  -------------
Third Quarter 1998.................................  $   20.13  $   20.06       --
Fourth Quarter 1998................................      20.13      15.88    $    0.48
First Quarter 1999.................................      15.88      15.13       --
Second Quarter 1999................................      15.88      15.88    $    4.34

    In order to avoid corporate income taxation on the earnings that we distribute, we must distribute to our stockholders an amount at least equal to
(i) 95% of our REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain) plus (ii) 95% of the excess of our net income from foreclosure property over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). See "Federal Income Tax Considerations." The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon our financial condition in addition to the requirements of the Code.

    Subject to the distribution requirements referred to in the immediately preceding paragraph, we intend (to the extent practicable) to invest substantially all of the principal from repayments, sales and refinancings of our Assets in Assets. We may, however, under certain circumstances, make a distribution of principal or of Assets. Such distributions, if any, will be made at the discretion of our Board of Directors.

    Distributions generally will be taxable as ordinary income to our non-tax exempt stockholders to the extent paid out of earnings and profits, although we may designate a portion of such distributions as long-term capital gain. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of our distributions, see "Federal Income Tax Considerations--Taxation of the Company" and "--Taxation of Taxable U.S. Stockholders."

    The declaration and payment of dividends by any BCP Sister Corp. (if and when formed) will be made by the BCP Sister Corp.'s board of directors from time to time based on such considerations as the BCP Sister Corp.'s board of directors deems relevant, will be payable only out of funds legally available therefor under the laws of the state of formation of the BCP Sister Corp. and will be subject to any limitations which may be contained in the debt instruments of the BCP Sister Corp. See "Risk Factors-- Economic and Business Risks--Conflicts of Interest Exist Between the Company and Others."

    On June 30, 1999, the Operating Partnership and the Company declared and paid a distribution of approximately $4.34 per Operating Partnership unit and approximately $4.34 per share of common stock of the Company, each determined as of a record date of June 8, 1999. See "The Company--Investment in Wyndham International, Inc."

                      INVESTMENT STRATEGIES AND EXPERIENCE

INVESTMENT STRATEGIES AND EXPERIENCE

    Our investment activity is focused in the following types of real estate-related assets: (i) value-added repositionings and discounted purchases;
(ii) development and re-development; (iii) multiple-property portfolios; (iv) joint ventures and strategic partnerships; and (v) real estate companies and real estate-related businesses.

    (i) VALUE-ADDED REPOSITIONINGS AND DISCOUNTED PURCHASES. We target investments in under-utilized or poorly capitalized single assets and portfolios that may be recapitalized on advantageous terms and repositioned with the expectation of returns greater than those that could be achieved by acquiring a stabilized property. These investments may include the purchase of the property at a discount to replacement cost or the purchase of the underlying debt thereon often at a discount to face value. In today's dynamic real estate industry with an ever-changing and cyclical economy and changing demographic characteristics, there generally will be opportunities to take better advantage of well-located and structurally sound properties. Opportunities may involve substantial rehabilitation or re-development and ground-up development where market conditions warrant new construction.

    (ii) DEVELOPMENT AND RE-DEVELOPMENT. On a selected basis, we target investments requiring strategic ground-up development or re-development of existing properties that can benefit from repositioning. We expect to seek out opportunities where market vacancy rates and market rents justify new construction and where job growth will support new demand for office space.

    (iii) MULTIPLE PROPERTY PORTFOLIOS. We target real estate acquisitions resulting from corporate divestitures from users, financial institutions, and other non-strategic and inefficient owners of real estate. We believe that the trend from private to public ownership is motivating many institutions to liquidate their privately-held real estate portfolios.

    (iv) JOINT VENTURES AND STRATEGIC PARTNERSHIPS. We expect to continue to enter into, or acquire interests in, joint ventures or strategic partnerships as a way to leverage both capital and expertise.

    (v) REAL ESTATE COMPANIES AND REAL ESTATE-RELATED BUSINESSES. We also target investments in real estate companies and businesses with a real estate component. Opportunities in this target area include public and private companies, and generally fall into three types of companies: (a) real estate ownership companies, including REITs and non-REIT ownership companies, homebuilders and other development companies; (b) real estate service companies, such as management or brokerage companies; and (c) businesses with a strategic dependence on real estate. We intend to invest in private placements of common stock or other securities convertible into common stock. When we identify strong management teams and growth prospects, we may provide growth capital to such companies and may recapitalize over-leveraged or other poorly-capitalized companies. In addition, when an entity can be acquired for less than the value of its assets, we may acquire control of such entity, whether directly (through the acquisition of a controlling equity interest) or indirectly (through the acquisition of debt).

    Although we expect that our primary emphasis will be on the acquisition of the above-described categories of Real Estate-Related Assets, future acquisitions also may include Other Assets. We have no current plans to invest in such Other Assets. When and if such investments are made, they will not be the principal focus of our investment strategy. We intend to conduct all of our investment activities, including those investments in the Other Assets, in a manner consistent with maintaining our status as a REIT for United States federal income tax purposes. For a description of the restrictions imposed on a company desiring to be taxed as a REIT as to types of investments and limitations on the amounts of such investments, see "Federal Income Tax Considerations--Requirements for Qualification." Other than these restrictions, we have no policy limiting the types of Other Assets in which we may invest or limiting the amount of its investments, if any, in such Other Assets. To the extent that we believe that any of the above-described investments may add value, but are inconsistent with maintaining our status as a REIT, such investments could be made by the BCP Sister Corp. In addition to making such investments through the BCP Sister Corp., we might make such investments through a taxable corporate subsidiary in which we would hold a majority of the economic interest but less than 10% of the voting power. See "Federal Income Tax Considerations--Requirements for Qualifications." However, our ability to fully utilize either the BCP Sister Corp. structure or such taxable corporate subsidiaries could be affected as a result of future legislation. See "Risk Factors--Legal and Tax Risks-- Adverse Impact of Future Legislation Regarding REITs." We intend to structure any such investments in a manner to avoid jeopardizing our qualification as a REIT under the Code.

    We cannot anticipate with any certainty the percentage of the net proceeds of the Original Offering, or our other Assets or funds, that will be invested in each category of Real Estate-Related Assets or Other Assets. We have broad discretion in the manner in which we make investments, subject to our Investment Strategy. There can be no assurance that we will be successful in our Investment Strategy. See "Risk Factors-- Investment Activity Risks--Appropriate Investments May Not Be Available."

INVESTMENT MANAGEMENT

    We intend to create value in, and realize value from, our investments by identifying advantageous investment management strategies. Our senior management has extensive experience in a broad range of aspects of real estate investment management, including financing, asset and property management, development and dispositions.

    Our corporate office, located in Boston, Massachusetts is staffed by twenty-five employees. We have regional offices located in Chicago, Illinois and Los Angeles, California, staffed by three and two employees, respectively. We intend to pursue investments throughout the country. In addition, we intend to enhance and extend our internal management resources through the relationships and contacts with third-party property management and brokerage firms with specialized geographic and property-type expertise and information that our management has developed as a result of its experience in the real estate industry. Through our existing offices and these relationships, we can gain a local presence in strategic markets and hands-on operational knowledge of the Assets underlying our investments, as well as better access to proprietary transactions. Our senior management has developed a network of such parties and will expand such relationships as they pursue our Investment Strategy. Generally, we intend to structure relationships with parties who will make meaningful equity investments and provide incentives to its partners to ensure that the parties' interests are aligned, while we retain control over each investment. See "Risk Factors--Economic and Business Risks."

    We intend to finance investments with the use of leverage in an effort to maximize equity returns while allowing maximum flexibility and maintaining an acceptable level of risk. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Risk Factors--Investment Activity Risks--Real Estate Financing Risks."

    Generally, we intend to pursue a strategy of portfolio diversification in terms of geographic location, property type, and investment type. We believe that diversification is important to reducing potential down-side risks. However, we will have no predetermined limitations or targets for concentration of geographic location, property type, or investment type. Instead, we plan to make investment decisions on a case-by-case basis. See "Risk Factors--Investment Activity Risks--Appropriate Investments May Not Be Available" and "Risk Factors--Investment Activity Risks."

THE BCP SISTER CORP.

    We anticipate that we may, from time to time, identify Assets that we believe may be advantageous investments, but that may be inappropriate (whether for REIT qualification, or other tax reasons) for investment, in whole or in part, by a REIT, or which may otherwise be determined by us, based on general prudent considerations, to be inappropriate, in whole or in part, for investment by us. In order to permit stockholders to participate in the economic benefits that may be associated with such non-qualifying REIT Assets, we may, from time to time, cause the Operating Partnership to form one or more subsidiary corporations, partnerships or other entities (each, a "BCP Sister Corp."), which would not elect to be taxed as a REIT. This structure has been employed by certain other REITs. The exact structure and formation of any particular BCP Sister Corp. will necessarily be tailored to suit the particular circumstances used to create such BCP Sister Corp., but, in general, we anticipate that a BCP Sister Corp. would be organized as follows. The Operating Partnership would initially contribute to the BCP Sister Corp. a portion of its capital together with, on behalf of the Limited Partners, a pro rata portion of the capital of the Operating Partnership allocable to the Limited Partners' contributed capital, which will be sufficient to permit the BCP Sister Corp. to make such initially identified investments, in exchange for all of the issued and outstanding equity interests in the BCP Sister Corp. The Operating Partnership would then distribute the equity interests pro rata to the Company and the Limited Partners. We in turn would distribute the BCP Sister Corp.'s equity interests to its stockholders in a taxable transaction. Concurrently with the formation of the BCP Sister Corp., if any, or immediately subsequent thereto, the BCP Sister Corp. will form an operating partnership (the "Sister OP") upon substantially the same terms and conditions as the Operating Partnership Agreement (including, without limitation, the terms respecting the distribution of the Incentive Return to Beacon Capital Participation Plan). Alternatively, the units of partnership of the Sister OP may be distributed directly to the Limited Partners and our stockholders. Furthermore, to the extent that certain synergies and efficiencies are possible between us, the BCP Sister Corp. and the Sister OP, we intend to maximize the opportunities presented by such synergies and efficiencies. For example, we, the BCP Sister Corp. and the Sister OP may jointly acquire investments in Assets and businesses, such as hotels or health care facilities, where we will acquire title to the underlying real property and lease such property to the Sister OP, at market rents (including rents based upon a percentage of gross revenues), while the Sister OP acquires and operates the operating business. We anticipate that such synergies and efficiencies will provide us with advantages in making investments over other companies; however, no assurance can be made that we will be successful in creating and implementing such synergies and efficiencies. See "Risk Factors--Economic and Business Risks-- Conflicts of Interest Exist Between the Company and Others" and "Risk Factors--Legal and Tax Risks--Adverse Impact of Future Legislation Regarding REITs."

    The formation of the BCP Sister Corp. will permit our stockholders who retain common stock of the BCP Sister Corp. to participate in our real estate operations (including ownership of real property) and the BCP Sister Corp.'s operation of operating businesses and ownership of other Assets which may not otherwise be appropriate for a REIT. Our principal focus will be to make real estate investments while any BCP Sister Corp.'s principal function will be to serve as an operating company or to hold other Assets not appropriate for a REIT. The operating activities and Assets made available to the BCP Sister Corp. by us are designed to provide our stockholders with the long-term benefits of ownership in an entity devoted to the conduct of operating business activities or holding non-REIT assets in addition to their ownership interest in the Company. A small number of REITs, operating under tax provisions that no longer are available to newly-formed REITs, have their shares "paired" or "stapled" with shares of a related operating company, and, therefore, cannot be owned or transferred independently. It is our intention that our Common Stock and the equity interests of a BCP Sister Corp. will not be paired or stapled, but rather may be transferred separately, in a structure known as a "paper clip" which will permit us to continue to qualify as a REIT. With respect to our Common Stock and the equity interests of the BCP Sister Corp. that may be owned and transferred, subject to applicable securities laws restrictions, separately and independently of each other, we and the BCP Sister Corp. will not necessarily provide a paired investment on an ongoing basis. After the initial formation of the BCP Sister Corp. and the distribution of its equity interests, the BCP Sister Corp. and we will pursue independent sources of financing and, because the stock may trade separately, may ultimately have differing ownership. See "The Company--Certain Relationships; Conflicts of Interest," "Federal Income Tax Considerations--BCP Sister Corp."

    To the extent that payments of rent may be made by the BCP Sister Corp. to us, we will be required to monitor and comply with the "related party tenant" provisions of the Code, which provide that payments made under a lease will not constitute qualifying income for purposes of the REIT requirements if the Company owns, directly or indirectly or pursuant to attribution rules, 10% or more of the ownership interests in the relevant lessee. The Aggregate Stock Ownership Limit is designed to prevent stockholders from owning an amount of Company shares that would cause the Company to be treated as owning a BCP Sister Corp. However, any stockholder owning 10% or more of the Company by reason of a waiver of the Aggregate Stock Ownership Limit or the application of the Look-Through Ownership Limit may be required to reduce its ownership percentage to below 10% in order to receive its pro rata share of the distribution of the stock of the BCP Sister Corp., to ensure that rents received by the REIT are not disqualified under the related party tenant provisions.

    Our ability to fully utilize the BCP Sister Corp. structure could be affected as a result of future legislation. The Internal Revenue Service Restructuring and Reform Act of 1998 included, among other things, a freeze on the grandfathered status of REITs that are "paired" or "stapled" with a related operating company. Unlike such "paired" or "stapled" structures, the proposed BCP Sister Corp. structure would be a "paper clip" structure in which interests in the BCP Sister Corp. distributed to the our stockholders could be transferred independently from our Common Stock. Although such legislation does not affect the "paper clip" structure, there can be no assurance that the recently enacted legislation affecting the paired share structure will not place legislative or judicial scrutiny on the "paper clip" structure or that legislation adversely affecting such a structure will not be proposed and enacted.

POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES

    Although we have no specific policy with respect to such activities, we do not presently anticipate that we will underwrite the securities of other unaffiliated issuers.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of August 11, 1999, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each person known by the Company to own more than 5% of the Common Stock, (ii) each of BCP's directors and Named Executive Officers and (iii) all directors and Named Executive Officers as a group.

                                          AMOUNT AND NATURE
                                            OF BENEFICIAL
                                             OWNERSHIP(2)
                                          ------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)    NUMBER    PERCENT
----------------------------------------  ---------  -------
Wellington Management Company...........  2,300,000    10.9%  (3)
75 State Street
Boston, MA 02109

Southeastern Asset Management...........  2,075,000     9.8%
6410 Poplar Drive
Memphis, TN 38119

RREEF Venture Capital Fund LP...........  1,650,000     7.8%
875 N. Michigan Avenue
Chicago, IL 60611

Alan M. Leventhal.......................    757,962     3.6%  (4)
Lionel P. Fortin........................    437,690     2.1%  (5)
Stephen T. Clark........................     14,380        *  (6)
Robert M. Melzer........................     11,451        *  (7)
Steven Shulman..........................     19,941        *  (8)
Scott M. Sperling.......................     14,216        *  (9)
Erin R. O'Boyle.........................     60,328        *  (10)
Randy J. Parker.........................     51,335        *  (11)
William A. Bonn.........................     50,995        *  (11)
All Directors and Named Executive
  Officers as a Group
  (9 persons)...........................  1,418,298     6.6%  (4)(5)(6)(7)(8)(9)(10)(11)

--------------------------

*   Less than one percent

(1) All information has been determined as of August 11, 1999. For the purposes of this table, a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that person has the right to acquire within 60 days of August 11, 1999 pursuant to the exercise of stock options or redemption of Operating Partnership Units (assuming the Company elects to issue Common Stock rather than pay cash upon such redemption) held by such person or an affiliate of such person. Unless otherwise noted the address of each Beneficial Owner is: c/o Beacon Capital Partners, Inc., One Federal Street, 26th Floor, Boston, MA 02110. As of March 19, 1999, 20,973,932 shares of Common Stock were issued and outstanding.

(2) For the purpose of computing the percentage of outstanding shares of Common Stock held by each person, any shares of Common Stock which such person has the right to acquire within 60 days of August 11, 1999 pursuant to the exercise of a stock option or upon the redemption of Operating Partnership Units is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

(3) Includes shares held by 2 separate stockholders which the Company believes to be controlled by Wellington Management Company.

(4) Includes Operating Partnership Units held indirectly by a trust, of which Mr. Leventhal is a beneficiary and currently exercisable options to purchase 166,650 shares of Common Stock. Excludes options to purchase 333,350 shares of Common Stock granted to Mr. Leventhal and subsequently transferred to a trust, of which Mr. Leventhal is a beneficiary, which options are not presently exercisable.

(5) Includes Operating Partnership Units held indirectly by a trust, of which Mr. Fortin's wife is a trustee and currently exercisable options to purchase 166,650 shares of Common Stock. Excludes options to purchase 333,350 shares of Common Stock granted to Mr. Fortin and subsequently transferred to a trust, of which Mr. Fortin's wife is a beneficiary, which options are not presently exercisable.

(6) Includes currently exercisable options to purchase 14,380 shares of Common Stock.

(7) Includes currently exercisable options to purchase 6,090 shares of Common Stock.

(8) Includes currently exercisable options to purchase 14,580 shares of Common Stock.

(9) Includes currently exercisable options to purchase 14,216 shares of Common Stock.

(10) Includes currently exercisable options to purchase 58,328 shares of Common Stock and excludes options to purchase 116,672 shares of Common Stock, which options are not presently exercisable.

(11) Includes currently exercisable options to purchase 49,995 shares of Common Stock and excludes options to purchase 100,005 shares of Common Stock, which options are not presently exercisable.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of June 30, 1999, and on a pro forma basis to reflect the Pro Forma Transactions (as defined under "Selected Historical and Unaudited Pro Forma Financial Data"):

                                                                          ACTUAL     PRO FORMA
                                                                        ----------  -----------
                                                                            (IN THOUSANDS)
Mortgage notes payable................................................  $   18,877   $  18,877
Note payable--interim financing.......................................      70,000      70,000
Minority interest.....................................................      43,754      43,754
Common stock; $.01 par value, 500,000,000 shares
  authorized, 20,973,932 shares issued and outstanding
  and adjusted pro forma..............................................         210         210
Additional paid-in capital............................................     389,520     389,520
Cumulative net income.................................................      14,626      14,626
Dividends.............................................................    (101,172)   (101,172)
                                                                        ----------  -----------
      Total...........................................................  $  435,815   $ 435,815
                                                                        ----------  -----------
                                                                        ----------  -----------

           SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

    The selected historical financial data set forth below presents our historical financial data as of December 31, 1998 and for the period from January 21, 1998 (Inception) through December 31, 1998 and as of June 30, 1999 and for the six months ended June 30, 1999. Our selected pro forma balance sheet data set forth below gives effect to (i) the pending additional funding of an investment in a joint venture known as Mathilda Research Centre (ii) the pending additional funding of an investment in a joint venture known as Millennium Tower, (iii) the acquisition of Fort Point Place, (iv) the repayment of the mortgage note receivable and (v) the purchase of Series B Preferred as if these transactions had occurred as of June 30, 1999. The income statement data gives effect to transactions (i), (ii), and (iii) as if these transactions had occurred January 1, 1999. The selected pro forma financial data are not necessarily indicative of what our actual financial position or results of operations would have been as of or for the period ended June 30, 1999, nor do they purport to be indicative of the financial position or results of operations for future periods. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our historical financial statements and notes thereto and our unaudited pro forma financial statements and notes thereto, each included elsewhere herein.

                                                    AS OF AND FOR THE
                                                       PERIOD FROM
                                                    JANUARY 21, 1998      AS OF AND FOR THE
                                                     (INCEPTION) TO       SIX MONTHS ENDED
                                                    DECEMBER 31, 1998       JUNE 30, 1999
                                                    -----------------  -----------------------
                                                       HISTORICAL      HISTORICAL   PRO FORMA
                                                    -----------------  ----------  -----------
                                                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Income Statement Data:
  Revenues........................................     $    26,536     $   19,056   $  19,633
  Net income......................................           9,054          5,572       5,529
  Net income per common share--basic and
    diluted.......................................            0.44           0.27        0.26

Balance Sheet Data:
  Real estate.....................................     $   214,768     $  217,556   $ 241,856
  Investments in joint ventures and
    corporations..................................          90,136         94,753     108,353
  Total assets....................................         484,000        442,601     442,601
  Mortgage notes payable..........................          21,570         18,877      18,877
  Note payable--interim financing.................              --         70,000      70,000

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The following should be read in conjunction with our Consolidated Financial Statements and notes thereto and our unaudited Pro Forma Condensed Consolidated Financial Statements, each contained elsewhere herein. Our Consolidated Financial Statements include Beacon Capital Partners, Inc. ("BCP") and Beacon Capital Partners, L.P. ("the Operating Partnership"), our majority-owned partnership.

RESULTS OF OPERATIONS

    COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 1999 AND THE PERIOD FROM JANUARY 21, 1998 (INCEPTION) TO JUNE 30, 1998 AND THE THREE MONTHS ENDED JUNE 30, 1999 AND JUNE 30, 1998.

    Our total revenues increased $12.3 million to $19.1 million for the six months ended June 30, 1999 as compared to $6.8 million for the period January 21, 1998 (Inception) to June 30, 1998. The increase was due to Technology Square, The Draper Building and the Dallas Office and Industrial Portfolio acquisitions rental income and reimbursement of operating expenses and real estate taxes of $9.7 million and $1.5 million, respectively, The Athenaeum Portfolio equity earnings of $1.5 million and other income of $.4 million offset by a decrease in interest income of $.8 million. Revenues for The Athenaeum Portfolio were $15.2 million and expenses were $10.4 million for the six months ended June 30, 1999; we recognize 50% of its net earnings. Interest income for the six months ended June 30, 1999 decreased $.8 million over the same period ending June 30, 1998, primarily the result of a reduction in investment cash on hand due to our use of the March, 1998 Offering Proceeds to fund property acquisitions, offset by the interest earned on the mortgage note receivable in 1999.

    Our total expenses increased $10 million to $12.8 million for the six months ended June 30, 1999 as compared to $2.8 million for the period January 21, 1998 (Inception) to June 30, 1998. The increase was due to Technology Square, The Draper Building and the Dallas Office and Industrial Portfolio acquisitions property operating expenses, real estate taxes and interest expense of $2.7 million, $2.3 million and $.4 million, respectively, additional general and administrative expenses of $2.3 million and depreciation and amortization expense of $2.3 million.

    Our total revenues increased $3.4 million for the three months ended June 30, 1999 as compared to the three months ended June 30, 1998. The increase was due to Technology Square, The Draper Building and the Dallas Office and Industrial Portfolio acquisitions rental income and reimbursement of operating expenses and real estate taxes of $4.6 million and $.7 million, respectively, The Athenaeum Portfolio equity earnings of $.2 million, and other income of $.1 million offset by a decrease in interest income of $2.2 million. Interest income for the three months ended June 30, 1999 decreased $2.2 million over the same period ending June 30, 1998, primarily the result of a reduction in investment cash on hand due to our use of the March, 1998 Offering Proceeds to fund property acquisitions, offset by the interest earned on the mortgage note receivable in 1999.

    Our total expenses increased $4.4 million for the three months ended June 30, 1999 as compared to the three months ended June 30, 1998. The increase was due to Technology Square, The Draper Building and the Dallas Office and Industrial Portfolio acquisitions property operating expenses and real estate taxes of $1.4 million and $1.2 million, respectively, additional general and administrative expenses of $.7 million and depreciation and amortization expense of $1.1 million.

    The minority interest in consolidated partnership represents the portion of the Operating Partnership that is not owned by the Company.

    1998 RESULTS

    For the period January 21, 1998 (Inception) to December 31, 1998, we had net income of $9 million generated from total revenues of $26.5 million offset by expenses of $16.8 million and minority interest in consolidated partnership of $.7 million. The revenues consist of Technology Square, The Draper Building and the Dallas Office and Industrial Portfolio rental income and reimbursement of operating expenses and real estate taxes of $10.7 million and $1.7 million, respectively, The Athenaeum Portfolio equity earnings of $3.2 million, interest income of $10.7 million and other income of $.2 million. Expenses consist of Technology Square, The Draper Building and the Dallas Office and Industrial Portfolio property operating and real estate taxes of $3.4 million and $1.9 million, respectively, general and administrative expenses of $8.4 million, interest expense of $.9 million and depreciation and amortization of $2.2 million.

    The minority interest in consolidated partnership represents the portion of the Operating Partnership that is not owned by the Company.

    PRO FORMA

    On a pro forma basis, for the six months ended June 30, 1999, we had net income of $5.5 million, generated from total revenues of $19.6 million offset by expenses of $13.4 million and minority interest in consolidated partnership of $.7 million. The revenues consist of Technology Square, The Draper Building, the Dallas Office and Industrial Portfolio and Fort Point Place rental income and reimbursement of operating expenses and real estate taxes of $11.4 million and $1.6 million, respectively, The Athenaeum Portfolio equity earnings of $2.4 million, interest income of $3.8 million and other income of $0.4 million. Expenses consist of Technology Square, The Draper Building, the Dallas Office and Industrial Portfolio and Fort Point Place property operating and real estate taxes of $3 million and $2.4 million, respectively, general and administrative expenses of $4.9 million, interest expense of $.5 million and depreciation and amortization of $2.6 million.

    On a pro forma basis, for the year ended December 31, 1998, we had net income of $8.8 million, generated from total revenues of $36.2 million offset by expenses of $26.3 million and minority interest in consolidated partnership of $1.1 million. The revenues consist of Technology Square, The Draper Building, the Dallas Office and Industrial Portfolio and Fort Point Place rental income and reimbursement of operating expenses and real estate taxes of $23.4 million and $3.0 million, respectively, The Athenaeum Portfolio equity earnings of $4.6 million, interest income of $4.7 million and other income of $.5 million. Expenses consist of Technology Square, The Draper Building, the Dallas Office and Industrial Portfolio and Fort Point Place property operating and real estate taxes of $7.3 million and $3.9 million, respectively, general and administrative expenses of $8.4 million, interest expense of $1.9 million and depreciation and amortization $4.8 million.

    The minority interest in consolidated partnership represents the portion of the Operating Partnership that is not owned by the Company.

LIQUIDITY AND CAPITAL RESOURCES

    Cash and cash equivalents were $39.9 million at June 30, 1999 as compared to $174.6 million at December 31, 1998. The decrease of $134.7 million was primarily the result of (i) the purchase of Series B Convertible Preferred Stock ("Series B Preferred") of Wyndham International, Inc. ("Wyndham"), (ii) the funding of the mortgage note to PAH Batterymarch Realty Company, LLC, (iii) the investment in 215 Fremont Street, (iv) the payment of the January 1999 dividend to stockholders and distribution to minority interests, (v) the payment of Fort Point Place deposit and acquisition costs, (vi) the payment of Technology Square redevelopment costs and (vii) investments in Mathilda Research Centre and Millennium Tower, all offset by (i) proceeds received from the Bankers Trust Company interim financing note payable and (ii) cash flow from operations.

    Cash and cash equivalents were $174.6 million at December 31, 1998, which was primarily the result of (1) private offering proceeds, (ii) cash flow from operations, (iii) the issuance of Operating Partnership units, and (iv) a distribution received from The Athenaeum Portfolio offset by (i) the cost of acquiring Technology Square, The Draper Building and the Dallas Office and Industrial Portfolio and (ii) investments in The Athenaeum Portfolio, Mathilda Research Centre, Millennium Tower and Cypress Communications, Inc.

SHORT AND LONG-TERM LIQUIDITY

    We have considered our short-term (up to 12 months) liquidity needs and the adequacy of expected liquidity sources to meet these needs. We believe that our principal short-term operating liquidity needs are to fund normal recurring expenses, debt service requirements and the minimum distribution required to maintain the Company's REIT qualification under the Internal Revenue Code of 1986, as amended. We believe that these needs will be funded from cash flows provided by operating activities and the dividend to shareholders of those shares of Series B Preferred of Wyndham subject to the voting trust. See "--Investing Activities." We believe our short-term investment liquidity needs are to fund current real estate investments, developments and redevelopments, as well as securities held for investment. We expect to fund these needs from cash on hand and through mortgages and other debt instruments.

    We expect to meet long-term (greater than 12 months) liquidity requirements for the costs of additional development, real estate and real estate related investments, scheduled debt maturities, major renovations, expansions and other non-recurring capital improvements through secured and unsecured indebtedness, joint ventures, the issuance of additional Operating Partnership units and equity securities and from current cash balances.

FINANCING ACTIVITIES

    The Company was incorporated on January 21, 1998 as a Massachusetts corporation and was initially capitalized through loans from the Company's founders, Messrs. Leventhal and Fortin, in the amount of $3.6 million. On May 1, 1998, the loans were repaid.

    On March 20, 1998, we completed an initial private offering ("Original Offering") issuing 17,360,769 shares of Common Stock with proceeds, net of offering costs, of $323.1 million. On April 3, 1998 and April 13, 1998, through the exercise of the underwriter's over-allotment option, 3,613,163 additional shares were issued with proceeds, net of offering costs, of $66.6 million.

    In connection with our reincorporation (through a merger) as a Maryland corporation, we established the Operating Partnership. As contemplated in the Original Offering, an entity controlled by Messrs. Leventhal and Fortin was to contribute $4.2 million to the Operating Partnership for a 1% limited partnership interest. In order to comply with the requirements of ERISA, such contribution could only be made subsequent to the closing of our first real estate transaction. The $4.2 million contribution was made on May 4, 1998.

    On June 28, 1999, we obtained a $100 million secured interim financing (the "Interim Financing") from Bankers Trust Company. The Interim Financing matures in June 2000, but in certain circumstances can be extended for one year. Outstanding balances under the Interim Financing bear interest at a rate spread over the base rate or Eurodollar rate, as applicable. The spread is based upon certain loan to value ratios. At June 30, 1999, the outstanding balance of the Interim Financing was $70 million and the interest rate was 7.96%. The Interim Financing requires monthly payments of interest only and is secured by mortgages and assignments of rents on certain properties.

    Our ability to borrow under the Interim Financing is subject to our ongoing compliance with a number of financial and other covenants.

    On June 9, 1999, Millennium Tower, L.L.C., the joint venture formed to develop Millennium Tower, obtained a three-year $45 million construction loan from two institutions. The loan may be extended for one year if certain conditions are met. The loan initially bears interest at a rate of LIBOR plus 250 basis points and may decrease to a rate of LIBOR plus 200 basis points when the project achieves certain pre-leasing and debt service coverage thresholds. The loan is secured by a mortgage and an assignment of rents. Each of the principals in the venture has provided a completion guarantee and a repayment guarantee (in the aggregate amount of $12 million) equal to their pro-rata interest in the venture.

INVESTING ACTIVITIES

    On May 1, 1998, we acquired The Athenaeum Portfolio, an eleven building, 970,000 square foot mixed-use portfolio located in Cambridge, Massachusetts. The aggregate consideration for the properties was $195 million, consisting of approximately $125.9 million in cash and the assumption of approximately $69.1 million of first mortgage debt. We used proceeds from the Original Offering for the cash portion of the acquisition. Subsequent to the closing of the transaction, we completed the formation of a joint venture with PW Acquisitions IX, LLC, an affiliate of PaineWebber, in which both parties hold a 50% interest in the master limited liability company that controls the two limited liability companies holding title to the properties.

    On June 24, 1998, we acquired a four-building complex known as Technology Square and an adjacent building known as The Draper Building. The properties are located in Cambridge, Massachusetts and consist of approximately 1,026,000 square feet. The aggregate consideration for the properties was $123 million, consisting of approximately $71.6 million in cash and the issuance of approximately $51.4 million of units of limited partnership interest in the Operating Partnership. We used proceeds from the Original Offering for the cash portion of the acquisition. We have subsequently re-measured three of the five buildings in this portfolio. The new measurements add an additional 31,000 square feet to the portfolio.

    On July 1, 1998, we acquired the Dallas Office and Industrial Portfolio, a 1,335,000 square foot portfolio of seven office properties and seven research & development properties located in suburban Dallas, Texas. The aggregate consideration for the properties was $91.2 million, consisting of approximately $69.5 million in cash and the assumption of approximately $21.7 million of first mortgage debt. We used proceeds from the Original Offering for the cash portion of the acquisition.

    On August 9, 1998, we entered into a joint venture agreement with Mathilda Partners LLC, an affiliate of Menlo Equities (a California based developer). On November 4, 1998, the joint venture acquired a twelve-acre site on Mathilda Avenue in Sunnyvale, California, on which the venture is developing Mathilda Research Centre, two four-story Class A office/R&D buildings with surface parking. The estimated cost of the approximately 267,000 square foot development is approximately $57 million, of which approximately 35% will be funded from cash contributions and the balance is intended to be financed with a construction loan from an institutional lender. We agreed to fund up to $19.8 million of the development, of which, as of June 30, 1999, we had funded approximately $17.6 million using proceeds from the Original Offering. On June 18, 1999, the joint venture executed a lease with Juniper Networks, Inc. for one of the two buildings, comprising approximately 144,000 square feet of the development; the tenant also has an option to lease the other building.

    On September 1, 1998 we entered into a joint venture agreement with HA L.L.C., an affiliate of Martin Smith Real Estate Services (a Seattle based real estate company). The joint venture is developing Millennium Tower, a 19-story office and residential tower, located at Second Avenue and Columbia Street in downtown Seattle, Washington. The estimated cost of the 261,000 square foot building is $71 million and will be funded with equity contributions and a $45 million construction loan. See "--Financing Activities." HA L.L.C. contributed the land to the joint venture at an agreed value of $10.5 million. We agreed to fund $19 million of the development, of which, as of June 30, 1999, we had funded approximately $7.5 million using proceeds from the Original Offering.

    On September 30, 1998, we invested $5 million to acquire preferred stock in Cypress Communications, Inc., ("Cypress") representing a 13.5% fully diluted ownership position in such company. Dividends will be earned on the Company's investment as and when dividends are declared on the preferred stock or any other class of stock in Cypress. The preferred stock will be treated preferentially upon a liquidation of Cypress, should a liquidation occur, and is held by both the Operating Partnership and Tenant Communications, Inc., a Massachusetts corporation ("Tenant Communications"). The voting common stock of Tenant Communications is controlled by Messrs. Leventhal and Fortin. The Operating Partnership owns 99% of the economic interests in Tenant Communications. We used proceeds from the Original Offering for the investment.

    Cypress provides bundled communications services to tenants in multi-tenant commercial buildings. These bundled services include Internet access, video, voice mail and telephone service. By bundling services to multiple tenants in an office building, Cypress can aggregate the traffic of customers and give them the advantage of a cost-effective service with a high level of customer care.

    On May 21, 1999 and June 25, 1999 we funded mortgage note advances of $12.3 million and $32.7 million, respectively (net of interest and fees) to PAH Batterymarch Realty Company, LLC, an entity wholly owned by Patriot American Hospitality Partnership, L.P. for the development of the Wyndham Batterymarch Hotel located in Boston, Massachusetts. The mortgage note was collateralized by a first mortgage lien on the property and was guaranteed by Wyndham and Patriot American Hospitality Partnership, L.P. We used proceeds from the Original Offering for the advances. The mortgage note had an interest rate of Libor plus 250 basis points and was repaid on July 1, 1999.

    On June 30, 1999, we invested $33.5 million in 215 Fremont Street, a 299,000 square foot building located in the South Financial District of San Francisco, California. We used proceeds from the Interim Financing for the investment. We anticipate that this investment will be transferred to one of our affiliates, Beacon Capital Strategic Partners, L.P.--See Recent Developments.

    On June 30, 1999, we purchased 1,050,000 shares of Series B Preferred of Wyndham at a net price of approximately $102.9 million. Simultaneous with this transaction, we transferred the shares of Series B Preferred to a voting trust (the trustee of which is a subsidiary of the Operating Partnership) and declared and paid a dividend of approximately $4.34 per share of common stock of BCP and a distribution of approximately $4.34 per operating partnership unit of the Operating Partnership. The aggregate value of the dividend and distribution was approximately $103.1 million and primarily consisted of our interest in shares of the Series B Preferred. Stockholders not able to receive such interests received cash of equivalent value. We used proceeds from the Original Offering for the Series B Preferred purchase.

    On July 1, 1999, we purchased 450,000 shares of Series B Preferred at a net price of approximately $44.1 million. We used proceeds from the Original Offering for the Series B Preferred purchase.

    The aggregate number of shares of Series B Preferred we purchased may be reduced by up to 30% (450,000 shares) following a rights offering to current Wyndham common shareholders. Depending on the timing and magnitude of Wyndham's rights offering, we may establish a second voting trust to hold some or all of the 450,000 shares of Series B Preferred.

    On July 13, 1999, we purchased Fort Point Place, a four-building, 335,000 square foot office and warehouse property located in the Boston, Massachusetts South Boston Waterfront District for aggregate consideration of $24.3 million. Two buildings consist of approximately 145,000 square feet of office space. The other two buildings consist of approximately 190,000 square feet of warehouse space which were delivered to us vacant and will be redeveloped for residential use. We used proceeds from the Interim Financing for the acquisition.

CAPITALIZATION

    As of June 30, 1999, our total consolidated debt was approximately $88.9 million, and our total consolidated debt plus our proportionate share of total unconsolidated debt was approximately $123.1 million. Our current consolidated indebtedness has a weighted average rate of 8.0% (8.1% on fixed rate debt and 7.96% on variable rate debt), with maturities ranging from 2000 through 2022, and is secured by some of our properties. Our proportionate share of the current total unconsolidated mortgage debt on The Athenaeum Portfolio (in which we hold a 50% interest in the limited liability company that controls the two limited liability companies that hold title to this portfolio) is approximately $34.2 million with a rate of 8.485%. It has a stated maturity of 2027 and may be prepaid any time after January, 2007. Prior to January, 2007 but after April, 1999, all or a portion of the loan may be defeased. In the event the loan is not paid in full in 2007, the interest rate changes to the greater of 13.485% or 5% over the applicable 20-year Treasury Rate. Assuming The Athenaeum Portfolio loan has a 2007 maturity, our total consolidated and unconsolidated debt has a weighted average rate of 8.1% as of June 30, 1999.

ENVIRONMENTAL MATTERS

    We believe, based upon internal reviews, environmental site assessments performed by consultants, existing plans to mitigate and monitor the sites and financial commitments of certain prior owners and tenants, that the future costs relating to environmental remediation and compliance will not have a material adverse effect on our financial condition, results of operations, or liquidity.

INFLATION

    Most of our leases require tenants to pay increases in operating expenses, including common area charges and real estate taxes, thereby reducing our risk of the adverse effects of inflation. Leases also generally vary in term from three years to ten years, further reducing our risk of the adverse effects of inflation.

RECENT DEVELOPMENTS

    We are planning to establish a new investment fund and raise a minimum of $250 million under the name Beacon Capital Strategic Partners, L.P. The Operating Partnership plans to invest up to 20% of the total committed capital in the fund, which is expected to close in the third quarter of 1999.

    In April 1999, we announced that we are offering for sale a portfolio of properties located in Cambridge, Massachusetts. See "The Properties." The portfolio, known as The Cambridge Technology Portfolio, consists of the entire Athenaeum Portfolio and The Draper Building. The offering price is approximately $286 million.

YEAR 2000 READINESS DISCLOSURE

    The Year 2000 compliance issue concerns the inability of computer systems to accurately calculate, store or use a date after 1999. The inability of a computer to properly process dates after 1999 could result in system failures or miscalculations. Such failures in our computers could lead to disruptions in our activities and operations. If we fail, or our significant tenants or vendors fail, to make necessary modifications and conversions on a timely basis to remedy these problems, the Year 2000 issue could have a material adverse effect on the Company and its results of operations or financial position. We believe that our competitors face similar risks in regard to Year 2000.

    We are managing our Year 2000 initiative to minimize any adverse effect on our business operations. We have established a Year 2000 committee to address Year 2000 concerns. The Year 2000 committee has implemented a Year 2000 initiative with the following phases: (i) introducing Year 2000 awareness; (ii) identifying our systems with potential Year 2000 issues; (iii) assessing and budgeting Year 2000 compliance costs; (iv) remediation; (v) testing; (vi) contacting material third parties to assess their Year 2000 compliance; and (vii) developing a contingency plan in case our Year 2000 initiative is not successful.

    We have completed phases (i), (ii), (iii) and (iv) of our Year 2000 initiative. We have reviewed our corporate computer operations that consist of recent releases of network systems, accounting, property management and desktop applications. All such systems were installed in 1998. We have contacted the vendors for these systems for assurance that the systems are Year 2000 compliant. All corporate hardware and software have been upgraded to meet the vendor's specifications in regards to Year 2000 compliance. All corporate and property financial records are maintained on our corporate accounting system which is Year 2000 compliant. Final testing, phase (v), will be completed by the end of September.

    We have not incurred any material costs to address our Year 2000 compliance issue. We do not currently expect that the costs incurred in connection with the initiative will have a material adverse impact on our results of operations or financial position.

    We have also been working extensively on phase (vi) of our Year 2000 initiative. Included in the contractual obligations of the third party managers who operate our properties is an undertaking by the third party managers to work with us on our Year 2000 initiative. Our Year 2000 committee has regular communications with our third party managers to determine their Year 2000 compliance status. From this ongoing process, based upon information received to date, we currently believe that our third party managers have taken appropriate steps in regards to Year 2000 compliance with respect to the building systems and the systems of the properties' tenants and vendors.

    We have the right to approve all lease agreements and have reviewed our standard lease form to address Year 2000 compliance issues.

    The inability of the Company, or our tenants or vendors, to be Year 2000 compliant could lead to declining occupancy rates, higher operating expenses and other adverse effects which are not quantifiable at this time. The failure of any of these parties to be Year 2000 compliant could have a material adverse effect on our results of operations or financial position.

    We are currently evaluating the need to have a contingency plan in place in the event we, or our third party property managers, tenants or vendors, do not successfully address Year 2000 compliance issues. We expect to complete our Year 2000 initiative by the end of the third quarter of 1999, including the development of a contingency plan, if needed.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    We are exposed to certain financial market risks, the most predominant being fluctuations in interest rates. Interest rate fluctuations are monitored by management as

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
an integral part of our overall risk management program, which recognizes the unpredictability of financial markets and seeks to reduce the potentially adverse effect on our results of operations. The effect of interest rate fluctuations historically has been small relative to other factors affecting operating results, such as rental rates and occupancy.

    The following table summarizes our debt obligations outstanding as of June 30, 1999. This information should be read in conjunction with Notes 6 and 7 to the consolidated financial statements.

                                                                    EXPECTED MATURITY DATE
                                    1999        2000       2001       2002       2003     THEREAFTER     TOTAL    FAIR VALUE
                                 -----------  ---------  ---------  ---------  ---------  -----------  ---------  -----------
                                                                    (DOLLARS IN THOUSANDS)
Liabilities
Long-Term Debt:
Fixed Rate.....................   $     175   $     373  $     404  $   1,815  $     414   $  15,696   $  18,877   $  18,877
Weighted Average Interest
  Rate.........................        8.1%        8.1%       8.1%       8.0%       8.0%        8.6%        8.2%
Variable Rate..................   $      --   $  70,000  $      --  $      --  $      --   $      --   $  70,000   $  70,000
Current Variable
  Interest Rate................          --       7.96%         --         --         --          --       7.96%

                           DESCRIPTION OF SECURITIES

    The following description of the terms of our securities is not complete. This description is subject to and qualified in its entirety by reference to our Charter and Bylaws, (copies of which are available upon request to the Company). See "Certain Provisions of Maryland Law and of BCP's Charter and Bylaws."

GENERAL

    Our Charter provides that the Company has the authority to issue up to 950,000,000 shares of stock, consisting of 500,000,000 shares of Common Stock ($.01 par value per share); 250,000,000 shares of excess stock ($.01 par value per share) ("Excess Stock"); and 200,000,000 shares of preferred stock ($.01 par value per share) ("Preferred Stock"). As of August 11, 1999, 20,973,932 shares of our Common Stock are issued and outstanding and no shares of Excess Stock or Preferred Stock are issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

COMMON STOCK

    Subject to the preferential rights of any other class or series of stock and to the provisions of our Charter regarding Excess Stock, holders of shares of our Common Stock are entitled to receive dividends on such Common Stock if, as and when authorized and declared by our Board of Directors (out of assets legally available therefor) and to share ratably in the Company's assets legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up (after payment of or adequate provision for all of the Company's known debts and liabilities).

    Subject to the provisions of our Charter regarding Excess Stock, each outstanding share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders (including the election of directors). Except as otherwise required by law and except as provided with respect to any other class or series of stock, the holders of such shares of Common Stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares of Common Stock will not be able to elect any Directors.

    Holders of shares of our Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights (except as provided by Maryland law) and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our Charter regarding Excess Stock, shares of our Common Stock will have equal dividend, liquidation and other rights.

    Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a different percentage (but not less than a majority of all of the

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votes entitled to be cast on the matter) is set forth in the corporation's charter. Our Charter does not provide for a different percentage in such situations, except for certain amendments to our Charter. See "Certain Provisions of Maryland Law and BCP's Charter and Bylaws--Amendment of Charter and Bylaws."

PREFERRED STOCK

    Our Charter authorizes the Board of Directors to classify any unissued shares of Preferred Stock and to reclassify any previously classified but unissued shares of Preferred Stock of any series, as authorized by the Board of Directors. Prior to issuance of shares of each class or series, the Board is required by the MGCL and our Charter to fix, subject to the provisions of our Charter regarding Excess Stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Such rights, powers, restrictions and limitations could include the right to receive specified dividend payments and payments on liquidation prior to any such payments being made to the holders of some, or a majority, of our Common Stock. The Board of Directors could authorize the issuance of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or any other transaction that holders of our Common Stock might believe to be in their best interests or in which holders of some, or a majority, of our Common Stock might receive a premium for their shares over the then current market price of such shares. As of the date hereof, no shares of Preferred Stock are outstanding and we have no present plans to issue any Preferred Stock.

POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK

    We believe that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common or Preferred Stock and thereafter to cause the Company to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could authorize the Company to issue a class or series that could (depending upon the terms of such class or series) delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of our Common Stock or otherwise be in their best interest.

DIVIDEND REINVESTMENT PLAN

    We may implement a dividend reinvestment plan whereby our stockholders may automatically reinvest their dividends in the Common Stock. Details about any such plan would be sent to our stockholders following adoption thereof by the Board of Directors.

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
TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is EquiServe (the "Transfer Agent") in Boston, Massachusetts.

TRANSFER RESTRICTIONS

    Restrictions Under Charter

    In order for the Company to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made) (the "Five or Fewer Requirement"), and such shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations."

    In order to protect the Company against the risk of losing its status as a REIT and to otherwise protect the Company from the consequences of a concentration of ownership among its stockholders, our Charter (subject to certain exceptions) provides that no single person (which may include certain "groups" of persons) may "beneficially own" more than 9.8% (the "Aggregate Stock Ownership Limit") of the aggregate number of outstanding shares of any class or series of stock; provided, however, that certain mutual funds registered under the Investment Company Act of 1940 and certain other widely-held entities (other than pension plans as described in Section 401(a) of the Code) ("Look-Through Entities") may "beneficially own" no more than 15% (the "Look-Through Ownership Limit"). Under our Charter, a person generally "beneficially owns" shares if (i) such person has direct ownership of such shares, (ii) such person has indirect ownership of such shares taking into account the constructive ownership rules of
Section 544 of the IRS Code (as modified by Section 856(h)(1)(B) of the IRS
Code) or (iii) such person would be deemed to "beneficially own" such shares pursuant to Rule 13d-3 under the Exchange Act. Any transfer of shares of stock or of any security convertible into shares of stock that would create a direct or indirect ownership of shares of stock in excess of the Aggregate Stock Ownership Limit or the Look-Through Ownership Limit (as applicable) or that would result in the disqualification of the Company as a REIT, including any transfer that results in the shares of stock being owned by fewer than 100 persons or results in the Company being "closely held" within the meaning of
Section 856(h) of the Code or results in the Company constructively owning 10% or more of the ownership interests in a tenant of the Company within the meaning of Section 318 of the Code as modified by Section 856(d)(5) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of stock.

    The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify (or to continue to qualify) as a REIT. The Board of Directors, upon receipt of a ruling from the IRS, or an opinion of counsel or other evidence or undertakings acceptable to it, may, in its sole discretion, waive the Aggregate Stock Ownership Limit and the Look-Through Ownership Limit if evidence satisfactory to the Board of Directors is presented that the changes in ownership will not jeopardize the Company's REIT status or cause the Company to be a "pension-held REIT" for federal income tax purposes and the Board of Directors otherwise decides that such action is in the best interest of the Company.

    If any purported transfer of stock of the Company or any other event would otherwise result in any person violating the Aggregate Stock Ownership Limit or the Look-Through Ownership Limit (as applicable) or our Charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the applicable limit and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the applicable limit (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be converted automatically into an equal number of shares of Excess Stock (the "Excess Shares") and transferred automatically (by operation of law) to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the Trading Day (as defined in our Charter) prior to the date of such violative transfer.

    As soon as practical after the transfer of shares to the trust but in an orderly fashion so as not to materially adversely affect the trading price of our Common Stock, the trustee of the trust (who we shall designate and who will be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such Excess Shares to a person or entity who could own such shares without violating the applicable Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Excess Shares or the sales proceeds received by the trust for such Excess Shares. In the case of any Excess Shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift or devise), the trustee will be required to sell such Excess Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such Excess Shares as of the date of such event or the sales proceeds received by the trust for such Excess Shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner (as applicable) will be distributed to the Beneficiary. Prior to a sale of any such Excess Shares by the trust, the trustee will be entitled to receive in trust for the Beneficiary, all dividends and other distributions we pay with respect to such Excess Shares.

    The Prohibited Owner with respect to such Excess Shares shall repay to the trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of stock that have been converted into Excess Shares and (ii) were distributed by the Company to stockholders of record on a record date which was on or after the date that such shares were converted into Excess Shares. Each Excess Share shall entitle the holder to no voting rights other than those voting rights which accompany a class of stock under Maryland law. The trustee, as record holder of the Excess Shares, shall be entitled to vote all Excess Shares. Any vote by a Prohibited Owner as a purported holder of shares of stock prior to our discovery that such shares of stock have been converted into Excess Shares shall, subject to applicable law,
(i) be rescinded and shall be void AB INITIO with respect to such Excess Shares and (ii) be recast in accordance with the desires of the trustee acting for the benefit of the Beneficiary; provided, however, that if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

    In addition, our shares of stock held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we (or our designee), accept such offer. We shall have the right to accept such offer for a period of 90 days following the later of (a) the date of the event which resulted in such shares of Excess Stock or (b) the date the Board of Directors first determined that the event resulting in the shares of Excess Stock occurred, if we do not receive notice of such event. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

    Each stockholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of capital stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

    The above-described ownership limits may have the effect of precluding acquisition of control of the Company.

REGISTRATION RIGHTS

    The Selling Stockholders of our Common Stock are entitled to the benefits of a Registration Rights Agreement between the Company and the Initial Purchaser in the Original offering (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, we have agreed for the benefit of the holders of our Common Stock that it will from time to time (at its expense) (i) promptly, but in any event within 90 days after the date of issuance of the Common Stock, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Common Stock, (ii) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as practicable and (iii) use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act, until the date (the "Expiration Date") which is the earliest of the dates described in the following clauses (a), (b) and (c): (a) the second annual anniversary of the latest date of original issuance of the Common Stock,
(b) such time as all Common Stock covered by the Shelf Registration Statement has been sold pursuant to the Shelf Registration Statement, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in a new security not subject to transfer

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
restrictions under the Securities Act being delivered, and (c) such time as, in the opinion of counsel, all of the Common Stock held by nonaffiliates of the Company and covered by the Shelf Registration Statement are eligible for resale pursuant to Rule 144(k) (or any successor or analogous rule) under the Securities Act and the legend described under "Notice to Investors" has been removed from such Common Stock. The Registration Statement of which this Prospectus forms a part has been filed pursuant to the foregoing provisions of the Registration Rights Agreement.

    Notwithstanding the foregoing, we will be permitted to suspend the use, from time to time, of this prospectus that is part of the Shelf Registration Statement for periods (any such period hereinafter referred to as a "blackout period"), if the Company's Board of Directors shall have determined in good faith that it is in the best interests of the Company to suspend such use and we provide the Selling Stockholders with written notice of such suspension.

    A Selling Stockholder that sells Common Stock pursuant to the Shelf Registration Statement, including through the use of this Prospectus, generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations). In addition, each holder of Common Stock may be required to deliver information to be used in connection with the Shelf Registration Statement in order to have such holder's Common Stock included in the Shelf Registration Statement and to benefit from the provisions of the succeeding paragraph.

    Each Common Stock certificate contains a legend to the effect that the holder thereof, by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the Registration Rights Agreement. In that regard, each holder is deemed to have agreed that, upon receipt of notice from the Company of the occurrence of any event which makes a statement in this prospectus untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading, or of certain other events specified in the Registration Rights Agreement, such holder will suspend the sale of Common Stock pursuant to this prospectus until the Company has amended or supplemented such prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such holder or we have given notice that the sale of our Common Stock may be resumed.

    We have agreed (pursuant to a registration rights agreement with Luddite Associates, a partnership owned by The Prudential Insurance Company of America and its affiliates) to register, on any four occasions after September 1, 1999, at the request of Luddite Associates (or in certain other circumstances), the shares of Common Stock which we may issue upon the redemption of 2,528,296 Units held by Luddite Associates. We will bear all expenses incident to the registration of securities under this agreement, except that such expenses shall not include any underwriting discounts or commissions, or transfer taxes, if any, relating to such shares.

                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                          OF BCP'S CHARTER AND BYLAWS

    THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MARYLAND LAW AND TO OUR CHARTER AND BYLAWS.

    Our Charter and the Bylaws contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. These provisions may have the effect of delaying, deterring or preventing certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms.

AMENDMENT OF CHARTER AND BYLAWS

    Our Charter may be amended only by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter, (or, if less than 75% of the Directors then in office approve the amendment, by the affirmative vote of holders of two-thirds of all votes entitled to be cast on the matter) except that amendments dealing with certain articles of our Charter (for example, articles relating to stockholder action; the powers, election of, removal of and classification of directors; limitation of liability; and amendment of our Charter) shall require the affirmative vote of not less than seventy-five percent of the outstanding votes entitled to be cast on the matter. Unless otherwise required by law, the Board of Directors may amend our Bylaws by the affirmative vote of a majority of the Directors then in office.

DISSOLUTION OF THE COMPANY

    The MGCL permits the dissolution of the Company by (i) the affirmative vote of a majority of the entire Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders, and (ii) upon proper notice, stockholder approval by the affirmative vote of two-thirds of the votes entitled to be cast on the matter.

MEETINGS OF STOCKHOLDERS

    Under our Bylaws, annual meetings of stockholders shall be held at such date and time as determined by the Board of Directors, the Chairman of the Board or the President. The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for directors or bring other business before an annual meeting of stockholders. Special meetings of stockholders may be called by a majority of our Directors then in office or by stockholders holding not less than a majority of the outstanding stock entitled to vote at the meeting and only matters set forth in the notice of the meeting may be considered and acted upon at such a meeting.

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THE BOARD OF DIRECTORS

    We currently have six Directors. The number of Directors of the Company may be changed by the Board of Directors but may not be fewer than the minimum number required by the MGCL nor more than nine. Subject to the rights of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any vacancy will be filled, including any vacancy created by an increase in the number of Directors, at any regular meeting or at any special meeting called for the purpose, by a majority of the remaining Directors. Pursuant to the terms of our Charter, the Directors are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, another class will hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000 and the third class will hold office initially for a term expiring in 2001. As the term of each class expires, Directors in that class will be elected for a term of three years and until their successors are duly elected and qualified. The use of a classified board may render more difficult a change in control of the Company or removal of incumbent management. Our Charter provides that a Director may be removed from office (a) only with cause and (b) only by the affirmative vote of the holders of at least 75% of the shares entitled to vote at a meeting of stockholders called for that purpose. We believe, however, that classification of the Board of Directors will help to assure the continuity and stability of its business strategies and policies.

    Our Charter provides that the affirmative vote of more than 75% of the Directors then in office is required to approve certain transactions or actions of the Board, including a change of control (as defined in the Charter) of the Company or of the Operating Partnership, any amendment to the Operating Partnership Agreement, any waiver of the limitations on ownership contained in our Charter, any merger, consolidation or sale of all or substantially all of the assets of the Company or the Operating Partnership, certain issuances of equity securities by the Company or the termination of our status as a REIT. See "Operating Partnership Agreement."

LIMITATION OF LIABILITY AND INDEMNIFICATION

    Our Charter limits the liability of the Board of Directors and officers to the Company to the fullest extent permitted from time to time by Maryland law. The MGCL permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation or its stockholders for money damages, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit our ability or our stockholders to obtain other relief, such as an injunction or a rescission.

    Our Charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of

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
the Company, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. Our Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. Our Charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

    The MGCL requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (a) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) the act or omission was committed in bad faith or (ii) the act or omission was the result of active and deliberate dishonesty, (b) the indemnified party actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such

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
indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEMNIFICATION AGREEMENTS

    We have entered into indemnification agreements with each of our Directors and executive officers which require, among other things, that we indemnify our Directors and executive officers to the fullest extent permitted by law and advance to the Directors and executive officers all related expenses (subject to reimbursement if it is subsequently determined that indemnification is not permitted). Under these agreements, we must also indemnify and advance all expenses incurred by Directors and executive officers seeking to enforce their rights under the indemnification agreements and may cover Directors and executive officers under the Company's Directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to Directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights it provides.

BUSINESS COMBINATIONS

    Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least
(a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. Our Charter exempts from the Maryland statute any business combination with Alan M. Leventhal or Lionel P. Fortin, or current or future affiliates, associates or other persons acting in concert as a group with either of Messrs. Leventhal or Fortin.

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CONTROL SHARE ACQUISITIONS

    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Charter exempts from the control share acquisition statute the purchases of Common Stock on the Closing Date of the Original Offering and any future transactions which would otherwise be subject to the statute by Alan M. Leventhal or Lionel P. Fortin or current or future affiliates, associates or other persons acting in concert or as a group with either of Messrs. Leventhal or Fortin. Consequently, the prohibition on voting control shares will not apply to such persons.

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                     COMMON STOCK AVAILABLE FOR FUTURE SALE

    As of August 11, 1999, we have outstanding 20,973,932 shares of Common Stock and have reserved for issuance upon exercise of Stock Options or redemption of Units 5,550,223 additional shares of Common Stock.

    Shares of Common Stock issued to holders of Units upon exercise of the Redemption Rights, will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. See "Description of Securities--Transfer Restrictions" and "Operating Partnership Agreement--Redemption of OP Units."

    In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "affiliate" of the Company, as defined in Rule 144 (an "Affiliate"), the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company which will require us to file periodic reports under the Exchange Act. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

    No assurance can be given as to (i) the likelihood that an active market for the shares will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell their Common Stock, or (iv) the prices that stockholders may obtain for their Common Stock.

    In addition to the shares to be registered hereby, the holders of 2,528,296 Units have the right to demand, on any four occasions after September 1, 1999, to have the common stock that they might receive upon the redemption of such Units registered. We will bear all expenses incident to the registration under the registration rights agreement, except that such expenses shall not include any underwriting discounts or commissions, or transfer taxes, if any, relating to such shares.

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                        OPERATING PARTNERSHIP AGREEMENT

    THE FOLLOWING SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT DESCRIBES THE MATERIAL PROVISIONS OF SUCH AGREEMENT. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPERATING PARTNERSHIP AGREEMENT.

CLASSES OF UNITS

    The Operating Partnership has authority to issue three classes of units of limited partnership interests: Units; Convertible Units; and Incentive Units. The Units, and the Incentive Units once issued (collectively, the "OP Units"), will share equally on a unit-by-unit basis in all distributions of the Operating Partnership. The Convertible Units will not participate in any distributions of the Operating Partnership and represent solely the right to convert into a certain number of Incentive Units (if any) with a fair market value equal to the Incentive Return. See "The Company--Long-Term Incentive Plan."

MANAGEMENT

    The Operating Partnership is a Delaware limited partnership. We are the sole general partner of, and hold approximately 88% of the economic interests in the Operating Partnership. We hold an approximate 1% general partner interest in the Operating Partnership and the balance is held as a limited partner interest. We intend to conduct substantially all of its business through the Operating Partnership and its subsidiaries.

    Pursuant to the Operating Partnership Agreement, we (as the sole general partner of the Operating Partnership), generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of the Operating Partnership by virtue of being a holder of any class of units of the Operating Partnership. Certain restrictions apply to our ability to engage in a Business Combination, as described more fully under "Extraordinary Transactions" below.

    The limited partner of the Operating Partnership has agreed that in the event of any conflict in the fiduciary duties owed by the Company to its stockholders and by the Company, (as general partner of the Operating Partnership), to such limited partners, we may act in the best interests of our stockholders without violating our fiduciary duties to such limited partners or being liable for any resulting breach of our duties to the limited partners.

    The Operating Partnership Agreement provides that all business activities of the Company, including all activities pertaining to the acquisition and operation of properties, must be conducted through the Operating Partnership, and that the Operating

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Partnership must be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT.

REMOVAL OF THE GENERAL PARTNER; TRANSFER OF THE GENERAL PARTNER'S INTEREST

    The Operating Partnership Agreement provides that the limited partners may not remove us as general partner of the Operating Partnership. We may not transfer any of our interests as general or limited partner in the Operating Partnership except (i) in connection with a merger or sale of all or substantially all of its assets pursuant to a transaction for which it has obtained the requisite approval in accordance with the terms of the Operating Partnership Agreement, (ii) if the limited partners holding at least 66 2/3% of the OP Units (excluding OP Units owned by BCP) consent to such transfer or (iii) to certain affiliates of the Company.

AMENDMENTS OF THE OPERATING PARTNERSHIP AGREEMENT

    Generally, the Operating Partnership Agreement may be amended with our approval, (as general partner), and limited partners (including us) holding a majority of the OP Units. Certain amendments that would, among other things, convert a limited partner's interest into a general partner's interest, modify the limited liability of a limited partner, alter the interest of a partner in profits or losses or the right to receive any distributions, alter or modify the redemption right described below, or cause the termination of the Operating Partnership at a time or on terms inconsistent with those set forth in the Operating Partnership Agreement must be approved by us and each limited partner that would be adversely affected by such amendment. Notwithstanding the foregoing, we, (as general partner), have the power, (without the consent of the limited partners), to amend the Operating Partnership Agreement as may be required to (1) add to our obligations as general partner or surrender any right or power granted to us as general partner, (2) reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Operating Partnership Agreement, (3) establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the Operating Partnership Agreement, (4) reflect a change of an inconsequential nature that does not materially adversely affect the limited partners, or cure any ambiguity, correct or supplement any provisions of the Operating Partnership Agreement not inconsistent with law or with other provisions of the Operating Partnership Agreement, or make other changes concerning matters under the Operating Partnership Agreement that are not otherwise inconsistent with the Operating Partnership Agreement or law, or (5) satisfy any requirements of federal or state law. Certain provisions affecting our rights and duties as general partner (e.g., restrictions on our power to conduct businesses other than owning OP Units; restrictions relating to the issuance of our securities and related capital contributions to the Operating Partnership; restrictions relating to certain extraordinary transactions involving us or the Operating Partnership) may not be amended without the approval of a majority of the OP Units not held by us.

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TRANSFER OF UNITS; SUBSTITUTE LIMITED PARTNERS

    The Operating Partnership Agreement provides that limited partners generally may transfer their OP Units and Convertible Units without the consent of any other person, but may substitute a transferee as a limited partner only with the prior written consent of the Company as the sole general partner of the Operating Partnership. In addition, limited partners may not transfer OP Units until the one-year anniversary of the closing of the Original Offering or in violation of certain regulatory and other restrictions set forth in the Operating Partnership Agreement. Notwithstanding the foregoing, the 2,528,296 Units issued to Luddite Associates, a partnership owned by The Prudential Insurance Company of America and its affiliates, in connection with the acquisition of Technology Square and The Draper Building can generally be transferred to any direct or indirect wholly-owned subsidiary of Prudential at any time after September 21, 1998, and such transferee shall then be admitted as a substitute limited partner.

REDEMPTION OF OP UNITS

    The Operating Partnership will be obligated after the one-year anniversary of the closing date of the Original Offering to redeem each OP Unit at the request of the holder thereof for cash equal to the fair market value of such unit at the time of such redemption (as determined in accordance with the provisions of the Operating Partnership Agreement), provided that we may elect to acquire any such OP Unit presented for redemption for one share of Common Stock or an amount of cash of the same value. If Incentive Units are presented for redemption, the election by the Company to acquire such Incentive Units for shares of Common Stock must be approved by the Independent Directors. With each redemption or acquisition by the Company, our percentage ownership interest in the Operating Partnership will increase. Beacon Capital Participation Plan shall have certain rights, pursuant to separate registration rights agreements, to have the issuance of shares of Common Stock that may be issued to it in exchange for its OP Units, or the resale of such shares, registered under the Securities Act. See "Common Stock Available for Future Sale."

OPERATIONS

    The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code. In addition, the Operating Partnership will be operated in a manner so as to qualify it as a "real estate operating company" under the Plan Assets Regulation, at least until such time as the Common Stock qualifies as shares of "publicly offered securities" within the meaning of the Plan Assets Regulation.

    In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, it is anticipated that the Operating Partnership will pay all

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administrative costs and expenses of the Company (collectively, the "Company
Expenses") and such Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company,
(ii) all expenses relating to the offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, and (v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Operating Partnership.

ISSUANCE OF ADDITIONAL LIMITED PARTNERSHIP INTERESTS

    We (as general partner) are authorized (without the consent of the limited partners), to cause the Operating Partnership to issue additional Units, Incentive Units and Convertible Units to the Company, to the limited partners or to other persons for such consideration and on such terms and conditions as we (as general partner) deem appropriate. If additional OP Units are issued to the Company, then we must (i) issue additional shares of Common Stock and must contribute to the Operating Partnership the entire proceeds received by us from such issuance or (ii) issue additional OP Units to all partners in proportion to their respective interests in the Operating Partnership. In addition, we may cause the Operating Partnership to issue to us additional partnership interests in different series or classes, which may be senior to the OP Units, in conjunction with an offering of our securities of having substantially similar rights, in which the proceeds thereof are contributed to the Operating Partnership. Consideration for additional partnership interests may be cash or other property or assets. No limited partner has preemptive, preferential or similar rights with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

EXTRAORDINARY TRANSACTIONS

    The Operating Partnership Agreement provides that we may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding shares of Common Stock (a "Business Combination"), unless the holders of OP Units will receive, or have the opportunity to receive, the same consideration per OP Unit as holders of Common Stock receive per share of Common Stock in the transaction; if holders of OP Units will not be treated in such manner in connection with a proposed Business Combination, we may not engage in such transaction unless limited partners (other than the Company) holding at least 66 2/3% of the OP Units held by limited partners vote to approve the Business Combination.

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EXCULPATION AND INDEMNIFICATION OF THE GENERAL PARTNER

    The Operating Partnership Agreement generally provides that we, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if we carried out our duties in good faith. In addition, we are not responsible for any misconduct or negligence on the part of our agents, provided we appointed such agents in good faith. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon the opinion of such persons, as to matters that we reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

    The Operating Partnership Agreement also provides for the indemnification of us, our Directors and officers, and such other persons as we may from time to time designate against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with the preceding unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

TAX MATTERS

    We are the tax matters partner of the Operating Partnership and, as such, have the authority to make tax elections under the Code on behalf of the Operating Partnership.

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                       FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of material federal income tax considerations is based upon current law and is for general information purposes only. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders subject to special treatment under the federal income tax laws (including, without limitation, insurance companies, tax-exempt organizations (except as described below), financial institutions or broker-dealers, and, except as discussed below, foreign corporations and persons who are not citizens or residents of the United States).

    The statements in this discussion are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

    EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM, HER OR IT OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, AND SALE, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

    We will elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with the year ending on December 31, 1998.

    The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

OPINION OF TAX COUNSEL

    Goodwin, Procter & Hoar LLP acted as counsel to the Company in connection with the Offering and BCP's election to be taxed as a REIT. Goodwin, Procter & Hoar LLP delivered to us an Opinion dated October 16, 1998 (the "Opinion"), which stated that, we will be organized in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of

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counsel are not binding upon the IRS or any court. Moreover, the Opinion was based on various assumptions and was conditioned upon certain representations made by us as of the date of the Opinion as to factual matters, including representations regarding the nature of our properties, the past and future conduct of our business and our compliance with the various REIT requirements discussed below. The Company's qualification and taxation as a REIT depends upon our having met, and our ability to meet on a continuing basis, the various qualification tests imposed under the Code discussed below. Goodwin, Procter & Hoar LLP does not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year have satisfied or will satisfy any such requirements. Finally, investors should be aware that the Opinion has not been updated since it was issued in October, 1998. For a discussion of the tax consequences of failure to qualify as a REIT. See "--Failure to Qualify."

TAXATION AS A REIT

    If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our stockholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, we are subject to federal income tax as follows:

    - we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains;

    - under certain circumstances, we may be subject to the "alternative minimum tax" on our undistributed items of tax preference, if any;

    - if we have (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income;

    - if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax;

    - if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the gross income attributable to the greater of the amount by which BCP fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect BCP's profitability;

    - if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year (other than such capital gain net income

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       which the Company elects to retain and pay tax on) , and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed;

    - if we acquire any asset from a "C" corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other asset) in the hands of a "C" corporation and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired such asset, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by us over the adjusted basis in such asset at such time), we will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated).

    The results described above with respect to the tax on "built-in-gain" assume that we will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if we were to make any such acquisition.

REQUIREMENTS FOR QUALIFICATION

    DEFINITION OF A REIT UNDER THE CODE

    The Code defines a REIT as a corporation, trust, or association

     (i) that is managed by one or more trustees or directors;

    (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

    (iii) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

    (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

    (v) the beneficial ownership of which is held by 100 or more persons;

    (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule");

   (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status;

   (viii) that uses a calendar year for federal income tax purposes; and

    (ix) that meets certain other tests, described below, regarding the nature of its income and assets.

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    The Code provides that conditions (i) to (iv) above, inclusive, must be met during the entire taxable year and that condition (v) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) above will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code Section 401(a), however, generally is not considered an individual, and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule. If we comply with all the requirements for ascertaining the ownership of its outstanding stock in a taxable year and do not know or have reason to know that we violated the 5/50 Rule, we will be deemed to have complied with the 5/50 Rule for such taxable year.

    We believe we have issued sufficient Common Stock with sufficient diversity of ownership to allow us to have satisfied and continue to satisfy requirements
(v) and (vi) in the preceeding paragraph. In addition, our Charter provides for restrictions regarding the transfer of the Common Stock that are intended to assist us in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. However there can be no assurance that we have met or will continue to meet the REIT Stock Ownership Requirements. Such transfer restrictions are described in "Description of Securities--Transfer Restrictions."

    Code Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is held by the REIT. If the Company acquired a corporation already in existence at the time of acquisition, such corporation would be treated as liquidating on the date of acquisition and we would be required to distribute any C corporation earnings and profits of the corporation before the end of the taxable year. Thus, in applying these requirements, any of the Company's "qualified REIT subsidiaries" will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as Company assets, liabilities, and items of income, deduction, and credit.

CERTAIN TREASURY REGULATIONS RELATING TO OUR STATUS AS A REIT

    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including for purposes of satisfying the gross income and asset tests described

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below. Our proportionate share of the assets and gross income of the Operating
Partnership will be treated as assets and gross income for purposes of applying these requirements.

INCOME TESTS

GROSS INCOME REQUIREMENTS

    In order for the Company to qualify and to maintain its qualification as a REIT, two requirements relating to the Company's gross income must be satisfied annually.

    - At least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property, and dividends or other distributions on and gain from the sale of stock in other REITs) or from certain types of temporary investment income.

    - At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

RENTS FROM REAL PROPERTY

    The rents we receive from the tenants of the Real Property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met.

    - The amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales or solely by reason of being based on the income or profits of a tenant if such tenant derives substantially all of its gross income from the related property through the sub-leasing of substantially all of its interest in the property to the extent the amounts received by such tenant would be characterized as rents from real property if received by the REIT.

    - The Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if we own, or a direct or indirect owner of 10% or more of the Company owns, 10% or more of such tenant, either actually or constructively (a "Related Party Tenant").

    - If Rent attributable to personal property, leased in connection with a lease of Real Property, is greater than 15% of the total Rent received under the lease,

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       then the portion of Rent attributable to such personal property will not qualify as "rents from real property."

    For the Rent to qualify as "rents from real property," we generally must not operate or manage the Real Property or furnish or render services to the tenants of such Real Property, other than through an "independent contractor" who is adequately compensated by the tenants and from whom we derive no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services we provide are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

    We believe that the Rent generally qualifies as rents from real property, and that any Rent that does not so qualify would not cause the Company to fail to satisfy either the 75% or 95% gross income test.

    The Ownership Limit and the Excess Share Provisions in our Charter are designed in part to prevent a stockholder of the Company from owning Company stock that would cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant, including any BCP Sister Corp. However, because the relevant constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares, and because our Charter provisions referred to above may not be effective, there can be no absolute assurance that transfers or other events will not cause us to constructively own 10% or more of one or more tenants at some future date.

    The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

    Interest will qualify as "interest on obligations secured by mortgages on real property or on interests in real property" if the obligation is secured by a mortgage on real property having a fair market value, as of the date on which the commitment to make or purchase the obligation becomes binding on us, at least equal to the highest principal amount of the loan outstanding during the taxable year. However, if we receive interest income with respect to a mortgage loan that is secured by both real property and

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other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date on which the commitment to acquire or originate the mortgage loan becomes binding on us, the interest income will be apportioned between the real property and the other property, which apportionment may cause us to recognize income that is not qualifying income for purposes of the 75% gross income test.

    We may receive income not described above that is not qualifying income for purposes of one or both of the 75% and 95% gross income tests. For example, it is possible that certain fees for services rendered by the Operating Partnership will not be qualifying income for purposes of either gross income test. Upon the anticipated distribution of interests representing the Wyndham preferred stock subject to the voting trust to the Company's stockholders, as well as any subsequent distribution to stockholders of Wyndham Preferred shares, or interests relating thereto, the Company will recognize gain equal to the excess, if any, of the then value of the preferred shares distributed over the Company's tax basis therein. Any such gain will be nonqualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any taxable dividends on any Wyndham preferred shares retained by the Operating Partnership and any other dividends received from Real Estate Companies that are C corporations also will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, any other income recognized by us with respect to any Wyndham preferred shares retained by the Operating Partnership (including income recognized as a result of Wyndham's exercise of its rights to redeem series B preferred shares (or as a result of other taxable dispositions of such shares) will constitute nonqualifying income for purposes of the 75% income test.

    We will endeavor to structure our operations so that the amount of such nonqualifying income will not cause us to fail the two gross income tests. The amount of such income cannot be predicted with complete certainty, however, and may depend on factors beyond our control (such as the value of Wyndham at the time we distribute preferred shares). If the amount of nonqualifying income exceeded anticipated amounts the Company could lose its status as a REIT.

    REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property

    - that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured,

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    -   for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and

    - for which such REIT makes a proper election to treat such property as foreclosure property.

    We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we likely will make an election to treat the related property as foreclosure property.

    Property we acquire will not be eligible for the election to be treated as foreclosure property ("Ineligible Property") if the related loan was acquired by us at a time when default was imminent or anticipated. In addition, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income tests.

    Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset we own or owned by the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of our business or the Operating Partnership's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property, unless we comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that we can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including, without limitation, interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that we enter into such a contract to hedge against the interest rate risks of any indebtedness incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments or in other situations, we may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

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    If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect, we attache a schedule of the sources of our income to our return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances that we would be entitled to the benefit of those relief provisions. As discussed above in "--Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test, multiplied by a fraction intended to reflect our profitability.

ASSET TESTS

    At the close of each quarter of each taxable year, we must satisfy three tests relating to the nature of our assets.

    - At least 75% of the value of our total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where we raise new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following our receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land or improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property).

    - Not more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

    - Of the investments not included in the 75% asset class, the value of any one issuer's securities we own may not exceed 5% of the value of our total assets, and we may not own more than 10% of any one issuer's outstanding voting securities (except for our interests in the Operating Partnership, the General Partner, the Limited Partner, any qualified REIT subsidiaries, and other qualified REITs).

    We expect that any interests in Real Property that we acquire generally will be qualifying assets for purposes of the 75% asset test. If we acquire any interest in a Real Estate Company that is a C corporation, as of the relevant testing dates, such interest may not (i) represent more than 5% of the value of our total assets or (ii) constitute more than 10% of the Real Estate Company's outstanding voting securities. We will monitor the status of the assets that we acquire and manage our portfolio in order to comply with the various asset tests on the relevant testing dates.

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    If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (i) we satisfied the asset tests at the close of the preceding calendar quarter and
(ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

    With respect to our investment in Wyndham preferred shares, we intend to monitor our compliance with the REIT asset tests and distribute or otherwise dispose of sufficient amounts of such investment as necessary to comply with those tests. In that regard, we currently anticipate distributing at least $90 million of such shares on or about June 30, 1999. See "The Company--Investment in Wyndham International, Inc. and Patriot American Hospitality, Inc." Nonetheless, if the IRS successfully challenges our valuations of our assets, we could violate one or more of the REIT asset tests and fail to qualify as a REIT.

DISTRIBUTION REQUIREMENTS

    In order to avoid corporate income taxation of the earnings that we distribute, we are required to distribute with respect to each taxable year dividends (other than capital gain dividends) to our stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 95%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if we should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year (other than capital gain income which we elect to retain and pay tax on), and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We may elect to retain, rather than distribute, all or a portion of our net long-term capital gains pursuant to recently enacted legislation. The effect of such an election is that

    (i) we are required to pay the tax on such gains;

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    (ii) U.S. stockholders (as defined below), while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by us; and

    (iii) the basis of a U.S. stockholder's Common Stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax paid by us) included in such U.S. stockholder's long-term capital gains.

    In certain circumstances, our investments may generate income for federal income tax purposes without a corresponding receipt of cash ("Phantom Income"). In order for us to meet REIT qualifications and/or avoid tax at the REIT level on such Phantom Income, we may be forced to use cash generated from other sources, including, without limitation, asset sales and borrowings, to make required distributions. See "Risk Factors--Legal and Tax Risks--Tax Risks."

    Under certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Although we may be able to avoid being taxed on amounts distributed as deficiency dividends, we will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

RECORDKEEPING REQUIREMENTS

    Pursuant to applicable Treasury Regulations, we must maintain certain records and request on an annual basis certain information from our stockholders designed to disclose the actual ownership of our outstanding stock. Failure to comply with such record keeping requirements could result in substantial monetary penalties. We believe we have complied with such requirements.

EXCESS INCLUSION INCOME

    It is anticipated that we may purchase mortgage loans. If we purchase such assets and are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on such mortgage loans, such arrangement will be treated as a "taxable mortgage pool" for federal income tax purposes. If all or a portion of the Company is considered a "taxable mortgage pool," our status as a REIT generally should not be impaired; however, a portion of our taxable income may be characterized as "excess inclusion income" and allocated to our stockholders. Any excess inclusion income (i) could not be offset by net operating losses of a stockholder, (ii) would be subject to tax as "unrelated business taxable income" to a tax-exempt stockholder, (iii) would be subject to the application of federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders, and (iv) would be taxable (at the highest corporate tax rate) to us, rather than our stockholders, to the extent allocable to shares of our stock held by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

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IMPACT OF FUTURE LEGISLATION

    Our qualification as a REIT, the benefits of so qualifying, and/or our ability to use a BCP Sister Corp. could be affected as a result of future legislation. See "Investment Strategies and Experience--The BCP Sister Corp."

FAILURE TO QUALIFY

    If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. It is not possible to state whether in all circumstances we would be entitled to statutory relief from our failure to qualify as a REIT.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

    As used in this section, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is

    - a citizen or resident of the United States;

    - a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state or political subdivision thereof;

    - an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

    - any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

    As long as we qualify as a REIT, distributions (including distributions of property, such as the anticipated distribution of interests relating to Wyndham preferred shares subject to the voting trust or the distribution of interests in a BCP Sister Corp.) made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. Distributions out of earnings and profits that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the

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taxable year) without regard to the period for which the stockholder has held its Common Stock. Pursuant to legislation enacted in 1997, in the case of a stockholder who is an individual, an estate or a trust, long-term capital gains and losses are separated into three tax rate groups, a 20% group, a 25% group and a 28% group, and are subject to tax at the rate effective for each group. Pursuant to Notice 97-64, 1997-47 IRB 1, we will designate capital gain dividends, if any, as 20% rate gain distributions, 25% rate gain distributions or 28% rate gain distributions and detail such designations in a manner intended to comply with applicable requirements. Final regulations, if and when issued by the Treasury Department, could affect the rules set forth in the Notice. In addition, the IRS has not issued regulations or other guidance regarding the application of the new rates to sales of interests in REITs such as the Company, and it remains unclear how the new rules will affect such sales, if at all. The IRS has also not yet issued guidance modifying the rules set forth in the Notice to take into account the recent elimination of the 18-month holding period required for individuals, estates and trusts to be eligible for the preferential 20% capital gains rate. If we elect to retain capital gains rather than distribute them, a U.S. stockholder will be deemed to receive a capital gain dividend equal to the amount of such retained capital gains. A U.S. stockholder will be allowed a credit against its federal income tax liability for its proportionate share of tax we paid on retained capital gains. See "--Requirements for Qualification." Such gains are subject to apportionment among the three tax rate groups as set forth above. Corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock had been held for one year or less), provided that the Common Stock is a capital asset in the hands of the stockholder. In addition, any distribution that we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

    Stockholders may not include in their individual income tax returns any net operating losses or capital losses we incur. Instead, we would carry over such losses for potential offset against our future income (subject to certain limitations). Taxable distributions that we make and gain from the disposition of our Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. In addition, taxable distributions that we make generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated

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as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends and in the case of capital gain dividends to non-corporate stockholders, those designated as 20% rate gain distributions, 25% rate gain distributions and 28% rate gain distributions.

    It is possible that we may invest in certain types of mortgage loans that may cause us under certain circumstances to recognize taxable income in excess of our economic income (also known as "Phantom Income") and to experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if we receive Phantom Income, our stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. If there is taken into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in the Company that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate Phantom Income. In general, as the ratio of our Phantom Income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease. We will consider the potential effects of Phantom Income on our taxable stockholders in managing our investments.

TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

    In general, any gain or loss realized upon a taxable disposition of the Common Stock by a U.S. stockholder who is not a dealer in securities will be treated as capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the Common Stock has been held for more than 12 months. In general, any loss upon a sale or exchange of Common Stock by a U.S. stockholder who has held such Common Stock for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent our distributions are required to be treated by that stockholder as long-term capital gain.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

    We will report to our U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the

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backup withholding rules. A stockholder who does not provide us with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

    Tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"), as defined in Section 512(a)(1) of the Code. While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by us to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of our stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. In addition, in certain circumstances, a pension trust that owns more than 10% of our stock is required to treat a percentage of the dividends we pay as UBTI. This rule applies to a pension trust holding more than 10% (by value) of our stock only if (i) the percentage of our income that is UBTI (determined as if we were a pension trust) is at least 5% and (ii) we are treated as a "pension-held" REIT. We will be treated as a "pension-held" REIT if

    (i) we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust, and

    (ii) either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

We are unlikely to become a "pension-held" REIT because, pursuant to the Aggregate Stock Ownership Limit and the Look-Through Ownership Limit in our Charter, no person may beneficially own shares of Common Stock in excess of 9.8% of the outstanding shares of our Common Stock; provided, however, that certain Look-Through Entities may beneficially own up to 15% of such shares of Common Stock. Although our Board of Directors has the discretion to waive the application of the Aggregate Stock Ownership Limit or the Look-Through Ownership Limit with respect to any person, the Board of Directors intends to grant such waivers only in a manner that would not cause us to be or become a "pension-held" REIT. However, there can be no assurance that we will not become a "pension-held" REIT or that pension trusts will not be required to treat a percentage of dividends received from us as UBTI.

TAXATION OF NON-U.S. STOCKHOLDERS

    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

    Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by us of U.S. real property interests and are not designated by us as capital gains dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a non-U.S. corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with us or (ii) the Non-U.S. Stockholder files an IRS Form 4224 (or a Form W-8ECI) with us claiming that the distribution is effectively connected income. Furthermore, on October 6, 1997, the U.S. Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Non-U.S. Stockholders after December 31, 2000 (the "New Withholding Regulations"). The New Withholding Regulations may alter the procedure for claiming the benefits of an income tax treaty.

    Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent they exceed the resulting tax liability from such distribution.

    For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of U.S. real property interests (i.e., interests in real property located in the United States and interests in U.S. corporations at least 50% or whose assets consist of U.S. real property interests) will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate stockholder not entitled to treaty relief or exemption. For purposes of these rules, the Wyndham preferred shares to be acquired by the Operating Partnership likely will constitute a U.S. real property interest while held by us, and distributions to Non-U.S. Stockholders attributable to gain from those shares likely will be subject to tax under FIRPTA. We are required to withhold 35% of any distribution that we designate as a capital gains dividend. If we designate prior distributions as capital gain dividends, the withholding tax with respect to the prior distribution will be withheld from subsequent distributions to non-U.S. Stockholders. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

    Gain recognized by a Non-U.S. Stockholder upon a sale of his or her Common Stock generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although it is currently anticipated that we will be a "domestically controlled REIT" and, therefore, that the sale of the Common Stock will not be subject to taxation under FIRPTA, there can be no assurance that we will be a "domestically-controlled REIT." Even if such gain is not subject to FIRPTA, such gain will be taxable to a Non-U.S. Stockholder if
(i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, a purchaser of Common Stock subject to taxation under FIRPTA would generally be required to deduct and withhold a tax equal to 10% of the amount realized on the disposition by a Non-U.S. Stockholder. Any amount withheld would be creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

    Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders. The New Withholding Regulations alter the application of the information reporting and backup withholding rules to Non-U.S. Stockholders. Non-U.S. Stockholders should consult with a tax advisor with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to a Non-U.S. Stockholder is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a Non-U.S. Stockholder will be allowed as a credit against any United States federal income tax liability of such Non-U.S. Stockholder. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the Service.

OTHER TAX CONSEQUENCES

    The Company, our stockholders, the Operating Partnership or its General Partner or Limited Partners may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock. In addition, the Taxpayer Relief Act of 1997 includes several provisions, some of which have been described in the discussion above, that will liberalize certain of the requirements for qualification as a REIT. However, we do not expect these provisions to have either a material beneficial effect or a material adverse effect on our ability to operate as a REIT.

BCP SISTER CORP.

    Each BCP Sister Corp. organized as a corporation will pay federal, state and local income taxes on its taxable income at regular corporate rates. Any such taxes will reduce amounts available for distribution by the BCP Sister Corp. to its stockholders.

                              ERISA CONSIDERATIONS

    ERISA and the Code impose certain restrictions on (a) Plans, including individual retirement accounts or Keogh plans, (b) any entities whose underlying assets include Plan assets by reason of a Plan's investment in such entities ("Plan Assets Entities") and (c) persons who have certain specified relationships to such Plans and Plan Assets Entities ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

THE TREATMENT OF THE COMPANY'S UNDERLYING ASSETS UNDER ERISA

    The DOL has issued the Plan Assets Regulation which defines what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an "equity interest" will be deemed for purposes of ERISA and the Code to be assets of the investing Plan unless certain exceptions apply. The Plan Assets Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Common Stock offered hereby should be treated as "equity interests" for purposes of the Plan Assets Regulation.

    One exception under the Plan Assets Regulation provides that an investing Plan's assets will not include any of the underlying assets of an entity if at all times less than 25% of each class of "equity" interests in the entity is held by "benefit plan investors," which is defined to include Plans that are not subject to ERISA such as foreign benefit plans, governmental pension plans and individual retirement accounts as well as Plans that are subject to ERISA. Another exception is provided for an investment in an "operating company," which is defined in the Plan Assets Regulation to include a "real estate operating company." To be a "real estate operating company" an entity must have, on the date of its first long-term investment and on certain annual testing dates thereafter, at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate in such management or development activities. Another exception under the Plan Assets Regulation provides that an investing Plan's assets will not include any of the underlying assets of an entity if the class of "equity" interests in question is a class of "publicly offered securities." Publicly offered securities are securities that are (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act.

    The Board of Directors of the Company and any Sister Corp. will take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Assets Regulation and thereby prevent the assets of the Company or any BCP Sister Corp. from being treated as assets of any investing Plan. Specifically, we intend to qualify as a real estate operating company until at least such time as the Common Stock qualifies as a class of publicly offered securities. In this connection, we have obtained an opinion of counsel that, on the date of the Operating Partnership's first long-term investment we qualified as a real estate operating company. It is intended that, thereafter, on at least one date during each of the Company's "annual valuation periods" (as defined in the Plan Assets Regulation) until at least such time as the Common Stock qualifies as publicly offered securities, at least 50% of our assets (valued at cost and excluding certain short-term investments) will be invested, by reason of its investment in the Operating Partnership, in real estate which is managed or developed and as to which we will have the right to substantially participate in the management or development of the real estate. Consequently, BCP should qualify as a real estate operating company. In addition, with respect to any BCP Sister Corp., we will take such steps as may be necessary to qualify such BCP Sister Corp. as an operating company or a venture capital operating company or for another available exception under the Plan Assets Regulation prior to distribution of its equity interests.

    Any Plan fiduciary that proposes to cause a Plan to purchase Common Stock should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Common Stock is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                              SELLING STOCKHOLDERS

    The Common Stock was originally issued and sold to a predecessor of Banc of America (the "Initial Purchaser"), in a transaction exempt from registration requirements of the Securities Act. The securities were resold by a predecessor of Banc of America to persons reasonably believed by the predecessor to be "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act), to a limited number of institutional "accredited investors" (as defined in Rule 501 (a) (1), (2), (3) or (7) under the Securities Act) and to individual "accredited investors" (as defined in Rule 501 (a) (4), (5) or (6) under the Securities Act). The Selling Stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock. The term Selling Stockholders includes the holders listed below and the beneficial owners of the Common Stock and their transferees, pledgees, donees or other successors.

    The following table sets forth information with respect to the Selling Stockholders of the Common Stock and the respective number of shares of Common Stock beneficially owned by each Selling Stockholders that may be offered pursuant to this Prospectus. We are obligated by the terms of a Registration Rights Agreement to file this Registration Statement on behalf of each of the listed stockholders. Each Selling Stockholder may offer and sell all of the securities registered hereby. If such Stockholder sells all shares registered hereby such stockholder will not beneficially own any securities of the Company after this Offering. Inclusion on this list does not imply that any person or entity will actually offer or sell any of the shares registered on his, her or its behalf.

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
1st Trust & Co.......................................................       5,000       *
  FBO Glenn Bennett
  FTC IRA Standard
1st Trust Co. TR.....................................................       5,000       *
  FBO Lawrence W. Gold IRA
ABKB/La Salle Securities.............................................   1,337,500     6.4%
David Abromowitz (1).................................................       2,680       *
Louis R. Adimare.....................................................      10,000       *
Richard Adler........................................................       7,500       *
Advantus Capital (MIMLIC Asset)......................................     500,000     2.4%
AETNA................................................................     400,000     1.9%
AEW Capital Management...............................................     125,000       *
Gregory L. Allcroft & (1)............................................       2,680       *
  Leah Allcroft Comm. Prop.
Bruce W. Altrock & Carolyn D. Altrock................................      12,500       *
  TR Altrock Living Trust UA 08/13/92
Adarsh K. Arora......................................................       5,000       *
Michael Ashendorf (1)................................................       5,361       *
Aslam International Inc. EBP.........................................         500       *
Steven R. Astrove & (2)..............................................       1,340       *
  David M. Astrove JT TEN
Atlantic Trust Co. Tr................................................      50,000       *
  FBO Susan R.G. Revocable Trust
  UA 06/06/96
The American Century Real Estate Fund................................     150,000       *
Tony Avila & Jacquelyn Avila JT TEN (1)..............................       1,072       *
Robert A. Baffi & Rosemary G. Baffi..................................       2,680       *
  TR Baffi Fam Rev Trust
  UA 01/17/94
Louis P. Bansbach III................................................      10,000       *
Kevin Barnes (1).....................................................       3,753       *
Ray Barshick.........................................................      25,000       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
David A. Baylor & Theresa L. Helmer (1)..............................       1,072       *
Bayside Development Corp. Ltd........................................      25,000       *
Douglas L. Becker....................................................       5,000       *
Jill Becker & Eric D. Becker.........................................       5,000       *
  TEN ENT
Glenn Bennett & Christina Bennett JT TEN.............................       5,000       *
John A. Berg (1).....................................................      26,809       *
Zack B. Bergreen.....................................................      10,000       *
Jon R. Berquist (1)..................................................       1,340       *
Berrard Hldgs LTD Partnership A Partnership..........................       8,750       *
John R. Bertucci.....................................................       5,000       *
Gordon M. & Adele H. Binder..........................................      25,000       *
William D. Birch.....................................................       6,250       *
William M. Birch.....................................................      10,000       *
Guarantee & Trust Co Tr..............................................       2,500       *
  FBO Myron Blackman IRA Rollover
Thomas P. Bloch (2)..................................................       1,340       *
BNP Bahrain..........................................................     590,000     2.8%
Timothy P. Brady.....................................................      15,000       *
Kathleen Higgins Braun & (1).........................................       5,361       *
  Kurt George Braun JT TEN
Steven Braverman TR..................................................      10,000       *
  Braverman Fam Trust
  UA 12/26/96
  MS Muni Bond
Rita Brightman.......................................................      20,000       *
Douglas Broyles......................................................       5,000       *
Bruce Brugler (1)....................................................       2,144       *
Lucretia A. Bryant...................................................       5,000       *
Michael Burbank & Cindy Ann Roberts Community                               1,072       *
  Property (1).......................................................
Thomas C. Byrne......................................................       3,750       *
Vincent J. Campobasso &..............................................       5,000       *
  Colleen M. Campobasso JT TEN
J. Robert Casey (2)..................................................       5,361       *
Douglas A. Catalano..................................................      10,000       *
Chafetz Group LLC....................................................       5,000       *
Robert B. Champagne..................................................       5,000       *
Dominic K. Chan & Marsha Chan JT TEN.................................      10,000       *
Chase Asset Management...............................................     750,000     3.6%
Cole A. Chevalier & Katherine Chevalier..............................      15,000       *
  TR Chevalier Trust UA 06/02/94

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Matthew-Luc Clark (1)................................................       1,072       *
Closefire Limited....................................................       5,000       *
Howard E. Cohen &....................................................       5,361       *
  Myra Muskant JT TEN
Robert & Eileen Coltun JT TEN........................................       5,000       *
Geary Cotton.........................................................      10,000       *
Robert Currie & Linda Currie JT Ten..................................       5,000       *
Carl Curtis..........................................................       5,000       *
  DBA Pacific Auto
Cutler Group LLC.....................................................       5,000       *
John H. Dailey III & Beth B. Dailey TR...............................      25,000       *
  John H Dailey Trust
  UA 05/17/89
Raju P. Dantuluri & Devi P. Dantuluri JT TEN.........................      10,000       *
Nancy M. Davids (2)..................................................       1,340       *
DC Investment Partners...............................................      40,000       *
Allen Deary..........................................................       5,000       *
Christel Dehaan Tr...................................................      50,000       *
  Christel Dehaan Trust
  UA 12/31/92
C.A. Delaney Capital Management......................................     150,000       *
  FBO Spectrum United Canadien Growth Fund
Tom Denomme..........................................................       5,000       *
Desert Mutual Benefit Realty Fund....................................     100,000       *
Barbara Devorzon Tr..................................................       5,000       *
  Devorzon Fam Trust
  UA 11/07/90
Timothy Dibble &.....................................................       5,000       *
  Maureen Dibble JT Ten
  A/C 2
Daniel J. Doherty III................................................      15,000       *
  Atlantic Retail Properties
Neal M. Douglas......................................................       5,000       *
Gary L. Downey.......................................................       5,000       *
Stichting Bedrijfspensioenfonds voor de Metaalnijverheid.............     750,000     3.6%
EAG Enterprises Limited..............................................       5,000       *
Daniel H. Eakins.....................................................       5,000       *
Elizabeth H. Edmunds.................................................       2,680       *
Jeffrey Elder........................................................      12,500       *
Merrick M. Elfman....................................................       7,500       *
Matthew E. Epstein & (1).............................................       1,340       *
  Deborah L. Hiatt JT TEN

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Dwight Evans.........................................................       7,500       *
Lester J. Fagen (2)..................................................       1,875       *
Edward J. Faneuil & Eric Slifka &....................................       5,361       *
  Alfred Slifka Ten Com
FLM Partnership/A Partnership........................................       8,042       *
First American Asset Management......................................      33,750       *
Fisher Group LTD Partnership--Fisher, Jerome.........................      25,000       *
John P. Fowler.......................................................       5,361       *
Mary Lou Fox.........................................................       5,000       *
Joseph Friscia &.....................................................       5,000       *
  Laura J. Friscia JT TEN
Lee Geiger (1).......................................................       1,072       *
General Electric Pension Trust.......................................     750,000     3.6%
Robert H. Gersky & (1)...............................................      14,745       *
  Sue A. Gersky Community Property
John W. Gildea                                                              5,500       *
Barry Ginsburg &.....................................................       2,500       *
  Paul Lukoff Tr Merle Z. Gross
William Shedd Glassmeyer (1).........................................       1,072       *
Martin A. Glazer & (2)...............................................       1,340       *
  Carol A. Glazer JT TEN
Glenmeade Trust......................................................     500,000     2.4%
Global Property Advisors.............................................     125,000       *
  FBO North American Property Securities Trust
Ernest C. Goggio.....................................................       5,000       *
Bruce Goldman........................................................       5,000       *
William J. Goldsborough..............................................      10,000       *
Carol B. Good........................................................       1,787       *
Julian H. Good.......................................................       1,787       *
Louis K. Good III &..................................................       1,787       *
  Susan Good TEN COM
Goodman & Co. Ltd....................................................     750,000     3.6%
Barry R. Gorsun......................................................       5,000       *
1998 GPH Fund LLC (2)................................................       1,876       *
E.C. Grayson.........................................................       5,000       *
Green Beacon LP......................................................       5,000       *
James B. Greenfield (1)..............................................       1,072       *
Lee B. Griffith......................................................       5,000       *
Grisanti, Inc........................................................      10,000       *
Merle Z. Gross-Ginsburg &............................................       2,500       *
  Paul Lukoff TR Barry M. Ginsburg
  1993 Fam Trust UA 09/30/93

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Guarantee & Trust Co. TR.............................................       5,000       *
  FBO Michael P. Last GTC IRA
Guarantee & Trust Co. TR.............................................      10,000       *
  FBO Barry R. Devorzon GTC IRA
Guarantee & Trust Co. TR.............................................       5,361       *
  FBO Dana C. Djerf
Guarantee & Trust Co. TR.............................................       7,238       *
  FBO M. Allen Chozen
  GTC IRA Rollover
Guarantee & Trust Co. TR.............................................      15,000       *
  FBO Linda Lee Harper
Guarantee & Trust Co. TR.............................................       5,000       *
  FBO Fred Backer GTC IRA Rollover
Guarantee & Trust Co. TR.............................................       5,000       *
  FBO Jack G. Bryant GTC IRA Rollover
Guarantee & Trust Co Tr..............................................       5,000       *
  FBO Thomas A. Okulski GTC IRA
Guarantee & Trust Co Tr..............................................       1,608       *
  FBO Peter R. Pendergast GTC
  IRA Sep
Guarantee & Trust Co Tr..............................................       5,000       *
  FBO Stephen A. Vogel GTC IRA
  Rollover
Sammy Hagar..........................................................       5,000       *
Michael A. Hammer (2)................................................       1,340       *
Hartford Capital Appreciation Fund...................................     300,000     1.4%
Hartford Capital Appreciation Fund, Inc..............................   2,000,000     9.5%
K. Stephen Haskins...................................................      10,000       *
Peter P. Healy & Virginia Healy JT TEN...............................       6,166       *
H. David Henken (2)..................................................       1,340       *
Bernard and Jerome Herskowitz........................................      10,000       *
Wilson T. Hileman, Jr. (1)...........................................       1,072       *
Rudolf C. Hoehn-Saric................................................       5,000       *
Revell Horsey & (1)..................................................       1,072       *
  Carrie S. Horsey JT TEN
M. Benjamin Howe & (1)...............................................       5,361       *
  Janet L. Howe JT TEN
Jimmy C.M. Hsu.......................................................       5,000       *
Tommy C. Hsu.........................................................       5,000       *
Douglas M. Husid (2).................................................       1,340       *
Thomas J. Hynes, Jr..................................................       5,361       *
Invesco Realty Advisors, Inc.........................................     115,000       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Naveen Jain &........................................................      10,000       *
  Anuradha Jain JT TEN
JJ Newport...........................................................       5,000       *
Craig R. Johnson & (1)...............................................      13,404       *
  Nichola Jo Johnson TR
  Johnson Revocable Trust
  UA 07/02/97
Gary Johnson.........................................................       5,000       *
Donald G. Jones......................................................      15,000       *
  Spirit Enterprise LLP
Jerry V. Jorge & Susan N. Jorge JT TEN...............................       5,000       *
John A. Jurenko......................................................      25,000       *
George S. Karas......................................................       5,000       *
Bruce Katzen &.......................................................       5,000       *
  Diane Katzen JT TEN
Kempen/lbus..........................................................      40,000       *
John Bradford King & Pamela J. King JT TEN...........................       5,000       *
Gary C. Klein........................................................      12,500       *
Matt Klein (1).......................................................       8,041       *
William C. Klein & Virginia A. Klein JT ENT..........................      12,500       *
Gustav Koven.........................................................       5,000       *
Jordon P. Krasnow &..................................................       5,361       *
  Jean H. Krasnow JT TEN (2)
Kresevich Capital Mgmt LLC...........................................      25,000       *
E. Floyd Kvamme &....................................................      25,000       *
  Jean Kvamme Comm Prop
Raymond Kwasnick & (2)...............................................       2,680       *
  Paul Kwasnick TEN COM
Guy & Rita Lammle JT TEN.............................................       5,000       *
Richard Langerman....................................................       2,680       *
Leede Investments LLC................................................     100,000       *
David Lehmann & (1)..................................................       1,340       *
  Dawn Lehmann JT TEN
Mark Lehman (1)......................................................       2,680       *
James W. Lewis.......................................................       5,000       *
Doug Liman...........................................................       5,000       *
Ron & Susanne Lissak JT WROS (1).....................................       2,000       *
Elaine C. Lloyd......................................................       5,000       *
Donald A. Lobo.......................................................      15,000       *
Longleaf Partners Realty Fund........................................   2,075,000     9.8%
Richard E. Lucas.....................................................      10,000       *
William Maidman Family LP............................................       5,000       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Paul Malnati--Trans National.........................................       5,000       *
Kathleen M. Malo TR (1)..............................................       1,072       *
  Kathleen M. Malo Trust
  UA 12/14/95
Sophia A. Mann.......................................................       5,361       *
Burt Manning.........................................................       5,000       *
Steve Marcie.........................................................       5,000       *
Irwin M. Marcus......................................................       5,361       *
Randall E. Marcus....................................................       5,361       *
  Univeristy Orthopedic Assoc
Richard A. Marks & (2)...............................................       5,361       *
  Jennifer E. Morrison JT TEN
Bharat K. Marya &....................................................      10,000       *
  Radhesh Marya TR
  Marya Revocable Trust
  UA 09/03/86
Bharat K. Marya &....................................................      15,000       *
  Radhesh Marya TR B & R Marya Charitable
  RMDR Trust UA 08/28/95
Mass Financial Services Company......................................     292,925     1.4%
Karl L. Matthies (1).................................................      10,723       *
Karl Matthies & Deborah Matthies (1).................................       8,042       *
  Community Property
Dan Maydan &.........................................................       7,500       *
  Dalia Maydan TR
  Dan Maydan & Dalia Maydan Trust
  UA 03/26/81
James F. McCaffrey...................................................       5,361       *
McGlinn Capital Management, Inc. ....................................     175,000       *
Mary E. McGoldrick...................................................      10,000       *
Mees Pierson/Fortis Investments......................................     100,000       *
James L. Melsa &.....................................................       5,000       *
  Katherine Melsa JT TEN
Robert M. Melzer.....................................................       5,361       *
Gilbert G. Menna & Janet L. Remien JT TEN (2)........................       4,021       *
Warren T. Mills &....................................................       5,000       *
  Gayle S. Mills TR
  Warren T. Mills & Gayle S. Mills
  Revocable Fam Trust UA 02/12/93
James Minchello & (1)................................................       5,361       *
  Linda Minchello JT TEN
Robert V. Minchello, Jr. (1).........................................       1,340       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Monte Toole TR.......................................................      10,000       *
  Monte M. Toole Gasonics Revocable Trust
  UA 04/06/94
Peter Moore & Christina Moore JT TEN.................................      35,000       *
Morgan Stanley Asset Management......................................   1,000,000     4.8%
Dennis R. Morin......................................................       5,000       *
Robert S. Morris.....................................................       5,000       *
Alvin Murstein & Amie Murstein TR....................................       5,000       *
  Alvin Murstein 2nd Fam Trust
  UA 10/01/95
John P. Murtagh &....................................................      17,500       *
  Geraldine M. Murtagh JT TEN
Joseph Nadel &.......................................................       5,000       *
  Ann Nadel Tr
  Joseph & Ann Nadel Revocable Living Trust
  UA 08/23/95
NationsBank Collateral Account.......................................      25,000       *
  FBO Central Florida Investments
Stephen Newberry &...................................................      12,500       *
  Shelley Newberry Tr
  The Newberry Living Trust
  UA 06/18/90
Bernard A. Newcomb TR................................................      12,500       *
  Bernard A. Newcomb 1997 Living Trust
  UA 01/29/97
Anna F. Ng TR........................................................      12,500       *
  Anna F. Ng 1996 Trust
  UA 07/02/96
Steven Nielsen &.....................................................       5,000       *
  Elizabeth Nielsen JT TEN
Northwestern Mutual Life.............................................     500,000     2.4%
Alfred J. Novak &....................................................       5,000       *
  Carol Novak JT TEN
Joseph W. O'Connor...................................................      25,000       *
Orchid Management Corporation........................................      10,723       *
Kenneth Olson &......................................................       5,000       *
  Ellen Berger JT TEN
Jason Pedersen (1)...................................................       2,680       *
Kent Ryan Penwell (1)................................................       1,340       *
Robert S. Pepper & Star Pepper TR....................................      10,000       *
  Robert S. & Star Pepper Trust
  UA 04/25/86
David L. Pergola.....................................................       5,361       *
Sandra J. Perkins....................................................       5,000       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Robert J. Perriello..................................................       5,361       *
Robert Y. Pick Tr....................................................       5,361       *
  Robert Y. Pick Self-Employed Profit
  Sharing Plan
  UA 01/01/85
Rudolph F. Pierce (2)................................................       1,340       *
Guy C. Pinkerton &...................................................      12,500       *
  Nancy J. Pinkerton JT TEN
Points West INTL INVSTMTS LTD........................................      31,063       *
Bruce Pollock & Carol Pollock JT TEN.................................       5,000       *
Ponte Vedra Partners LTD.............................................      50,000       *
Bruce Potter (1).....................................................      13,000       *
Bruce G. Potter TR (1)...............................................       1,341       *
  Alexandra Kelly Matthies
  1997 Trust B UA 10/03/97
Bruce G. Potter TR (1)...............................................       1,341       *
  Casey Elizabeth Matthies
  1997 Trust UA
  10/03/97
Franck Prissert (1)..................................................       1,340       *
Putnam Investment Management.........................................     500,000     2.4%
Safi U. Qureshey & Anita Sue Qureshey TR.............................       5,000       *
  Qureshey Fam Trust UA 05/21/84
Rainbow Partners, L.P................................................     150,000       *
Rand Rosenberg (1)...................................................       5,361       *
Sol Rosenberg &......................................................       5,000       *
  Susan Rosenberg JT TEN
Sol Rosenberg & Susan Rosenberg Tr...................................      10,000       *
  Rosenberg Fam Charitable Trust
  UA 10/11/96
Franklin Reider & Michelle Reider JT TEN.............................       5,000       *
James P. Reilly......................................................       5,000       *
Dana F. Rodin (2)....................................................       1,340       *
Edwin R. Rodriguez Jr. Tr............................................       5,361       *
  Edwin R. Rodriguez Jr Revocable Trust
  UA 08/29/85
John R. Rollins & Cynthia A. Rollins TR..............................      20,000       *
  Thomas B. & Rita Brightman Charitable
  Remainder Trust
  UA 05/12/93
Alan W. Rottenberg (2)...............................................       1,340       *
RREEF Venture Capital Fund, L.P......................................   1,500,000     7.2%
Eli Rubenstein (2)...................................................       1,340       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Michael B. Rukin TR TTEE FBO.........................................      10,000       *
  The Concord Hill Group Trust
  DTD 02/23/93
William Rutter.......................................................      50,000       *
Burton M. Sack.......................................................       5,000       *
William J. Sales.....................................................       5,040       *
Sandler O'Neill Asset Management.....................................      62,500       *
Thomas J. Sartory (2)................................................       1,340       *
John R. Sasso........................................................       5,361       *
Sharam I. & Fariba S. Sasson, TR.....................................      25,000       *
Ori Sasson & Susan Sasson Tr.........................................      25,000       *
  Sasson Trust UA 03/31/94
Donald L. Saunders...................................................       5,000       *
John Schnugg (1).....................................................       5,361       *
Jack Schwartz........................................................      15,000       *
Edward H. Schweitzer & (1)...........................................       1,072       *
  Chris A. Schweitzer TR
  Schweitzer Fam Rev Trust
  UA 02/13/95
Shawn Sedaghat.......................................................      25,000       *
Fred A. Seigel.......................................................       5,361       *
Uday Sengupta........................................................       5,000       *
  Asia Quest
Richard Sherman......................................................       5,000       *
Donald L. Shulman (2)................................................       1,340       *
Robert J. Siedlecki..................................................       5,000       *
John R. Silber.......................................................       5,361       *
Victoria Simms.......................................................      15,000       *
Michael Singer (1)...................................................       1,072       *
Vassilios Sirpolaidis & Lynne Sirpolaidis JT TEN.....................      25,000       *
Jeffrey S. Slowgrove &...............................................       7,500       *
  Toni A. Slowgrove TEN ENT
Slyman International LLC.............................................       5,000       *
Richard A. Smith & Mary Ellen Zweifel Smith TR.......................      13,404       *
  Smith Family Trust UA 04/03/96
Mark C. Smith........................................................      25,000       *
Alan B. Snyder & Susan R. Katz-Snyder................................      50,000       *
Jure Sola & Michelle Sola TR.........................................      12,500       *
  Jure & Michelle Sola Trust
  UA 12/18/92
Alan D. Solomont.....................................................       5,000       *
Sasson R. & Eta Somekh TR............................................       5,000       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Marvin Sparrow.......................................................       2,680       *
Harold Stahler &.....................................................       2,680       *
  Dale I. Stahler JT TEN
Standard Pacific Capital.............................................     750,000     3.6%
State Board of Administration of Florida.............................     500,000     2.4%
State Street Research Aurora Fund....................................     120,000       *
Stephens Inc. .......................................................      20,000       *
John G. Stewart......................................................      25,000       *
Marilyn L. Sticklor..................................................       2,680       *
Michael E. Tacelosky TR..............................................       5,000       *
  Michael E. Tacelosky 1994 Trust Fund
  UA 12/20/94
Richard W. Talkov & Susan P. Davis JT TEN............................       1,340       *
Andrew R. Tang (1)...................................................       1,072       *
Lester J. Tanner.....................................................       5,000       *
Steven Taslitz.......................................................       5,000       *
Third Point Partners LP..............................................      67,315       *
Third Point Offshore Fund LTD........................................      45,877       *
Robert Tishman (1)...................................................       8,042       *
Daniel D. Tompkins...................................................       5,000       *
Chester Tomsick......................................................      10,000       *
David Toole..........................................................       5,000       *
Trans National Grp Svcs LLC..........................................       5,000       *
Norvald L. Ulvestad TR...............................................       5,000       *
  Norvald L. Ulvestad Trust
  UA 09/28/82
William V. Urone &...................................................      15,000       *
  Joyce A. Urone TR Urone Trust
  UA 10/26/93
US Die Casting & Development Company Inc.............................      10,000       *
E. Vittoria, J. Vittoria & A Vittoria................................      25,000       *
  J Vittoria TR
  Joseph Vittoria Irrevocable Trust
  UA 12/19/97
Ian Wallace..........................................................       5,000       *
James F. Wallack & Rebecca Matthews JT TEN...........................       1,340       *
David N. K. Wang.....................................................      10,000       *
Robert S. Washburn TR................................................      10,000       *
Robert S. Washburn Money                                                                *
  Purchase Pension & Profit Keogh Plan
  UA 01/01/88
Craig Stephen & Jocelyn Weingart JT TEN..............................       1,072       *

                                                                         SHARES BENEFICIALLY
                                                                                OWNED
                                                                       PRIOR TO THIS OFFERING
                                                                       -----------------------
SELLING STOCKHOLDER                                                      NUMBER    PERCENTAGE
---------------------------------------------------------------------  ----------  -----------
Harris Weinstein Tr..................................................      12,500       *
  Harris Weinstein Revocable Trust
  UA 01/26/94
  Frenchmans Creek
Mark Weinstein.......................................................       5,000       *
Thomas W. Weisel.....................................................      23,215       *
Welch & Forbes Inc...................................................      66,000       *
Wendelin White & Paul Feinberg JT TEN................................       5,000       *
Lisa Mashihara Westley...............................................       1,072       *
Wigold Partners......................................................       5,000       *
Robert L. Williamson &...............................................       5,000       *
  Rebecca A. Williamson TEN COM
Fred Winograd (1)....................................................       1,340       *
Frederic E. Wittmann.................................................       5,361       *
Geoffrey Y. Yang.....................................................       5,000       *
Lewis Yarborough &...................................................       5,000       *
  Paula M. Yarborough TR
  Yarborough Family Annual Gift Trust
  UA 01/17/94
Robin C. Yoshimura &.................................................       5,000       *
  Randy Yoshimura JT TEN
ZPG Securities LLC...................................................       5,745       *

------------------------

* Less than 1%

(1) Such Selling Stockholder is affiliated with Banc of America Securities, LLC a predecessor of which was the Initial Purchaser in the Original Offering.

(2) Such Selling Stockholder is affiliated with Goodwin, Procter & Hoar LLP or Goulston & Storrs, PC, law firms that provide professional services to the Registrant.

    Except as shown above, none of the Selling Stockholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates. Because the Selling Stockholders may, pursuant to this Prospectus, offer all or some portion of the Common Stock, no estimate can be given as to the amount of the Common Stock that will be held by the Selling Stockholders upon termination of any such sales. In addition, the Selling Stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Common Stock since the date on which they provided the information regarding their Common Stock, in transactions exempt from the registration requirements of the Securities Act, including transactions pursuant to Rule 144 under the Securities Act.

                              PLAN OF DISTRIBUTION

    The Offered Securities may be sold from time to time to purchasers directly by the Selling Stockholders. As used herein, Selling Stockholders includes donees and pledgees selling shares received from a named Selling Stockholder after the date of this prospectus. Alternatively, the Selling Stockholders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of such securities for whom they may act as agents. The Selling Stockholders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

    The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions)

    - on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale;

    - in the over-the-counter market;

    - in transactions otherwise than on such exchanges or in the over-the-counter market; or

    - through the writing of options.

    At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/ dealers.

    Each Common Stock certificate contains a legend to the effect that the holder thereof, by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the Registration Rights Agreement. In that regard, each holder is deemed to have agreed that, upon receipt of notice from the Company of the occurrence of any event which makes a statement in this prospectus untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading, or of certain other events specified in the Registration Rights Agreement, such holder will suspend the sale of Common Stock pursuant to this prospectus until the Company has amended or supplemented such prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such holder or the Company has given notice that the sale of the Common Stock may be resumed.

    To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

    The Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of the purchases and sales of any of the Offered Securities by the Selling Stockholders. The foregoing may affect the marketability of such securities.

    All expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Stockholders will pay all the underwriting discounts and selling commissions, if any. The Selling Stockholders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We will be indemnified by the Selling Stockholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts. Certain partners of Goodwin, Procter & Hoar LLP directly or indirectly own an aggregate of 7,237 shares of Common Stock of the Company.

                                    EXPERTS

    The (i) consolidated financial statements of Beacon Capital Partners, Inc. at December 31, l998 and for the period from January 21, l998 (inception) through December 31, l998, (ii) the consolidated financial statements of Beacon/PW Kendall LLC at December 31, 1998 and for the period from April 16, 1998 (inception) to December 31, 1998, (iii) the combined historical summary of gross income and direct operating expenses for Fort Point Place for the year ended December 31, 1998, (iv) the combined historical summary of gross income and direct operating expenses for The Athenaeum Portfolio for the year ended December 31, l997, (v) the historical summary of gross income and direct operating expenses for Technology Square and The Draper Building for the year ended December 31, 1997, and (vi) the combined historical summary of gross income and direct operating expenses for The Bruenig Portfolio (referred to elsewhere herein as the Dallas Office and Industrial Portfolio) for the year ended December 31, 1997, all appearing in this Prospectus and Registration Statement have been audited by Ernst &

Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    We have filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-11 under the Securities Act of 1933, as amended (the "Securities Act"), for the Common Stock offered in this Prospectus. This Prospectus is one part of the Registration Statement and does not contain all of the information in the Registration Statement. Any statements made in this Prospectus referring to any contract, agreement or other document are a summary of the material terms of such contract, agreement or other document. Our Registration Statement may be inspected and copied at the SEC's public reference facilities at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Our Registration Statement will also be available for inspection and copying at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, (Suite 1400), Chicago, Illinois 60661. You may also obtain copies of the Registration Statement from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information at http://www.sec.gov.

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

Pro Forma Financial Information (Unaudited):

  Beacon Capital Partners, Inc.
    Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1999...............        F-4
    Notes to Pro Forma Condensed Consolidated Balance Sheet..........................        F-5
    Pro Forma Condensed Consolidated Statements of Operations for the Six Months
     Ended June 30, 1999.............................................................        F-6
    Pro Forma Condensed Consolidated Statements of Operations for the Year Ended
     December 31, 1998...............................................................        F-7
    Notes to Pro Forma Condensed Consolidated Statements of Operations...............        F-8

Historical Financial Information:

  Beacon Capital Partners, Inc.
    Consolidated Balance Sheets as of June 30, 1999 (Unaudited) and December 31,
     1998............................................................................        F-9
    Consolidated Statements of Operations for the Three Months Ended June 30, 1999
     and 1998, Six Months Ended June 30, 1999, and the period from January 21, 1998
     (Inception) to June 30, 1998 (Unaudited)........................................       F-10
    Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1999 and
     the period from January 21, 1998 (Inception) to June 30, 1998 (Unaudited).......       F-11
    Notes to Consolidated Financial Statements.......................................       F-12
    Report of Independent Auditors...................................................       F-16
    Consolidated Balance Sheet as of December 31, 1998...............................       F-17
    Consolidated Statement of Operations from January 21, 1998 (Inception) to
     December 31, 1998...............................................................       F-18
    Consolidated Statement of Stockholders' Equity from January 21, 1998 (Inception)
     to December 31, 1998............................................................       F-19
    Consolidated Statement of Cash Flows from January 21, 1998 (Inception) to
     December 31, 1998...............................................................       F-20
    Notes to Consolidated Financial Statements.......................................       F-21
  Beacon/PW Kendall LLC
    Report of Independent Auditors...................................................       F-29
    Consolidated Balance Sheet as of December 31, 1998...............................       F-30
    Consolidated Statement of Operations from April 16, 1998 (Inception) to December
     31, 1998........................................................................       F-31
    Consolidated Statement of Members' Equity from April 16, 1998 (Inception) to
     December 31, 1998...............................................................       F-32
    Consolidated Statement of Cash Flows from April 16, 1998 (Inception) to December
     31, 1998........................................................................       F-33
    Notes to Consolidated Financial Statements.......................................       F-34

  Fort Point Place
    Report of Independent Auditors...................................................       F-38
    Combined Historical Summary of Gross Income and Direct Operating Expenses for the
     Six Months Ended June 30, 1999 (Unaudited) and the Year Ended December 31,
     1998............................................................................       F-39
    Notes to Combined Historical Summary of Gross Income and Direct Operating
     Expenses........................................................................       F-40

  The Athenaeum Portfolio

    Report of Independent Auditors...................................................       F-41
    Combined Historical Summary of Gross Income and Direct Operating Expenses for the
     period January 1, 1998 to April 30, 1998 (Unaudited) and the Year Ended December
     31, 1997........................................................................       F-42
    Notes to Combined Historical Summary of Gross Income and Direct Operating
     Expenses........................................................................       F-43

  Technology Square and The Draper Building
    Report of Independent Auditors...................................................       F-44
    Historical Summary of Gross Income and Direct Operating Expenses for the period
     January 1, 1998 to June 23, 1998 (Unaudited) and the Year Ended December 31,
     1997............................................................................       F-45
    Notes to Historical Summary of Gross Income and Direct Operating Expenses........       F-46

  The Bruenig Portfolio (referred to elsewhere herein as the Dallas Office and
    Industrial Portfolio)
    Report of Independent Auditors...................................................       F-47
    Combined Historical Summary of Gross Income and Direct Operating Expenses for the
     Six Months Ended June 30, 1998 (Unaudited) and the Year Ended December 31,
     1997............................................................................       F-48
    Notes to Combined Historical Summary of Gross Income and Direct Operating
     Expenses........................................................................       F-49

Financial Statement Schedules
  Beacon Capital Partners, Inc.
    Schedule III--Real Estate and Accumulated Depreciation as of December 31, 1998...        S-1
  Beacon/PW Kendall LLC
    Schedule III--Real Estate and Accumulated Depreciation as of December 31, 1998...        S-2

    Other schedules have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the consolidated financial statements, including the notes thereto.

                         BEACON CAPITAL PARTNERS, INC.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                  (UNAUDITED)

    The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 has been prepared to reflect the property acquisition, additional funding and pending funding of joint venture investments, the repayment of the mortgage note receivable, and the purchase of preferred stock subsequent to June 30, 1999, as if such transactions had occurred on June 30, 1999. The accompanying unaudited pro forma condensed consolidated statements of operations have been prepared to reflect the acquisition of properties and the funding and pending funding of joint venture investments as if such transactions had occurred at the beginning of the periods presented.

    The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods. The pro forma information should be read in conjunction with all of the financial statements and notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                         BEACON CAPITAL PARTNERS, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1999

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                                       HISTORICAL       PRO FORMA     CONSOLIDATED
                                                                           (A)       ADJUSTMENTS (B)   PRO FORMA
                                                                      -------------  ---------------  ------------
ASSETS:
Total real estate, net..............................................   $   217,556     $    24,300     $  241,856
Deferred financing and leasing costs, net...........................         3,029              --          3,029
Cash and cash equivalents...........................................        40,369         (37,000)         3,369
Accounts receivable.................................................         2,249              --          2,249
Other assets........................................................         5,978              --          5,978
Investments in joint ventures and corporations......................        94,753          13,600        108,353
Other investments (C)...............................................        78,667            (900)        77,767
                                                                      -------------  ---------------  ------------
      Total assets..................................................   $   442,601     $        --     $  442,601
                                                                      -------------  ---------------  ------------
                                                                      -------------  ---------------  ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable............................................   $    18,877     $        --     $   18,877
  Note payable--interim financing...................................        70,000                         70,000
  Accounts payable and accrued expenses.............................         6,786              --          6,786
                                                                      -------------  ---------------  ------------
      Total liabilities.............................................        95,663              --         95,663

Minority interest in consolidated partnership (D)...................        43,754              --         43,754
Stockholders' equity................................................       303,184              --        303,184
                                                                      -------------  ---------------  ------------
      Total liabilities and stockholders' equity....................   $   442,601     $        --     $  442,601
                                                                      -------------  ---------------  ------------
                                                                      -------------  ---------------  ------------

SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1999

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

(A) Reflects the historical consolidated balance sheet of Beacon Capital Partners, Inc. as of June 30, 1999. Beacon Capital Partners, Inc. and its majority-owned subsidiary, Beacon Capital Partners, L.P., are collectively referred to as the "Company".

(B) Reflects (1) the pending additional funding of an investment in a joint venture known as Mathilda Research Centre, (2) the pending additional funding of an investment in a joint venture known as Millennium Tower, (3) the acquisition of Fort Point Place, (4) the repayment of the mortgage note receivable--PAH Batterymarch Realty Company, LLC ("Batterymarch Note"), and
    (5) the purchase of 450,000 shares of Series B Convertible Preferred Stock of Wyndham International, Inc. ("Series B Preferred"), all subsequent to June 30, 1999. The following is a summary of the pro forma as if they occurred on June 30, 1999:

                                    MATHILDA
                                    RESEARCH    MILLENNIUM   FORT POINT   BATTERYMARCH   SERIES B
                                     CENTRE        TOWER        PLACE         NOTE      PREFERRED     TOTAL
                                   -----------  -----------  -----------  ------------  ----------  ----------
ASSETS
Total real estate, net...........   $      --    $      --   $    24,300   $       --   $       --  $   24,300
Cash and cash equivalents........      (2,100)     (11,500)      (24,300)      45,000      (44,100)    (37,000)
Investments in joint ventures and
  corporations...................       2,100       11,500            --           --           --      13,600
Other investments................                                             (45,000)      44,100        (900)
                                   -----------  -----------  -----------  ------------  ----------  ----------
    Total assets.................   $      --    $      --   $        --   $       --   $       --  $       --
                                   -----------  -----------  -----------  ------------  ----------  ----------
                                   -----------  -----------  -----------  ------------  ----------  ----------

(C) The consolidated pro forma balance reflects the Company's investment in 215 Fremont Street and Series B Preferred. As more fully described in Notes 4 and 5 to the Company's June 30, 1999 Consolidated Financial Statements, these investments may be redeemed, transferred or distributed. No pro forma effect has been given to these transactions pending further developments.

(D) Minority interest in consolidated partnership represents an 11.6% minority interest in the Operating Partnership.

                         BEACON CAPITAL PARTNERS, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                                  (UNAUDITED)

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                         PRO FORMA ADJUSTMENTS
                                                                    --------------------------------
                                                      HISTORICAL       PROPERTY           OTHER       CONSOLIDATED
                                                          (A)       ACQUISITION (B)  ADJUSTMENTS (C)   PRO FORMA
                                                     -------------  ---------------  ---------------  ------------
Revenues:
  Rental income....................................    $   9,877       $   1,524        $      --      $   11,401
  Reimbursement of operating expenses and real
    estate taxes...................................        1,591              --               --           1,591
  Equity in earnings of joint venture..............        2,401              --               --           2.401
  Interest income..................................        4,784              --             (991)          3,793
  Other income.....................................          403              44               --             447
                                                     -------------        ------          -------     ------------
      Total revenues...............................       19,056           1,568             (991)         19,633
                                                     -------------        ------          -------     ------------

Expenses:
  Property operating...............................        2,747             216               --           2,963
  Real estate taxes................................        2,299             152               --           2,451
  General and administrative.......................        4,923              --               --           4,923
  Interest expense.................................          467              --               --             467
  Depreciation and amortization....................        2,316             258               --           2,574
                                                     -------------        ------          -------     ------------
      Total expenses...............................       12,752             626               --          13,378
                                                     -------------        ------          -------     ------------

Income before minority interest....................        6,304             942             (991)          6,255
Minority interest in consolidated partnership
  (D)..............................................         (732)           (110)             116            (726)
                                                     -------------        ------          -------     ------------
Net income.........................................    $   5,572       $     832        $    (875)     $    5,529
                                                     -------------        ------          -------     ------------
                                                     -------------        ------          -------     ------------
Net income per share-basic and diluted.............    $    0.27                                       $     0.26
                                                     -------------                                    ------------
                                                     -------------                                    ------------
Weighted average number of common shares
  outstanding (in thousands).......................       20,974                                           20,974
                                                     -------------                                    ------------
                                                     -------------                                    ------------

SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                  (UNAUDITED)

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                        PRO FORMA ADJUSTMENTS
                                                                       PROPERTY         OTHER       CONSOLIDATED
                                                      HISTORICAL(A) ACQUISITIONS(B) ADJUSTMENTS(C)   PRO FORMA
                                                      ------------  --------------  --------------  ------------
Revenues:
  Rental income.....................................   $   10,643     $   12,736      $       --     $   23,379
  Reimbursement of operating expenses and real
    estate taxes....................................        1,721          1,320              --          3,041
  Equity in earnings of joint venture...............        3,203          1,414              --          4,617
  Interest income...................................       10,736             --          (6,016)         4,720
  Other income......................................          233            233              --            466
                                                      ------------       -------    --------------  ------------
      Total revenues................................       26,536         15,703          (6,016)        36,223
                                                      ------------       -------    --------------  ------------
Expenses:
  Property operating................................        3,366          3,895              --          7,261
  Real estate taxes.................................        1,863          2,070              --          3,933
  General and administrative........................        8,419             --              --          8,419
  Interest expense..................................          906            979              --          1,885
  Depreciation and amortization.....................        2,210          2,537              --          4,747
                                                      ------------       -------    --------------  ------------
      Total expenses................................       16,764          9,481              --         26,245
                                                      ------------       -------    --------------  ------------
Income before minority interest.....................        9,772          6,222          (6,016)         9,978
Minority interest in consolidated
  partnership (D)...................................         (718)          (722)            283         (1,157)
                                                      ------------       -------    --------------  ------------
Net income..........................................   $    9,054     $    5,500      $   (5,733)    $    8,821
                                                      ------------       -------    --------------  ------------
                                                      ------------       -------    --------------  ------------
Net income per share-basic and diluted..............   $     0.44                                    $     0.42
                                                      ------------                                  ------------
                                                      ------------                                  ------------
Weighted average number of common shares outstanding
  (in thousands)....................................       20,766                                        20,974
                                                      ------------                                  ------------
                                                      ------------                                  ------------

    SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                      AND

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                  (UNAUDITED)
              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(A) Reflects the historical condensed consolidated statement of operations of the Company for the six months ended June 30, 1999 and the period from January 21, 1998 (inception) through December 31, 1998. The Company was not in existence prior to January 21, 1998. See the historical consolidated financial statements and notes thereto of the Company included elsewhere in this prospectus.

(B) Reflects the acquisitions of The Athenaeum Portfolio, Technology Square and The Draper Building, the Dallas Office and Industrial Portfolio and Fort Point Place based on the historical operations of such properties for periods prior to acquisition by the Company. The Athenaeum Portfolio acquisition reflects the formation by the Company of a 50% joint venture with PW Acquisitions IX, LLC, an affiliate of PaineWebber, subsequent to the closing of the acquisition of The Athenaeum Portfolio as if the formation of the joint venture had occurred on January 1, 1998. The joint venture is being accounted for using the equity method of accounting and, accordingly, 50% of the historical operations of The Athenaeum Portfolio, adjusted for depreciation using an asset life of 40 years, and an allocation between land and buildings of $35,773 and $159,756, respectively, has been reflected in equity in earnings of joint venture. The other acquired properties are owned or planned to be owned by the Company. The Technology Square and The Draper Building acquisition also reflects estimated depreciation based upon an asset life of 40 years, and an allocation between land and buildings of $36,162 and $87,150, respectively. Dallas Office and Industrial Portfolio acquisition also reflects estimated depreciation based upon an asset life of 40 years, and an allocation between land and buildings of $14,932 and $77,250, respectively. The Fort Point Place acquisition also reflects estimated depreciation based upon an asset life of 40 years, and an allocation between land and buildings of $3,645 and $20,665, respectively. See the Combined Historical Summary of Gross Income and Direct Operating Expenses and notes thereto for each of the properties included elsewhere in this prospectus.

(C) Reflects interest income reduction attributed to cash used to fund the acquisitions and investments in The Athenaeum Portfolio, Technology Square and The Draper Building, Dallas Office and Industrial Portfolio, Mathilda Research Centre, Millennium Tower and Fort Point Place and the interest earned from the loan receivable from the joint venture which holds The Athenaeum Portfolio properties. No pro forma income statement effect has been given to the Series B Preferred or to interest on notes payable-interim financing since such amounts are not expected to have a continuing impact on operating results.

(D) Minority interest in consolidated partnership represents an 11.6% minority interest in the Operating Partnership.

PART I--FINANCIAL INFORMATION
      ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS

                         BEACON CAPITAL PARTNERS, INC.

                          CONSOLIDATED BALANCE SHEETS

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1999          1998
                                                                                        -----------  ------------
                                                                                        (UNAUDITED)    (NOTE 1)
ASSETS
Real Estate:
  Land................................................................................   $  51,094    $   51,094
  Buildings, improvements and equipment...............................................     170,821       165,842
                                                                                        -----------  ------------
                                                                                           221,915       216,936
  Less accumulated depreciation.......................................................       4,359         2,168
                                                                                        -----------  ------------
                                                                                           217,556       214,768
Deferred financing and leasing costs, net of accumulated amortization of $155 and $42,
  respectively........................................................................       3,029           414
Cash and cash equivalents.............................................................      39,876       174,647
Restricted cash.......................................................................         493           697
Accounts receivable, net..............................................................       1,852         2,464
Accrued rent receivable...............................................................         397           233
Other assets..........................................................................       5,978           641
Investments in joint ventures and corporations........................................      94,753        90,136
Other investments.....................................................................      78,667            --
                                                                                        -----------  ------------
      Total assets....................................................................   $ 442,601    $  484,000
                                                                                        -----------  ------------
                                                                                        -----------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable..............................................................   $  18,877    $   21,570
  Note payable--interim financing.....................................................      70,000            --
  Accounts payable, accrued expenses and dividend payable.............................       6,786        18,731
                                                                                        -----------  ------------
      Total liabilities...............................................................      95,663        40,301
                                                                                        -----------  ------------
Commitments and contingencies.........................................................          --            --
Minority interest in consolidated partnership.........................................      43,754        54,983
                                                                                        -----------  ------------
Stockholders' equity:
  Preferred stock; $.01 par value, 200,000,000 shares authorized, none issued or
    outstanding.......................................................................          --            --
  Excess stock; $.01 par value, 250,000,000 shares authorized, none issued or
    outstanding.......................................................................          --            --
  Common stock; $.01 par value, 500,000,000 shares authorized, 20,973,932 shares
    issued and outstanding............................................................         210           210
  Additional paid-in capital..........................................................     389,520       389,520
  Cumulative net income...............................................................      14,626         9,054
  Cumulative dividends................................................................    (101,172)      (10,068)
                                                                                        -----------  ------------
      Total stockholders' equity......................................................     303,184       388,716
                                                                                        -----------  ------------
      Total liabilities and stockholders' equity......................................   $ 442,601    $  484,000
                                                                                        -----------  ------------
                                                                                        -----------  ------------

                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                                                        FOR THE
                                                                                                      PERIOD FROM
                                                                                                      JANUARY 21,
                                                                                                         1998
                                                                THREE MONTHS           SIX MONTHS     (INCEPTION)
                                                               ENDED JUNE 30,             ENDED       TO JUNE 30,
                                                            1999           1998       JUNE 30, 1999      1998
                                                        -------------  -------------  -------------  -------------
Revenues:
  Rental income.......................................    $   4,715      $     161     $     9,877    $       161
  Reimbursement of operating expenses and real estate
    taxes.............................................          789             43           1,591             43
  Equity in earnings of joint venture.................        1,147            953           2,401            953
  Interest income.....................................        2,798          5,038           4,784          5,614
  Other income........................................          162             16             403             24
                                                        -------------  -------------  -------------  -------------
      Total revenues..................................        9,611          6,211          19,056          6,795
                                                        -------------  -------------  -------------  -------------
Expenses:
  Property operating..................................        1,388             13           2,747             13
  Real estate taxes...................................        1,236             37           2,299             37
  General and administrative..........................        2,341          1,669           4,923          2,637
  Interest expense....................................           25             16             467             16
  Depreciation and amortization.......................        1,192             54           2,316             57
                                                        -------------  -------------  -------------  -------------
      Total expenses..................................        6,182          1,789          12,752          2,760
                                                        -------------  -------------  -------------  -------------
Income before minority interest.......................        3,429          4,422           6,304          4,035
Minority interest in consolidated partnership.........         (398)           (67)           (732)           (67)
                                                        -------------  -------------  -------------  -------------
      Net income......................................    $   3,031      $   4,355     $     5,572    $     3,968
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------
Income per common share--basic and diluted............    $    0.14      $    0.21     $      0.27    $      0.19
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------
Weighted average number of common shares outstanding
  (in thousands)......................................       20,974         20,795          20,974         20,395
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------

                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                                                                                        FOR THE
                                                                                                        PERIOD
                                                                                                     FROM JANUARY
                                                                                                          21,
                                                                                        SIX MONTHS       1998
                                                                                           ENDED      (INCEPTION)
                                                                                         JUNE 30,         TO
                                                                                           1999      JUNE 30, 1998
                                                                                        -----------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................................................   $   5,572     $   3,968
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation......................................................................       2,191            57
    Amortization......................................................................         125            --
    Equity in earnings of joint venture...............................................      (2,401)         (953)
    Distribution from joint venture...................................................       2,500            --
    Minority interest in consolidated partnership.....................................         732            67
  Increase (decrease) in cash arising from changes in operating assets and liabilities:
    Restricted cash...................................................................         204            --
    Accounts receivable...............................................................         612            --
    Accrued rent receivable...........................................................        (164)           --
    Other assets......................................................................      (1,384)       (2,203)
    Accounts payable and accrued expenses.............................................        (556)        2,548
                                                                                        -----------  -------------
      Net cash provided by operating activities.......................................       7,431         3,484
                                                                                        -----------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Wyndham preferred stock, net............................................    (102,874)           --
  Real estate asset acquisitions and improvements.....................................      (4,979)      (72,107)
  Funding of mortgage note receivable.................................................     (45,000)           --
  Other investment....................................................................     (33,667)           --
  Payment of deferred leasing costs...................................................        (756)           --
  Acquisition deposits and deferred costs.............................................      (3,953)       (3,430)
  Investments in joint ventures and corporations......................................      (4,716)     (122,022)
                                                                                        -----------  -------------
      Net cash used in investing activities...........................................    (195,945)     (197,559)
                                                                                        -----------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable--interim financing.......................................      70,000            --
  Payment of deferred financing costs.................................................      (1,984)           --
  Repayments on mortgage notes........................................................      (2,693)           --
  Proceeds from loans payable--affiliate..............................................          --         3,560
  Repayment of loans payable--affiliate...............................................          --        (3,560)
  Sale of Operating Partnership units.................................................          --         4,228
  Sale of common stock................................................................          --       417,871
  Offering costs......................................................................          --       (28,141)
  Distribution payment to minority interests..........................................      (1,321)           --
  Dividend payment to stockholders....................................................     (10,259)           --
                                                                                        -----------  -------------
      Net cash provided by financing activities.......................................      53,743       393,958
                                                                                        -----------  -------------
  Net (decrease) increase in cash and cash equivalents................................    (134,771)      199,883
  Cash and cash equivalents, beginning of period......................................     174,647            --
                                                                                        -----------  -------------
  Cash and cash equivalents, end of period............................................   $  39,876     $ 199,883
                                                                                        -----------  -------------
                                                                                        -----------  -------------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Issuance of Operating Partnership units to acquire property...........................   $      --     $  51,359
Cash paid for interest, net of capitalized interest of $500 and $0, respectively......         261            16
Distribution of Wyndham preferred stock to minority interests.........................      11,961            --
Dividend of Wyndham preferred stock to stockholders...................................      90,913            --

                            SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 1999

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

    The financial statements of Beacon Capital Partners, Inc. ("BCP") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.

    The balance sheet at December 31, 1998 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

    For further information, refer to the consolidated financial statements and footnotes thereto included in BCP's annual report on Form 10-K for the period ended December 31, 1998.

2. ORGANIZATION

    Beacon Capital Partners, Inc. was incorporated on January 21, 1998 as a Massachusetts corporation (the "Formation"), and was initially capitalized through loans from the two founders of BCP, Messrs. Leventhal and Fortin. The loans were repaid in May 1998. BCP intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. BCP was established to conduct real estate investment and development activities and currently operates in one segment.

    On March 17, 1998, BCP was reincorporated as a Maryland corporation and on March 20, 1998 it completed an initial private offering (the "Original Offering") in accordance with Section 4(2) of the Securities Act. BCP initially issued 17,360,769 common shares with proceeds, net of expenses, of $323,110. In April, 1998, 3,613,163 additional shares were issued through the exercise of the underwriter's over-allotment, with proceeds, net of expenses, of $66,620.

    In connection with the reincorporation of BCP in Maryland, BCP established Beacon Capital Partners, L.P. (the "Operating Partnership"). BCP and the Operating Partnership are collectively referred to as the "Company". The Operating Partnership is a Delaware limited partnership. BCP is the sole general partner of, and, as of June 30, 1999, holds approximately 88% of the economic interest in the Operating Partnership. BCP holds an approximate 1% general partnership interest in the Operating Partnership and the balance is held as a limited partnership interest. The limited partnership interests not held by BCP are presented as minority interest in the accompanying consolidated financial statements. The term of the Operating Partnership commenced on March 16, 1998 and shall continue until January 1, 2056 or until such time as a Liquidating Event, as defined, has occurred.

3. INVESTMENTS IN JOINT VENTURES AND CORPORATIONS

    The investments in joint ventures and corporations represents the Company's interest in (i) a joint venture known as Beacon/PW Kendall LLC ("The Athenaeum Portfolio"), (ii) a joint venture with Mathilda Partners LLC ("Mathilda Research Centre"), (iii) a joint venture with HA L.L.C. ("Millennium Tower"), and (iv) an investment in preferred stock of Cypress Communications, Inc. ("Cypress").

                         BEACON CAPITAL PARTNERS, INC.

                                 JUNE 30, 1999

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                  (UNAUDITED)

3. INVESTMENTS IN JOINT VENTURES AND CORPORATIONS (CONTINUED)
    A reconciliation of the underlying net assets to the Company's carrying value of investments in joint ventures and corporations is as follows:

                                                              THE      MATHILDA
                                                           ATHENAEUM   RESEARCH   MILLENNIUM
                                                           PORTFOLIO    CENTRE       TOWER       CYPRESS      TOTAL
                                                          -----------  ---------  -----------  -----------  ---------
BCP, L.P. equity interest (including accumulated
  earnings, net of distributions).......................   $  63,693   $  17,637   $   7,546                $  88,876
Investments in preferred stock..........................          --          --          --    $   5,000       5,000
Other costs.............................................          40         382         390           65         877
                                                          -----------  ---------  -----------  -----------  ---------
Carrying value of investments in joint ventures and
  corporations..........................................   $  63,733   $  18,019   $   7,936    $   5,065   $  94,753
                                                          -----------  ---------  -----------  -----------  ---------
                                                          -----------  ---------  -----------  -----------  ---------

THE ATHENAEUM PORTFOLIO

    Beacon/PW Kendall LLC was formed on April 16, 1998 and is jointly owned by the Company and PW Acquisitions IX, LLC, an affiliate of PaineWebber. Initially each member made a $5,000 contribution and the Company provided a loan to the joint venture of approximately $117,000. The joint venture acquired The Athenaeum Portfolio, an eleven building 970,000 square foot mixed-use portfolio located in Cambridge, Massachusetts. In August 1998, the Company and PW Acquisitions IX, LLC each made equity contributions of approximately $58,500, which were used to repay the Company's loan receivable.

MATHILDA RESEARCH CENTRE

    On August 9, 1998, the Company entered into a joint venture agreement with Mathilda Partners LLC, an affiliate of Menlo Equities, a California based developer, to develop two four-story Class A office/R&D buildings with surface parking, known as Mathilda Research Centre. The Company and Mathilda Partners LLC have agreed to fund 87.5% and 12.5% of the equity required, respectively. On November 4, 1998, the joint venture acquired a twelve-acre site on Mathilda Avenue in Sunnyvale, CA, on which it is developing Mathilda Research Centre. The estimated cost of the 267,000 square foot development is approximately $57,000. In addition to funding approximately 35% of the development costs (including the acquisition of the land) from cash contributions, the joint venture intends to finance the balance with a construction loan from an institutional lender.

MILLENNIUM TOWER

    On September 1, 1998 the Company entered into a joint venture agreement with HA L.L.C., an affiliate of Martin Smith Real Estate Services, a Seattle based real estate company, to develop a high-rise building in downtown Seattle, Washington, known as Millennium Tower. The Company and HA L.L.C. have agreed to fund 66 2/3% and 33 1/3% of the equity required, respectively. Land has been contributed to the joint venture by HA L.L.C. at an agreed value of $10,500, and the Company has agreed to fund the first $19,000 of cash requirements for the venture. The joint venture has obtained a $45,000 construction loan

                         BEACON CAPITAL PARTNERS, INC.

                                 JUNE 30, 1999

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                  (UNAUDITED)

3. INVESTMENTS IN JOINT VENTURES AND CORPORATIONS (CONTINUED) from two institutional lenders to finance the balance of the development costs. The estimated cost of the project is $71,000, including the value of the land.

CYPRESS COMMUNICATIONS, INC.

    On September 30, 1998, the Company invested $5,000 to acquire preferred stock in Cypress Communications, Inc., representing a 13.5% fully diluted ownership position in such company. Dividends will be earned on the Company's investment as and when dividends are declared on the preferred stock or any other class of stock in Cypress Communications, Inc. The preferred stock will be treated preferentially upon a liquidation of Cypress, should a liquidation occur, and is held by both the Operating Partnership and Tenant Communications, Inc., a Massachusetts corporation ("Tenant Communications"). The voting common stock of Tenant Communications is controlled by Messrs. Leventhal and Fortin. The Operating Partnership owns 99% of the economic interests in Tenant Communications.

4. OTHER INVESTMENTS

215 FREMONT STREET

    On June 30, 1999, the Company invested $33,500, exclusive of closing costs, in 215 Fremont Street, a 299,000 square foot building located in the South Financial District of San Francisco, California. It is anticipated that this investment will be transferred to an affiliate of the Company, Beacon Capital Strategic Partners, L.P., an investment fund expected to close in the third quarter of 1999.

MORTGAGE NOTE RECEIVABLE--PAH BATTERYMARCH REALTY COMPANY, LLC

    At June 30, 1999, the Company had a mortgage note receivable outstanding in the amount of $45,000 from PAH Batterymarch Realty Company, LLC, an entity wholly owned by Patriot American Hospitality Partnership, L.P., for the development of the Wyndham Batterymarch Hotel located in Boston, Massachusetts. The mortgage note was collateralized by a first mortgage lien on the property and was guaranteed by Wyndham International, Inc. ("Wyndham") and Patriot American Hospitality Partnership, L.P. The mortgage note had an interest rate of Libor plus 250 basis points and was repaid on July 1, 1999.

5. PREFERRED STOCK INVESTMENT IN WYNDHAM INTERNATIONAL, INC.

    On June 30, 1999, the Company purchased 1,050,000 shares of Series B Convertible Preferred Stock ("Series B Preferred") of Wyndham at a net price of approximately $102,874. Simultaneous with this transaction, the Company transferred the shares of Series B Preferred to a voting trust (the trustee of which is a subsidiary of the Operating Partnership) and declared and paid a dividend of approximately $4.34 per share of common stock of BCP and a distribution of approximately $4.34 per operating partnership unit of the Operating Partnership. The aggregate value of the dividend and distribution was approximately $103,064 and primarily consisted of the Company's interest in shares of the Series B Preferred. Stockholders not able to receive such interests received cash of equivalent value.

    On July 1, 1999, the Company purchased 450,000 shares of Series B Preferred at a net price of approximately $44,055.

                         BEACON CAPITAL PARTNERS, INC.

                                 JUNE 30, 1999

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                  (UNAUDITED)

5. PREFERRED STOCK INVESTMENT IN WYNDHAM INTERNATIONAL, INC. (CONTINUED)
    The aggregate number of shares of Series B Preferred the Company purchased may be reduced by up to 30% (450,000 shares) following a rights offering to current Wyndham common shareholders. Depending on the timing and magnitude of Wyndham's rights offering, the Company may establish a second voting trust to hold some or all of the 450,000 shares of Series B Preferred.

6. MORTGAGE NOTES PAYABLE

    The mortgage notes payable, collateralized by certain properties and assignments of leases total $18,877 at June 30, 1999. The mortgage notes payable have fixed interest rates ranging from 7.75% to 9.25% and maturities ranging from May 2002 to October 2022. The net book value of the mortgaged assets is $52,264 at June 30, 1999.

    Future minimum principal payments due during the next five years and thereafter are as follows:

1999...............................................................  $     175
2000...............................................................        373
2001...............................................................        404
2002...............................................................      1,815
2003...............................................................        414
Thereafter.........................................................     15,696
                                                                     ---------
Total                                                                $  18,877
                                                                     ---------
                                                                     ---------

7. NOTE PAYABLE--INTERIM FINANCING

    On June 28, 1999, the Company obtained a $100,000 secured interim financing (the "Interim Financing") from Bankers Trust Company. The Interim Financing matures in June 2000, but in certain circumstances can be extended for one year. Outstanding balances under the Interim Financing bear interest at a rate spread over the base rate or Eurodollar rate, as applicable. The spread is based upon certain loan to value ratios. At June 30, 1999, the outstanding balance of the Interim Financing was $70,000 and the interest rate was 7.96%. The Interim Financing requires monthly payments of interest only and is secured by mortgages and assignments of rents on certain properties. The net book value of the collateralized assets is $121,009 at June 30, 1999.

    The Company's ability to borrow under the Interim Financing is subject to the Company's ongoing compliance with a number of financial and other covenants.

8. SUBSEQUENT EVENT

    On July 13, 1999, the Company acquired Fort Point Place, a four-building, 335,000 square foot complex located in the South Boston Waterfront District of Boston, Massachusetts. The aggregate consideration for the properties was approximately $24,300.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Beacon Capital Partners, Inc.

    We have audited the accompanying consolidated balance sheet of Beacon Capital Partners, Inc. as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from January 21, 1998 (inception) to December 31, 1998. Our audit also included the financial statement schedule listed in the Index on page F-1. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beacon Capital Partners, Inc. at December 31, 1998, and the consolidated results of its operations and its cash flows for the period from January 21, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
January 21, 1999

                         BEACON CAPITAL PARTNERS, INC.

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

ASSETS
Real Estate:
  Land............................................................................  $  51,094
  Buildings, improvements and equipment...........................................    165,842
                                                                                    ---------
                                                                                      216,936
  Less accumulated depreciation...................................................      2,168
                                                                                    ---------
                                                                                      214,768

Deferred financing and leasing costs, net of accumulated amortization of $42......        414
Cash and cash equivalents.........................................................    174,647
Restricted cash...................................................................        697
Accounts receivable, net..........................................................      2,697
Other assets......................................................................        641
Investments in and advance to joint ventures and corporations.....................     90,136
                                                                                    ---------
    Total assets..................................................................  $ 484,000
                                                                                    ---------
                                                                                    ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable..........................................................  $  21,570
  Accounts payable and accrued expenses...........................................     18,731
                                                                                    ---------
    Total liabilities.............................................................     40,301
                                                                                    ---------

Commitments and contingencies.....................................................         --

Minority interest in consolidated partnership.....................................     54,983
                                                                                    ---------

Stockholders' Equity:
  Preferred stock; $.01 par value, 200,000,000 shares authorized, none issued or
    outstanding...................................................................         --
  Excess stock; $.01 par value, 250,000,000 shares authorized, none issued or
    outstanding...................................................................         --
  Common stock; $.01 par value, 500,000,000 shares authorized, 20,973,932 shares
    issued and outstanding........................................................        210
  Additional paid-in capital......................................................    389,520
  Cumulative net income...........................................................      9,054
  Dividends.......................................................................    (10,068)
                                                                                    ---------
    Total stockholders' equity....................................................    388,716
                                                                                    ---------
    Total liabilities and stockholders' equity....................................  $ 484,000
                                                                                    ---------
                                                                                    ---------

SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM JANUARY 21, 1998 (INCEPTION) TO DECEMBER 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

Revenues:
  Rental income....................................................................  $  10,643
  Reimbursement of operating expenses and real estate taxes........................      1,721
  Equity in earnings of joint venture..............................................      3,203
  Interest income, including affiliated interest of $1,462.........................     10,736
  Other income.....................................................................        233
                                                                                     ---------
      Total revenues...............................................................     26,536
                                                                                     ---------
Expenses:
  Property operating...............................................................      3,366
  Real estate taxes................................................................      1,863
  General and administrative.......................................................      8,419
  Interest expense.................................................................        906
  Depreciation and amortization....................................................      2,210
                                                                                     ---------
      Total expenses...............................................................     16,764
                                                                                     ---------
Income before minority interest....................................................      9,772
Minority interest in consolidated partnership......................................       (718)
                                                                                     ---------
        Net income.................................................................  $   9,054
                                                                                     ---------
                                                                                     ---------
Income per common share--basic and diluted.........................................  $    0.44
                                                                                     ---------
                                                                                     ---------
Weighted average number of common shares outstanding (in thousands)................     20,766
                                                                                     ---------
                                                                                     ---------

SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
     FOR THE PERIOD FROM JANUARY 21, 1998 (INCEPTION) TO DECEMBER 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                              ADDITIONAL
                                                    NUMBER OF      COMMON      PAID-IN    CUMULATIVE
                                                      SHARES        STOCK      CAPITAL    NET INCOME   DIVIDENDS     TOTAL
                                                   ------------  -----------  ----------  -----------  ----------  ----------
Issuance of common stock, net....................    20,973,932   $     210   $  389,520   $  --       $   --      $  389,730
Net income.......................................       --           --           --           9,054       --           9,054
Dividends declared ($.48/share)..................       --           --           --          --          (10,068)    (10,068)
                                                   ------------       -----   ----------  -----------  ----------  ----------
Balance at December 31, 1998.....................    20,973,932   $     210   $  389,520   $   9,054   $  (10,068) $  388,716
                                                   ------------       -----   ----------  -----------  ----------  ----------
                                                   ------------       -----   ----------  -----------  ----------  ----------

SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM JANUARY 21, 1998 (INCEPTION) TO DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................................  $   9,054
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation..................................................................      2,168
    Amortization..................................................................         42
    Equity in earnings of joint venture...........................................     (3,203)
    Distribution from joint venture...............................................        900
    Minority interest in consolidated partnership.................................        718
  Increase (decrease) in cash arising from changes in operating assets and liabilities:
    Restricted cash...............................................................       (697)
    Accounts receivable...........................................................     (2,697)
    Other assets..................................................................       (641)
    Accounts payable and accrued expenses.........................................      7,341
                                                                                    ---------
      Net cash provided by operating activities...................................     12,985
                                                                                    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Real estate asset acquisitions and improvements.................................   (143,855)
  Payment of deferred leasing costs...............................................       (353)
  Investments in and advance to joint ventures and corporations...................    (87,833)
                                                                                    ---------
      Net cash used in investing activities.......................................   (232,041)
                                                                                    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments on mortgage notes....................................................       (152)
  Payment of deferred financing costs.............................................       (103)
  Proceeds from loans payable--affiliate..........................................      3,560
  Payment of loans payable--affiliate.............................................     (3,560)
  Sale of Operating Partnership units.............................................      4,228
  Sale of common stock............................................................    417,871
  Offering costs..................................................................    (28,141)
                                                                                    ---------
      Net cash provided by financing activities...................................    393,703
                                                                                    ---------
  Net increase in cash and cash equivalents and balance at end of period..........  $ 174,647
                                                                                    ---------
                                                                                    ---------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Issuance of Operating Partnership units to acquire property.......................  $  51,359
Assumption of mortgage debt to acquire property...................................     21,722
                                                                                    ---------
                                                                                    $  73,081
                                                                                    ---------
                                                                                    ---------

SEE ACCOMPANYING NOTES.

                         BEACON CAPITAL PARTNERS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

1. ORGANIZATION

    Beacon Capital Partners, Inc. ("BCP") was incorporated on January 21, 1998 as a Massachusetts corporation (the "Formation"), and was initially capitalized through loans from the two founders of BCP, Messrs. Leventhal and Fortin. The loans were repaid in May 1998. BCP intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. BCP was established to conduct real estate investment and development activities and currently operates in one segment.

    On March 17, 1998, BCP was reincorporated as a Maryland corporation and on March 20, 1998 it completed an initial private offering (the "Original Offering") in accordance with Section 4(2) of the Securities Act. BCP initially issued 17,360,769 common shares with proceeds, net of expenses, of $323,110. In April, 1998, 3,613,163 additional shares were issued through the exercise of the underwriter's over-allotment, with proceeds, net of expenses, of $66,620.

    In connection with the reincorporation of BCP in Maryland, BCP established Beacon Capital Partners, L.P. (the "Operating Partnership"). BCP and the Operating Partnership are collectively referred to as the "Company". The Operating Partnership is a Delaware limited partnership. BCP is the sole general partner of, and, as of December 31, 1998, holds approximately 88% of the economic interest in the Operating Partnership. BCP holds an approximate 1% general partnership interest in the Operating Partnership and the balance is held as a limited partnership interest. The limited partnership interests not held by BCP are presented as minority interest in the accompanying consolidated financial statements. The term of the Operating Partnership commenced on March 16, 1998 and shall continue until January 1, 2056 or until such time as a Liquidating Event, as defined, has occurred.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles and include the accounts of BCP and its majority-owned subsidiary, Beacon Capital Partners, L.P. BCP consolidates all wholly-owned subsidiaries and those majority-owned subsidiaries in which it exercises control. BCP uses the equity method of accounting for its investments and earnings in joint ventures and corporations in which BCP shares influence over, but does not control, operating and financial policy. BCP uses the cost method of accounting to account for its investments and earnings in entities in which BCP does not influence operating and financial policy. Losses in excess of investments are not recorded where BCP is under no legal obligation and has neither guaranteed nor intends to provide any future financial support to the respective investment. All significant intercompany transactions and balances have been eliminated in consolidation.

    Minority interest in consolidated partnership represents Operating Partnership units not held by BCP. As of December 31, 1998, $51,359 in units had been issued in connection with the purchase of the property known as Technology Square and The Draper Building, and $4,228 in units had been issued to Messrs. Leventhal's and Fortin's family trusts for cash.

USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and

                         BEACON CAPITAL PARTNERS, INC.

                               DECEMBER 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

REAL ESTATE

    Buildings are recorded at cost and are depreciated on the straight-line method over their estimated useful life of forty years. The cost of buildings includes the purchase price of the property, legal fees, and other acquisition and development costs. Acquisition and development costs generally consist of third party costs and internal direct costs. Internal costs relating to the acquisition of operating properties are expensed as incurred.

    BCP measures impairment in accordance with FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded on specific long-lived assets used in operations where indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

    Furniture, fixtures and equipment are depreciated using the straight-line method over their expected useful lives of three to ten years.

DEFERRED FINANCING AND LEASING COSTS

    Deferred financing costs are fees and costs incurred to obtain long-term financing and are being amortized over the terms of the respective loans. Deferred leasing costs are fees and costs incurred in the successful negotiation of leases, including brokerage, legal and other costs, and are being amortized on a straight-line basis over the terms of the respective leases.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of short-term, highly liquid assets with original maturities of three months or less from the date of purchase.

RESTRICTED CASH

    Restricted cash consists of cash held in escrow as required by lenders to satisfy real estate taxes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    BCP is required to disclose the fair values of financial instruments for which it is practicable to estimate such fair value. The fair values of financial instruments are estimates based upon market conditions and perceived risks at December 31, 1998 and require varying degrees of management judgment. The fair values of financial instruments presented may not be indicative of amounts BCP could realize on the disposition of the financial instruments.

    Cash, cash equivalents and restricted cash are carried at an amount, which due to their nature, approximates fair value.

                         BEACON CAPITAL PARTNERS, INC.

                               DECEMBER 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    BCP computes the fair value of its mortgage notes payable based upon the discounted cash flows at a discount rate that approximates BCP's effective borrowing rate. BCP has determined that the fair value of its mortgage notes approximates their carrying value.

REVENUE RECOGNITION

    Revenues are recognized when earned and the amounts can be reasonably estimated on the accrual basis of accounting. Rental income from operating leases is recognized on a straight-line basis over the life of the lease agreements.

INCOME TAXES

    BCP intends to elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code. BCP will make such election on its initial Federal return for the taxable year ended December 31, 1998. As a result of such election, BCP will generally not be subject to Federal income taxes to the extent that it makes timely distributions to its shareholders at least equal to its taxable income and meets certain other requirements for qualification as a real estate investment trust.

    BCP has indicated that it may acquire and operate businesses that do not satisfy the REIT qualification tests prescribed by the Internal Revenue Code. Transactions that give rise to such assets and income are expected to be owned through a C corporation known as a "paper clip", the shares of which entity would be distributed to BCP's stockholders, or through a taxable corporate subsidiary in which BCP would hold the majority of economic interest but less than 10% of the voting power. Such C corporations, if formed, will be subject to Federal, state and local taxation.

STOCK OPTIONS AND OTHER AWARDS

    BCP has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of BCP's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

    Compensation attributable to the Company's Long-Term Incentive Plan will be charged to expense over the period covered by the Long-Term Incentive Plan.

EARNINGS PER COMMON SHARE

    The computation of earnings per common share is based upon the weighted average number of shares of common stock outstanding during the periods subsequent to the Original Offering. As BCP has no dilutive securities, there is no difference between basic and diluted earnings per share of common stock.

                         BEACON CAPITAL PARTNERS, INC.

                               DECEMBER 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
NEW ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). FAS 133 is effective for years beginning after June 15, 1999. BCP does not believe that the adoption of FAS 133 will have a material impact on BCP's financial position or results of operations.

3. INVESTMENTS IN AND ADVANCE TO JOINT VENTURES AND CORPORATIONS

    The investments in and advance to joint ventures and corporations represents the Company's interest in (i) a joint venture known as "Beacon/PW Kendall LLC",
(ii) a joint venture with Mathilda Partners LLC ("Mathilda Research Centre"),
(iii) a joint venture with HA L.L.C. ("Millennium Tower"), and (iv) an investment in preferred stock of Cypress Communications, Inc. ("Cypress").

    A reconciliation of the underlying net assets to the Company's carrying value of property investments in and advance to joint ventures and corporations is as follows:

                                                   BEACON/PW   MATHILDA                     CYPRESS
                                                    KENDALL    RESEARCH   MILLENNIUM    COMMUNICATIONS,
                                                      LLC       CENTRE       TOWER           INC.           TOTAL
                                                  -----------  ---------  -----------  -----------------  ---------
BCP, L.P. equity interest (including accumulated
  earnings, net of distributions)...............   $  63,791   $  17,079   $   4,018                      $  84,888
Investments in preferred stock..................                                           $   5,000          5,000
Acquisition costs...............................          42          41         112              53            248
                                                  -----------  ---------  -----------         ------      ---------
Carrying value of investments in and advance to
  joint ventures and corporations...............   $  63,833   $  17,120   $   4,130       $   5,053      $  90,136
                                                  -----------  ---------  -----------         ------      ---------
                                                  -----------  ---------  -----------         ------      ---------

THE ATHENAEUM PORTFOLIO

    Beacon/PW Kendall LLC was formed on April 16, 1998 and is jointly owned by the Company and PW Acquisitions IX, LLC, an affiliate of PaineWebber. Initially each member made a $5,000 contribution and the Company provided a loan to the joint venture of approximately $117,000. The joint venture acquired The Athenaeum Portfolio, an eleven building, 970,000 square foot mixed-use portfolio located in Cambridge, Massachusetts. In August 1998, the Company and PW Acquisitions IX, LLC each made equity

                         BEACON CAPITAL PARTNERS, INC.

                               DECEMBER 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

3. INVESTMENTS IN AND ADVANCE TO JOINT VENTURES AND CORPORATIONS (CONTINUED) contributions of approximately $58,500, which were used to repay the Company's loan receivable. Summarized financial information for this joint venture follows:

                                                                                                 FOR THE PERIOD
                                                                                               ENDED DECEMBER 31,
                                                                                                      1998
                                                                                               -------------------
Gross revenue................................................................................      $    19,130
Expenses.....................................................................................           13,983
                                                                                                       -------
Income before depreciation and amortization..................................................            5,147
Depreciation and amortization................................................................            2,675
                                                                                                       -------
Net income...................................................................................      $     2,472
                                                                                                       -------
                                                                                                       -------

                                                                                                 DECEMBER 31, 1998
                                                                                                 -----------------
Real estate and equipment, net......................................................                $   193,148
Cash and cash equivalents...........................................................                      4,916
Other assets........................................................................                      2,317
                                                                                                       --------
Total assets........................................................................                $   200,381
                                                                                                       --------
                                                                                                       --------
Mortgage note payable...............................................................                $    68,804
Accounts payable and accrued expenses...............................................                      3,885
Minority interest...................................................................                          6
Members' equity (including accumulated earnings of $2,472):
  Company's share of equity.........................................................  $  63,791
  Other member's share of equity....................................................     63,895
                                                                                      ---------
Total members' equity...............................................................                    127,686
                                                                                                       --------
Total liabilities and members' equity...............................................                $   200,381
                                                                                                       --------
                                                                                                       --------

MATHILDA RESEARCH CENTRE

    On August 9, 1998, the Company entered into a joint venture agreement with Mathilda Partners LLC, an affiliate of Menlo Equities, a California based developer, to develop two four-story Class A office/R&D buildings with surface parking, known as Mathilda Research Centre. The Company and Mathilda Partners LLC have agreed to fund 87.5% and 12.5% of the equity required, respectively. On November 4, 1998, the venture acquired a twelve-acre site on Mathilda Avenue in Sunnyvale, California, on which the venture plans to construct Mathilda Research Centre. The estimated cost of the 267,000 square foot development is approximately $57,000. In addition to funding approximately 35% of the development costs (including the acquisition of the land) from cash contributions, the venture intends to finance the balance with a construction loan from an institutional lender.

MILLENNIUM TOWER

    On September 1, 1998 the Company entered into a joint venture agreement with HA L.L.C., an affiliate of Martin Smith Real Estate Services, to develop a high-rise building in downtown Seattle, Washington, known as Millennium Tower. The Company and HA L.L.C. have agreed to fund 66 2/3% and

                         BEACON CAPITAL PARTNERS, INC.

                               DECEMBER 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

3. INVESTMENTS IN AND ADVANCE TO JOINT VENTURES AND CORPORATIONS (CONTINUED)
33 1/3% of the equity required, respectively. Land has been contributed to the joint venture by HA L.L.C. at an agreed value of $10,500, and the Company has agreed to fund the first $19,000 of cash requirements for the venture. The venture intends to finance the balance of development costs from a construction loan with an institutional lender. The estimated cost of the project is $71,000, including the value of the land.

CYPRESS COMMUNICATIONS, INC.

    On September 30, 1998, the Company invested $5,000 to acquire preferred stock in Cypress Communications, Inc., representing a 13.5% fully diluted ownership position in such company. Dividends will be earned on the Company's investment as and when dividends are declared on the preferred stock or any other class of stock in Cypress Communications, Inc. The preferred stock will be treated preferentially upon a liquidation of Cypress, should a liquidation occur, and is held by both the Operating Partnership and Tenant Communications, Inc., a Massachusetts corporation ("Tenant Communications"). The voting common stock of Tenant Communications is controlled by Messrs. Leventhal and Fortin. The Operating Partnership owns 99% of the economic interests in Tenant Communications.

4. MORTGAGE NOTES PAYABLE

    The mortgage notes payable, collateralized by certain properties and assignment of leases total $21,570. The mortgage notes payable have fixed interest rates ranging from 7.75% to 9.25% and maturities ranging from December 1999 to October 2022. The net book value of the mortgaged assets is $60,953 at December 31, 1998. Cash paid for interest approximates $742 for the period ended December 31, 1998. Future minimum principal payments due during the next five years and thereafter are as follows:

1999...............................................................  $   1,903
2000...............................................................        392
2001...............................................................        426
2002...............................................................      1,839
2003...............................................................        440
Thereafter.........................................................     16,570
                                                                     ---------
Total..............................................................  $  21,570
                                                                     ---------
                                                                     ---------

5. STOCK INCENTIVE PLAN

    The Company has adopted a Stock Incentive Plan, which authorizes the grant of options to purchase shares of common stock and other stock-based awards to the Company's executive officers, independent directors, employees and other key persons. The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Administrator").

    The maximum number of shares of common stock reserved and available for issuance under the Stock Incentive Plan is such aggregate number of shares as does not exceed the sum of (i) 12% of the outstanding equity interests in the Company (including common stock and units subject to redemption rights) as determined as of the final original offering closing date plus (ii) as of the last business day of each calendar quarter ending after the final original offering closing date, an additional positive number

                         BEACON CAPITAL PARTNERS, INC.

                               DECEMBER 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

5. STOCK INCENTIVE PLAN (CONTINUED)
equal to 10% of any net increase of outstanding equity interests in the Company. As of December 31, 1998 2,796,726 shares of common stock has been reserved.

    The Stock Incentive Plan permits the granting of (i) options to purchase common stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant in the case of Incentive Options, and may not be less than 25% of the fair market value of the common stock on the date of grant in the case of Non-Qualified Options. The term of each option will be fixed and may not exceed ten years from date of grant in the case of an Incentive Option. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Stock Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator.

    Changes in options outstanding under the Stock Incentive Plan during the period were as follows:

                                                                                     NUMBER OF
                                                                                   SHARES UNDER
                                                                                      OPTION      PER SHARE OPTION
                                                                                   -------------  -----------------
Granted at Initial Private Offering..............................................       649,500       $   20.00
Granted March 20--December 31, 1998..............................................     1,730,250           19.96
Canceled March 20--December 31, 1998.............................................       --               --
                                                                                   -------------
Shares under option at December 31, 1998.........................................     2,379,750           19.97
                                                                                   -------------
                                                                                   -------------
Options available for grant at end of period.....................................       416,976
                                                                                   -------------
                                                                                   -------------

    The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 requires the recognition of, or disclosure of, compensation expense for grants of stock options or other equity instruments issued to employees based on the fair value at the date of grant. Although SFAS No. 123 requires the presentation of pro forma information to reflect the fair value method of accounting for employee stock option grants, such information has not been presented because the pro forma effects are not material.

6. LONG-TERM INCENTIVE PLAN

    The Company has adopted a Long-Term Incentive Plan which is designed to reward certain members of management for growth of the Company's Funds from Operations, as defined by the National Association of Real Estate Investment Trusts, in excess of a specified benchmark. If the Company's Funds from Operations exceeds the specified benchmark, management will be entitled to receive an incentive return which shall be calculated on December 31, 2001 (the "Determination Date").

    The incentive return shall equal the product of (A) 12% of the dollar amount by which (i) the Actual Return, as defined, exceeds (ii) the Base Return, as defined, multiplied by (B) the weighted average of shares of common stock and units outstanding for the 12 months immediately preceding the Determination Date multiplied by (C) the Company's Multiple, as defined.

                         BEACON CAPITAL PARTNERS, INC.

                               DECEMBER 31, 1998

              (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

6. LONG-TERM INCENTIVE PLAN (CONTINUED)
    The Long-Term Incentive Plan has taken the form of a convertible unit which was issued on March 16, 1998 to an affiliated organization in connection with the closing of the original offering. The convertible unit is convertible at the Determination Date into a certain number of incentive units in the Operating Partnership with a fair market value equal to the amount of the incentive return. No amount has been earned with respect to the Long-Term Incentive Plan.

7. LEASES

    Minimum future rentals under operating leases in effect at December 31, 1998 are summarized as follows:

1999...............................................................  $  16,826
2000...............................................................     12,627
2001...............................................................     10,082
2002...............................................................      5,842
2003...............................................................      2,733
Thereafter.........................................................      3,781
                                                                     ---------
Total..............................................................  $  51,891
                                                                     ---------
                                                                     ---------

    Terms of leases range from one to fifteen years and in certain cases provide for operating expense reimbursement, real estate tax escalations and increases in minimum rents.

8. RENTAL EXPENSE

    The Company leases office space under operating leases which expire on June 30, 2000 and March 31, 2003. Rental expense under the leases was $523 for the period ended December 31, 1998. Future minimum payments will be $2,960.

9. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following is a summary of unaudited quarterly results of operations of the Company for the period from January 21, 1998 (Inception) to December 31, 1998.

                                                                              FIRST       SECOND       THIRD      FOURTH
                                                                             QUARTER      QUARTER     QUARTER     QUARTER
                                                                           -----------  -----------  ---------  -----------
Revenues.................................................................   $     584    $   6,211   $  10,000   $   9,741
Income (loss) before minority interest...................................        (387)       4,422       2,903       2,834
Net income (loss)........................................................        (387)       4,355       2,581       2,505
Income (loss) per common share--basic and diluted........................        (.02)         .21         .12         .12

                         REPORT OF INDEPENDENT AUDITORS

To the Members of Beacon/PW Kendall LLC

    We have audited the accompanying consolidated balance sheet of Beacon/PW Kendall LLC as of December 31, 1998 and the related consolidated statements of operations, members' equity and cash flows for the period from April 16, 1998 (inception) to December 31, 1998. Our audit also included the financial statement schedule listed in the Index on page F-1. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beacon/PW Kendall LLC at December 31, 1998, and the consolidated results of its operations and its cash flows for the period from April 16, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
January 8, 1999

                             BEACON/PW KENDALL LLC

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)

ASSETS
Real Estate
  Land............................................................................  $  35,773
  Buildings, improvements and equipment...........................................    160,043
                                                                                    ---------
                                                                                      195,816
Less accumulated depreciation.....................................................      2,668
                                                                                    ---------
                                                                                      193,148

Deferred financing and leasing costs, net of accumulated amortization of $7.......        252
Cash and cash equivalents.........................................................        425
Restricted cash...................................................................      4,491
Accounts receivable, net..........................................................      1,949
Other assets......................................................................        116
                                                                                    ---------
      Total assets................................................................  $ 200,381
                                                                                    ---------
                                                                                    ---------

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
  Mortgage note payable...........................................................  $  68,804
  Accounts payable and accrued expenses...........................................      3,885
                                                                                    ---------
      Total liabilities...........................................................     72,689
                                                                                    ---------
Commitments and contingencies.....................................................         --

Minority interest.................................................................          6
                                                                                    ---------
Members' Equity:
  Members' equity.................................................................    125,214
  Cumulative net income...........................................................      2,472
                                                                                    ---------
      Total members' equity.......................................................    127,686
                                                                                    ---------
      Total liabilities and members' equity.......................................  $ 200,381
                                                                                    ---------
                                                                                    ---------

SEE ACCOMPANYING NOTES.

                             BEACON/PW KENDALL LLC

                      CONSOLIDATED STATEMENT OF OPERATIONS
      FOR THE PERIOD FROM APRIL 16, 1998 (INCEPTION) TO DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)

Revenues:
  Rental income....................................................................  $  13,368
  Reimbursement of operating expenses and real estate taxes........................      4,997
  Interest and other income........................................................        765
                                                                                     ---------
      Total revenues...............................................................     19,130
                                                                                     ---------
Expenses:
  Property operating...............................................................      3,990
  Real estate taxes................................................................      2,559
  Interest expense, including affiliated interest of $3,481........................      7,434
  Depreciation and amortization....................................................      2,675
                                                                                     ---------
      Total expenses...............................................................     16,658
                                                                                     ---------
      Net income...................................................................  $   2,472
                                                                                     ---------
                                                                                     ---------

SEE ACCOMPANYING NOTES.

                             BEACON/PW KENDALL LLC

                   CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
      FOR THE PERIOD FROM APRIL 16, 1998 (INCEPTION) TO DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)

                                                                           BEACON           PW
                                                                          CAPITAL      ACQUISITIONS
                                                                         PARTNERS,          IX,
                                                                            L.P.            LLC          TOTAL
                                                                        ------------  ---------------  ----------
Contribution of members' equity.......................................   $   63,507     $    63,507    $  127,014
Net income............................................................        1,184           1,288         2,472
Distribution..........................................................         (900)           (900)       (1,800)
                                                                        ------------        -------    ----------
Balance at December 31, 1998..........................................   $   63,791     $    63,895    $  127,686
                                                                        ------------        -------    ----------
                                                                        ------------        -------    ----------

SEE ACCOMPANYING NOTES.

                             BEACON/PW KENDALL LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM APRIL 16, 1998 (INCEPTION) TO DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................................................  $   2,472
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation.................................................................      2,668
    Amortization.................................................................          7
  Increase (decrease) in cash arising from changes in operating assets and liabilities:
    Restricted cash..............................................................     (4,491)
    Accounts receivable..........................................................     (1,949)
    Other assets.................................................................       (116)
    Accounts payable and accrued expenses........................................      3,885
                                                                                   ---------
      Net cash provided by operating activities..................................      2,476
                                                                                   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Real estate asset acquisitions and improvements................................   (126,698)
  Payment of deferred leasing costs..............................................       (228)
                                                                                   ---------
      Net cash used in investing activities......................................   (126,926)
                                                                                   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from BCP, L.P.........................................................    117,014
  Repayment of advances from BCP, L.P............................................   (117,014)
  Repayments on mortgage note....................................................       (314)
  Payment of deferred financing costs............................................        (31)
  Contributions from members.....................................................    127,014
  Contributions from minority interests..........................................          6
  Distribution to members........................................................     (1,800)
                                                                                   ---------
      Net cash provided by financing activities..................................    124,875
                                                                                   ---------
  Net increase in cash and cash equivalents and balance at end of period.........  $     425
                                                                                   ---------
                                                                                   ---------
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest...........................................................  $   7,126
                                                                                   ---------
                                                                                   ---------
NONCASH ITEMS:
Mortgage note assumed in connection with real estate acquisition.................  $  69,118
                                                                                   ---------
                                                                                   ---------

SEE ACCOMPANYING NOTES.

                             BEACON/PW KENDALL LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION

    Beacon/PW Kendall LLC (the "Company") was formed on April 16, 1998 as a Delaware limited liability company. The members of the Company are Beacon Capital Partners, L.P. and PW Acquisitions IX, LLC (the "Members"). Each of the Members holds a fifty percent economic interest in the Company and each has made a $63,507 equity contribution. Beacon Capital Partners, L.P. is the managing member of the Company. Beacon Capital Partners, L.P. and PW Acquisitions IX, LLC made their initial equity contributions on May 1, 1998 and May 20, 1998, respectively. Net operating activity for the period May 1, 1998 through May 20, 1998 has been allocated one hundred percent to Beacon Capital Partners, L.P.

    The Company is the sole member of One Kendall LLC. One Kendall LLC has invested in certain land, buildings, and improvements in Cambridge, Massachusetts.

    The Company is the managing member of Kendall Athenaeum LLC, holding a 99% economic interest. Kendall Athenaeum LLC and the Company are the members of Cambridge Athenaeum LLC, holding 1% and 99% economic interests, respectively. Kendall Athenaeum LLC is the managing member of Cambridge Athenaeum LLC. Cambridge Athenaeum LLC has invested in certain other land, buildings and improvements in Cambridge, Massachusetts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles and include the accounts of the Company, its wholly-owned subsidiary One Kendall LLC and its direct and indirect majority-owned subsidiaries, Kendall Athenaeum LLC, and Cambridge Athenaeum LLC. The Company consolidates all wholly-owned subsidiaries and those majority-owned subsidiaries in which it exercises control. All significant intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

REAL ESTATE

    Buildings are recorded at cost and are depreciated on the straight-line method over their estimated useful life of forty years. The cost of buildings includes the purchase price of the property, legal fees, and other acquisition costs. Acquisition costs associated with the purchase of new property consist of third party costs and have been capitalized to the appropriate assets.

    The Company measures impairment in accordance with FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded on specific long-lived assets used in operations where indicators of impairment are

                             BEACON/PW KENDALL LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 (CONTINUED)

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

    Equipment is depreciated using the straight-line method over their expected useful lives of three to ten years.

DEFERRED FINANCING AND LEASING COSTS

    Deferred financing costs are fees and costs incurred to obtain long-term financing and are being amortized over the term of the respective loan. Deferred leasing costs are fees and costs incurred in the successful negotiation of leases, including brokerage, legal and other costs and are being amortized on a straight-line basis over the terms of the respective leases.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of short-term, highly liquid assets with original maturities of three months or less from the date of purchase.

RESTRICTED CASH

    Restricted cash consists of funds held in escrow as required by lenders to settle real estate taxes and various other expenses associated with the operations of the properties.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company is required to disclose the fair values of financial instruments for which it is practicable to estimate such fair value. The fair values of financial instruments are estimates based upon market conditions and perceived risks at December 31, 1998 and require varying degrees of management judgment. The fair values of financial instruments presented may not be indicative of amounts the Company could realize on the disposition of the financial instruments.

    Cash, cash equivalents and restricted cash are carried at an amount, which due to their nature, approximates fair value.

    The Company computes the fair value of its mortgage note payable based upon the discounted cash flows at a discount rate that approximates the Company's effective borrowing rate. The Company has determined that the fair value of its mortgage note approximates its carrying value.

REVENUE RECOGNITION

    Revenues are recognized when earned and the amounts can be reasonably estimated on the accrual basis of accounting. Rental income from operating leases is recognized on a straight-line basis over the life of the lease agreements.

                             BEACON/PW KENDALL LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 (CONTINUED)

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    As limited liability companies, the Company and its consolidated subsidiaries are deemed to be partnerships for federal and state income tax purposes. As such, no provision or credit has been made in the accompanying financial statements for federal or state income taxes since the Members are required to include their respective share of profits or losses in their own tax returns.

3. MORTGAGE NOTE PAYABLE

    The mortgage note payable represents a first mortgage note assumed with the purchase of certain land, buildings and improvements by Cambridge Athenaeum LLC. The first mortgage note is due January 11, 2027, with principal and interest payments due monthly. The interest rate on the mortgage note is 8.485%. The net book value of the mortgaged assets is $128,126 at December 31, 1998. Future minimum principal payments due during the next five years and thereafter are as follows:

1999...............................................................  $     524
2000...............................................................        554
2001...............................................................        620
2002...............................................................        676
2003...............................................................        736
Thereafter.........................................................     65,694
                                                                     ---------
Total..............................................................  $  68,804
                                                                     ---------
                                                                     ---------

4. TRANSACTIONS WITH RELATED PARTIES

    Beacon Capital Partners, L.P. advanced $117,014 to the Company to fund the acquisition of the certain land and buildings in Cambridge, Massachusetts owned by One Kendall LLC and Cambridge Athenaeum LLC. On August 28, 1998, this advance was repaid with equity contributions by the Members.

5. LEASES

    Minimum future rentals under operating leases in effect at December 31, 1998 are summarized as follows:

1999...............................................................  $  17,138
2000...............................................................     14,861
2001...............................................................     13,200
2002...............................................................     11,711
2003...............................................................      7,667
Thereafter.........................................................     15,774
                                                                     ---------
Total..............................................................  $  80,351
                                                                     ---------
                                                                     ---------

                             BEACON/PW KENDALL LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 (CONTINUED)

                             (DOLLARS IN THOUSANDS)

5. LEASES (CONTINUED)
    Terms of the leases range from one to twenty years and provide for operating expense reimbursement, real estate tax escalations, and in certain cases, percentage rent and increases in minimum rent. For the year ended December 31, 1998, three tenants represented approximately 13%, 20%, and 13%, respectively, of total rental income.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Beacon Capital Partners, Inc.

    We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for Fort Point Place for the year ended December 31, 1998. This Historical Summary is the responsibility of Fort Point Place's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-11 of Beacon Capital Partners, Inc. as described in Note 1, and is not intended to be a complete presentation of Fort Point Place's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of Fort Point Place for the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /S/ ERNST & YOUNG LLP

Boston, Massachusetts
March 26, 1999

   COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                              FOR FORT POINT PLACE
                             (DOLLARS IN THOUSANDS)

                                                                              SIX MONTHS ENDED      YEAR ENDED
                                                                                JUNE 30, 1999    DECEMBER 31, 1998
                                                                              -----------------  -----------------
                                                                                 (UNAUDITED)
Gross income
  Rental income.............................................................      $   1,524          $   3,049
  Other income..............................................................             44                 87
                                                                                     ------             ------
        Total gross income..................................................          1,568              3,136
                                                                                     ------             ------
Direct operating expenses
  Property operating........................................................            216                431
  Real estate taxes.........................................................            152                306
                                                                                     ------             ------
        Total direct operating expenses.....................................            368                737
                                                                                     ------             ------
  Gross income in excess of direct operating expenses.......................      $   1,200          $   2,399
                                                                                     ------             ------
                                                                                     ------             ------

SEE ACCOMPANYING NOTES.

              NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME
                         AND DIRECT OPERATING EXPENSES
                              FOR FORT POINT PLACE
                             (DOLLARS IN THOUSANDS)

1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Presented herein is the combined historical summary of gross income and direct operating expenses (the "Historical Summary") of Fort Point Place. Fort Point Place, currently owned by Wormwood Realty Trust (the "Seller"), is comprised of four office and warehouse buildings located in the Boston, Massachusetts South Boston Waterfront District with gross rentable area of approximately 335,000 square feet. The mixed-use properties are expected to be acquired by Beacon Capital Partners, L.P. (the "Purchaser").

    The accompanying Historical Summary has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of Fort Point Place have been excluded. Excluded expenses consist of depreciation, amortization, corporate and interest expense not directly related to the future operations of Fort Point Place.

    Rental income is recognized on a straight line basis over the term of the related leases.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LEASES

    Minimum future rentals under operating leases with Fort Point Place in effect at December 31, 1998 are summarized as follows:

YEAR
-----------------------------------------------------------------
1999.............................................................  $   2,168
2000.............................................................      1,828
2001.............................................................        830
2002.............................................................        782
2003.............................................................        636
Thereafter.......................................................      1,744
                                                                   ---------
Total                                                              $   7,988
                                                                   ---------
                                                                   ---------

    The leases at Fort Point Place are generally for a term greater than one year and no more than five years. Certain leases provide for operating expense reimbursement, real estate tax escalations and increases in minimum rent.

    Included in rental income is $660,000 of rent paid by Hub Folding Box, Incorporated ("Hub"), an affiliate of the Seller. Hub occupies approximately 49% of the gross rentable area of Fort Point Place. The Hub lease will be terminated as of the date of the closing. Hub will, however, be permitted to continue to occupy the space for a period after the closing not to exceed ninety days. As a result, future minimum rents attributable to Hub have been excluded from the table.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of

Beacon Capital Partners, Inc.

    We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for One Kendall Square Buildings 100-500, One Kendall Square Buildings 600/650/700, One Kendall Square Building 1400, One Kendall Square Building 1500, One Kendall Square Building 1700, 215 First Street, the One Kendall Square Cinema, the One Kendall Square Parking Garage, and 195 First Street Parking Lot (collectively, known as "The Athenaeum Portfolio") for the year ended December 31, 1997. This Historical Summary is the responsibility of The Athenaeum Portfolio's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. as described in Note 1, and is not intended to be a complete presentation of The Athenaeum Portfolio's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of The Athenaeum Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 22, 1998

   COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                          FOR THE ATHENAEUM PORTFOLIO

                             (DOLLARS IN THOUSANDS)

                                                                               FOR THE PERIOD
                                                                               JANUARY 1, 1998
                                                                                     TO             YEAR ENDED
                                                                               APRIL 30, 1998    DECEMBER 31, 1997
                                                                              -----------------  -----------------
                                                                                 (UNAUDITED)
Gross income
  Rental income.............................................................      $   6,513          $  19,593
  Reimbursement of operating expenses and taxes.............................          1,277              5,238
  Other income..............................................................            106                213
                                                                                     ------            -------
      Total gross income....................................................          7,896             25,044
                                                                                     ------            -------
Direct operating expenses
  Property operating........................................................          1,784              5,514
  Real estate taxes.........................................................          1,288              3,740
                                                                                     ------            -------
      Total direct operating expenses.......................................          3,072              9,254
                                                                                     ------            -------
  Gross income in excess of direct operating expenses.......................      $   4,824          $  15,790
                                                                                     ------            -------
                                                                                     ------            -------

                            See accompanying notes.

              NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME
                         AND DIRECT OPERATING EXPENSES
                          FOR THE ATHENAEUM PORTFOLIO

                             (DOLLARS IN THOUSANDS)

1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Presented herein is the combined historical summary ("Historical Summary") of gross income and direct operating expenses of the following properties, held under common control (collectively, "The Athenaeum Portfolio"):

One Kendall Square Buildings 100-500       One Kendall Square Cinema
One Kendall Square Buildings 600/650/700   195 First Street Parking Lot
One Kendall Square Building 1400           215 First Street
One Kendall Square Building 1500           One Kendall Square Parking Garage
One Kendall Square Building 1700

    The mixed-use properties were acquired by Beacon Capital Partners, Inc. on May 1, 1998.

    The accompanying Historical Summary has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of The Athenaeum Portfolio have been excluded. Excluded expenses consist of depreciation and amortization, and interest not directly related to the future operations of The Athenaeum Portfolio.

    Rental income is recognized on a straight line basis over the term of the related leases.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    Minimum future rentals under operating leases with The Athenaeum Portfolio in effect at December 31, 1997 are summarized as follows:

YEAR
-----------------------------------------------------------------------------------
1998...............................................................................  $  16,711
1999...............................................................................     16,195
2000...............................................................................     13,833
2001...............................................................................     12,090
2002...............................................................................      9,876
Thereafter.........................................................................     20,633
                                                                                     ---------
                                                                                     $  89,338
                                                                                     ---------
                                                                                     ---------

    Terms of the leases range from one to twenty years and provide for operating expense reimbursement, real estate tax escalations and, in certain cases, percentage rent and increases in minimum rent. Approximately 26% of The Athenaeum Portfolio's revenue for the year ended December 31, 1997 was derived from one tenant.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of

Beacon Capital Partners, Inc.

    We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for Technology Square and The Draper Building owned by Asahi Seimei-Prudential Associates, Number Three for the year ended December 31, 1997. This Historical Summary is the responsibility of Technology Square and The Draper Building's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. as described in Note 1, and is not intended to be a complete presentation of Technology Square and The Draper Building's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of Technology Square and The Draper Building for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 22, 1998

        HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                 FOR TECHNOLOGY SQUARE AND THE DRAPER BUILDING

                             (DOLLARS IN THOUSANDS)

                                                                               FOR THE PERIOD
                                                                               JANUARY 1, 1998
                                                                                     TO
                                                                                JUNE 23, 1998       YEAR ENDED
                                                                                 (UNAUDITED)     DECEMBER 31, 1997
                                                                              -----------------  -----------------
Gross income
  Rental income.............................................................      $   3,992          $   8,164
  Reimbursement of operating expenses and taxes.............................            954              2,077
  Other income..............................................................         --                     58
                                                                                     ------             ------
Total gross income..........................................................          4,946             10,299
                                                                                     ------             ------
Direct operating expenses
  Property operating........................................................            943              1,962
  Real estate taxes.........................................................            955              1,929
                                                                                     ------             ------
Total direct operating expenses.............................................          1,898              3,891
                                                                                     ------             ------
  Gross income in excess of direct operating expenses.......................      $   3,048          $   6,408
                                                                                     ------             ------
                                                                                     ------             ------

                            See accompanying notes.

                  NOTES TO HISTORICAL SUMMARY OF GROSS INCOME
                         AND DIRECT OPERATING EXPENSES
                 FOR TECHNOLOGY SQUARE AND THE DRAPER BUILDING

                             (DOLLARS IN THOUSANDS)

1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Asahi Seimei-Prudential Associates, Number Three (the "Joint Venture") owns five office buildings, two garages leased to two tenants and land with a surface parking lot located in Cambridge, Massachusetts (collectively, "Technology Square and The Draper Building"). Asahi International Ltd. and The Prudential Insurance Company of America ("Prudential") are the Joint Venture Partners and each have a 50% interest in the Joint Venture.

    The accompanying Historical Summary has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of Technology Square and The Draper Building have been excluded. Excluded expenses consist of depreciation and amortization, interest and asset management costs not directly related to the future operations of Technology Square and The Draper Building.

    Rental income is recognized on a straight line basis over the term of the related leases.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LEASES

    The Joint Venture, as lessor, has entered into non-cancelable operating leases at Technology Square and The Draper Building. Minimum future rentals under the leases in effect at December 31, 1997 are summarized as follows:

YEAR
-----------------------------------------------------------------------------------
1998...............................................................................  $   8,309
1999...............................................................................      5,616
2000...............................................................................      2,923
2001...............................................................................      2,436
                                                                                     ---------
                                                                                     $  19,284
                                                                                     ---------
                                                                                     ---------

    The leases at Technology Square are generally for a term greater than one year and no more than five years and provide for operating expense reimbursement, real estate tax escalations and, in certain cases, increases in minimum rent. The Draper Building is leased on a triple net basis to a single tenant on a long-term lease through 2001, with extension options through October 2051. Approximately 99% of Technology Square and The Draper Building's revenue at December 31, 1997 was derived from three tenants.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of

Beacon Capital Partners, Inc.

    We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (the "Historical Summary") for Brandywine Place, Crosspoint Atrium, Forest Abrams Place, 6500 Greenville Avenue, Northcreek Place II, One Glen Lakes, Park North Business Center, Plaza at Walnut Hill, Richardson Business Center, Richardson Commerce Centre, Sherman Tech, T. I. Business Park, and Venture Drive Tech Center (collectively, known as "The Breunig Portfolio") for the year ended December 31, 1997. This Historical Summary is the responsibility of The Breunig Portfolio's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. as described in Note 1, and is not intended to be a complete presentation of The Breunig Portfolio's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 of The Breunig Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 1, 1998

   COMBINED HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                           FOR THE BREUNIG PORTFOLIO

                             (DOLLARS IN THOUSANDS)

                                                                              SIX MONTHS ENDED      YEAR ENDED
                                                                                JUNE 30, 1998    DECEMBER 31, 1997
                                                                              -----------------  -----------------
                                                                                 (UNAUDITED)
Gross income
  Rental income.............................................................      $   5,695          $   9,843
  Reimbursement of operating expenses and taxes.............................            366                658
  Other income..............................................................            146                279
                                                                                     ------             ------
Total gross income..........................................................          6,207             10,780
                                                                                     ------             ------
Direct operating expenses
  Property operating........................................................          2,521              4,584
  Real estate taxes.........................................................            809              1,470
                                                                                     ------             ------
Total direct operating expenses.............................................          3,330              6,054
                                                                                     ------             ------
Gross income in excess of direct operating expenses.........................      $   2,877          $   4,726
                                                                                     ------             ------
                                                                                     ------             ------

                            See accompanying notes.

              NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME
                         AND DIRECT OPERATING EXPENSES
                           FOR THE BREUNIG PORTFOLIO

                             (DOLLARS IN THOUSANDS)

1. GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Presented herein is the combined historical summary ("Historical Summary") of gross income and direct operating expenses of the following properties, (collectively, "The Breunig Portfolio") all of which are located in or near Dallas, Texas:

Brandywine Place                       Plaza at Walnut Hill
Crosspoint Atrium                      Richardson Business Center
Forest Abrams Place                    Richardson Commerce Centre
6500 Greenville Avenue                 Sherman Tech
Northcreek Place II                    T I Business Park
One Glen Lakes                         Venture Drive Tech Center
Park North Business Center

    The mixed-use properties were acquired by Beacon Capital Partners, Inc. on July 1, 1998.

    The accompanying Historical Summary has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Beacon Capital Partners, Inc. Accordingly, certain historical expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of The Breunig Portfolio have been excluded. Excluded expenses consist of depreciation and amortization, and interest not directly related to the future operations of The Breunig Portfolio.

    During 1997, Breunig Commercial purchased Park North Business Center and Forest Abrams Place. These properties were owned for three months and six months of 1997, respectively. Partial year financial information is presented within the Historical Summary for the two properties. In addition, on July 1, 1998, Breunig acquired one additional property referred to as Bank One LBJ. No financial information with respect to this property is presented within the accompanying Historical Summary. Inclusion of these three properties for the months prior to their acquisition in the accompanying Historical Summary would not have resulted in a material change to the amounts presented.

    Rental income is recognized on a straight line basis over the term of the related leases.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

              NOTES TO COMBINED HISTORICAL SUMMARY OF GROSS INCOME
                         AND DIRECT OPERATING EXPENSES
                           FOR THE BREUNIG PORTFOLIO

                             (DOLLARS IN THOUSANDS)

2. LEASES

    Minimum future rentals under operating leases with The Breunig Portfolio in effect at December 31, 1997 are summarized as follows:

YEAR
-----------------------------------------------------------------------------------
1998...............................................................................  $  10,848
1999...............................................................................      8,967
2000...............................................................................      6,634
2001...............................................................................      4,661
2002...............................................................................      3,255
Thereafter.........................................................................      5,502
                                                                                     ---------
                                                                                     $  39,867
                                                                                     ---------
                                                                                     ---------

    Terms of the leases range from one to fifteen years and provide for operating expense reimbursement, real estate tax escalations and, in certain cases, increases in minimum rent.

                                  SCHEDULE III
                         BEACON CAPITAL PARTNERS, INC.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                                   GROSS AMOUNT AT WHICH
                                                                     SUBSEQUENT TO ACQUISITION            CARRIED
                                                INITIAL COST                                         AT CLOSE OF PERIOD
                                          ------------------------  ----------------------------  ------------------------
                                                     BUILDINGS AND                BUILDINGS AND              BUILDINGS AND
DESCRIPTION               ENCUMBRANCES      LAND     IMPROVEMENTS      LAND       IMPROVEMENTS      LAND     IMPROVEMENTS
-----------------------  ---------------  ---------  -------------     -----     ---------------  ---------  -------------
COMMERCIAL AND
  INDUSTRIAL PROPERTIES
Technology Square & The
  Draper Building,
  Cambridge, MA........     $      --     $  36,162    $  87,172     $      --      $     796     $  36,162    $  87,968
Dallas Office and
  Industrial Portfolio,
  Dallas, TX...........        21,570        14,932       77,083            --            329        14,932       77,412
                              -------     ---------  -------------         ---         ------     ---------  -------------
Total..................     $  21,570     $  51,094    $ 164,255     $      --      $   1,125     $  51,094    $ 165,380
                              -------     ---------  -------------         ---         ------     ---------  -------------
                              -------     ---------  -------------         ---         ------     ---------  -------------


                                                                                 LIFE ON WHICH
                                                                                DEPRECIATION IN
                                                     DATE OF                     LATEST INCOME
                                     ACCUMULATED   CONSTRUCTION/    DATE           STATEMENT
DESCRIPTION                TOTAL    DEPRECIATION    RENOVATION    ACQUIRED        IS COMPUTED
-----------------------  ---------  -------------  ------------  -----------  -------------------
COMMERCIAL AND
  INDUSTRIAL PROPERTIES
Technology Square & The
  Draper Building,
  Cambridge, MA........  $ 124,130    $   1,131      1962-1976      6/24/98              (1)
Dallas Office and
  Industrial Portfolio,
  Dallas, TX...........     92,344          985      1975-1996       7/1/98              (1)
                         ---------       ------
Total..................  $ 216,474    $   2,116
                         ---------       ------
                         ---------       ------
                                (2)          (2)

(1) Depreciaton of building, improvements and personal property is calculated over the following useful lives using the straight-line method.

   Buildings and improvements--40 years

   Tenant improvements--over the terms of the related leases

   Personal property--3 to 10 years

(2) Included in the BCP financial statements are corporate equipment and improvements which are not included in this schedule.

The aggregate cost for federal income tax purposes was approximately $155,154 at December 31, 1998.

The changes in total real estate assets and accumulated depreciation for the period January 21, 1998 (Inception) to December 31, 1998 are as follows:

                       REAL ESTATE ASSETS                                             ACCUMULATED DEPRECIATION
----------------------------------------------------------------  ----------------------------------------------------------------
Balance, beginning of period.................      $      --      Balance, beginning of period.................      $      --
Acquisitions, construction costs and
  improvements...............................        216,474      Depreciation for period......................          2,116
                                                    --------                                                          --------
Balance, end of period.......................      $ 216,474      Balance, end of period.......................      $   2,116
                                                    --------                                                          --------
                                                    --------                                                          --------

                                  SCHEDULE III
                             BEACON/PW KENDALL LLC
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                                   GROSS AMOUNT AT WHICH
                                                                     SUBSEQUENT TO ACQUISITION            CARRIED
                                                INITIAL COST                                         AT CLOSE OF PERIOD
                                          ------------------------  ----------------------------  ------------------------
                                                     BUILDINGS AND                BUILDINGS AND              BUILDINGS AND
DESCRIPTION               ENCUMBRANCES      LAND     IMPROVEMENTS      LAND       IMPROVEMENTS      LAND     IMPROVEMENTS
-----------------------  ---------------  ---------  -------------     -----     ---------------  ---------  -------------
COMMERCIAL PROPERTIES
The Athenaeum
  Portfolio, Cambridge,
  MA...................     $  68,804     $  35,773    $ 159,729     $      --      $     314     $  35,773    $ 160,043
                              -------     ---------  -------------         ---         ------     ---------  -------------
                              -------     ---------  -------------         ---         ------     ---------  -------------


                                                                                 LIFE ON WHICH
                                                                                DEPRECIATION IN
                                                     DATE OF                     LATEST INCOME
                                     ACCUMULATED   CONSTRUCTION/    DATE           STATEMENT
DESCRIPTION                TOTAL    DEPRECIATION    RENOVATION    ACQUIRED        IS COMPUTED
-----------------------  ---------  -------------  ------------  -----------  -------------------
COMMERCIAL PROPERTIES
The Athenaeum
  Portfolio, Cambridge,
  MA...................  $ 195,816    $   2,668      1885-1994       5/1/98              (1)
                         ---------       ------
                         ---------       ------

(1) Depreciaton of building, improvements and personal property is calculated over the following useful lives using the straight line method.

   Buildings and improvements--40 years

   Tenant improvements--over the terms of the related leases

   Personal property--3 to 10 years

The aggregate cost for federal income tax purposes was approximately $195,816 at December 31, 1998.

The changes in total real estate assets and accumulated depreciation for the period April 16, 1998 (Inception) to December 31, 1998 are as follows:

                       REAL ESTATE ASSETS                                             ACCUMULATED DEPRECIATION
----------------------------------------------------------------  ----------------------------------------------------------------
Balance, beginning of period.................      $      --      Balance, beginning of period.................      $      --
Acquisitions, construction costs and
  improvements...............................        195,816      Depreciation for period......................          2,668
                                                    --------                                                          --------
Balance, end of period.......................      $ 195,816      Balance, end of period.......................      $   2,668
                                                    --------                                                          --------
                                                    --------                                                          --------

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    PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS
PROSPECTUS. BEACON CAPITAL PARTNERS, INC. HAS NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

    NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE SECURITIES OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY SUCH JURISDICTION. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS APPLICABLE IN THAT JURISDICTION.
                            ------------------------

                               TABLE OF CONTENTS

                                                      PAGE
                                                      -----
FORWARD-LOOKING STATEMENTS.......................           i
PROSPECTUS SUMMARY...............................           1
RISK FACTORS.....................................           7
THE COMPANY......................................          27
USE OF PROCEEDS..................................          63
PRICE RANGE OF SHARES AND DISTRIBUTION POLICY....          63
INVESTMENT STRATEGIES AND EXPERIENCE.............          65
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT.................................          70
CAPITALIZATION...................................          72
SELECTED HISTORICAL AND UNAUDITED PRO FORMA
  FINANCIAL DATA.................................          73
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS............          74
DESCRIPTION OF SECURITIES........................          84
CERTAIN PROVISIONS OF MARYLAND LAW AND OF BCP'S
  CHARTER AND BYLAWS.............................          90
COMMON STOCK AVAILABLE FOR FUTURE SALE...........          95
OPERATING PARTNERSHIP AGREEMENT..................          96
FEDERAL INCOME TAX CONSIDERATIONS................         101
ERISA CONSIDERATIONS.............................         119
SELLING STOCKHOLDERS.............................         120
PLAN OF DISTRIBUTION.............................         133
LEGAL MATTERS....................................         134
EXPERTS..........................................         134
AVAILABLE INFORMATION............................         135
INDEX TO FINANCIAL STATEMENTS AND SCHEDULES......         F-1

                               20,394,843 SHARES

                                 BEACON CAPITAL
                                 PARTNERS, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               SEPTEMBER 8, 1999

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